Regis
trati
on
No.
024-
10363
SECURITIES AND EXCHANGE COMMISSION
POST QUALIFICATION AMENDMENT NO. 4
TO
FORM 1-A
REGULATION A OFFERING STATEMENT
UNDER
THE SECURITIES ACT OF 1933
STEUBEN TRUST CORPORATION
(Exact name of issuer as specified in its
charter)
NEW YORK
(State or other jurisdiction of incorporation
or organization)
One Steuben Square, Hornell, New York 14843-
1699
(607) 324-5010
(Address, including zip code, and telephone
number, including area code,
of issuer?s principal executive offices)
Christine C. Lachnicht, Esq.
UNDERBERG & KESSLER LLP
300 Bausch & Lomb Place
Rochester, New York 14604
(585) 258-2800
(Name, address, including zip code, and
telephone number, including area code,
of agent for service)
6060	16-1368310
Primary Standard
Industrial	I.R.S. Employer
Classification Code
Number	Identification Number
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ X ]
This Offering Statement shall only be
qualified upon order of the Commission,
unless a subsequent amendment is filed
indicating the intention to become qualified by operation of the terms of Regulation A.


PART I
NOTIFICATION
Item 1.	Significant Parties
List the full names and business and residential
 addresses,
as applicable, for the following persons:
(a) and (b):	The Issuer?s Directors and
Officers:
Name	Business Address	Residence Address
Robert U. Blades, Jr.	Blades Holding Company,
Inc.	1609 Heather Heights
Director	Hornell, New York 14843	Hornell, New York
14843
Brenda L. Copeland	One Steuben Square	5863
Dineen Road
President, Chief Executive	Hornell, New York 14843-
1699	Hornell, New York 14843
Officer and Director
Michael E. Davidson	Davidson?s Furniture	212
Main Street
Director	161 Main Street	Hornell, NY 14843
Hornell, NY 14843
Charles M. Edmondson	Alfred University	71
Pine Hill Drive
Director	Saxon Drive, Carnegie Hall	Alfred, New York
14802
Alfred, New York 14802
Mary E. Hilfiger	One Steuben Square	80
Bennett Street
Corporate Secretary	Hornell, New York 14843-
1699	Hornell, New York 14843
Stoner E. Horey	(Not applicable)	3461
Pierce Road
Director	Canisteo, New York 14823
L. Victor Myers	(Not applicable)	8067
Gleason Road
Director	Lima, NY 14485
James P. Nicoloff	One Steuben Square	62
Maple Street
Executive Vice President,	Hornell, New York 14843-
1699	Hornell, New York 14843
Treasurer and
Chief Financial Officer
Charles D. Oliver	Charles F. Oliver & Son
	8 North Street
Director	17 South Church Street	Canaseraga, New York 14822
Canaseraga, New York 14822
Amanda S. Parker	Parker & Lubanski, CPAs.
LLP	68 Covington Street
Director	1 Lake Street, Suite 203	Perry, New York
14530
Perry, New York 14530
David A. Shults	Shults & Shults	66 Maple
Street
Chairman of the Board	9 Seneca Street	Hornell,
New York 14843
and Director	Hornell, New York 14843
Eric Shults	Shults & Shults	427
Seneca Road
Director	9 Seneca Street	Hornell, New York 14843
Hornell, New York 14843
Sherry C. Walton	(not applicable)	4165
Grandview Avenue
Director	Wellsville, New York 14895
Brian L. Wilkins	Wilkins RV	423 Seneca Road
7520 State Route 415	Hornell, New York 14843
Bath, New York 14810


(c)	The Issuer has no general partners.
(d)	The record owners of 5% or more of any class of the
Issuer?s equity securities:
Name	Business Address	Residence Address
Steuben Trust Company,	One Steuben Square	(not
applicable)
as Trustee for Richard W.
	Hornell, New York
14843-1699
Bradley QTIP Trust
David A. Shults	9 Seneca Street	66 Maple Street
Hornell, New York 14843	Hornell, New York 14843
Dick T. Hollands	Not applicable	900 N Taylor St. #238
McLean, Virginia 22102-3419
(e)	The beneficial owners of 5% or more of any
class of the Issuer?s equity securities: See
responses under (d) above.
(f)	Promoters of the Issuer: Not applicable.
(g)	Affiliates of the Issuer: Affiliates of the issuer are
its banking subsidiary, Steuben Trust Company, and a subsidiary trust, Steuben Statutory Trust II.
(h)	Counsel to the issuer with respect to the proposed
offering:
Underberg & Kessler LLP, 300 Bausch & Lomb Place,
Rochester, New York 14604
(i)	through (m):
Each underwriter with respect to the proposed offering; the underwriter?s directors; the underwriter?s officers; the underwriter?s general partners; and counsel to the underwriter:
In each case, not applicable.
Item 2. Application of Rule 262
       (a)	No person identified in
response to Item 1 is subject to any of the
disqualification provisions set forth in Rule 262.
       (b)	Not applicable.
Item 3. Affiliate Sales Not applicable.
Item 4. Jurisdictions in Which Securities Are to be
Offered
       (a)	None.
       (b)	The Common Stock to be
offered by the Issuer in its Share Owner Dividend
Reinvestment and Stock Purchase Plan (?Plan?) will be offered to the Issuer?s existing shareholders who reside in the states of: Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, New
Jersey, New York, North Carolina, Ohio, Oregon,
Pennsylvania, Tennessee, Texas, Virginia, and Washington.
The Plan and any shares of Common Stock purchased by the Issuer for such Plan are being offered to existing shareholders of the Issuer by delivery of the final
Offering Circular by United States mail.
Item 5. Unregistered Securities Issued
or Sold Within One Year Not
applicable.
Item 6. Other Present or
Proposed Offerings
None.
Item 7. Marketing
Arrangement
s None; not
applicable.
Item 8. Relationship With Issuer of Experts
Named in Offering Statement Not
applicable.
Item 9. Use of a
Solicitation of
Interest Document No;
not applicable.


PART II
OFFERING CIRCULAR


OFFERING CIRCULAR
STEUBEN TRUST CORPORATION
SHARE OWNER DIVIDEND REINVESTMENT AND STOCK
PURCHASE PLAN
165,000 shares of Common Stock
$1.00 par value
TO THE COMMON SHAREHOLDERS OF STEUBEN TRUST
CORPORATION:
(?STC? or the ?Company?) Share Owner
Dividend Reinvestment and Stock Purchase
Plan (the ?Plan?). The Plan offers our
shareholders who own the Company?s Common
Stock the opportunity to automatically
reinvest any cash dividends on your Common
Stock in the purchase of additional shares of Common Stock. No brokerage commissions, fees, or service charges will be paid by shareholders participating in the Plan for purchases of shares made under the Plan.
Dividends will be reinvested on a quarterly basis as paid. The Plan may purchase shares of Common Stock on the open market or from the Company for the accounts of participants in the Plan, as further described herein.
Shareholders may enroll in the Plan by
completing the enclosed Authorization Form and returning it to American Stock Transfer and Trust Company, LLC, 6201 15th Avenue,
Brooklyn, New York 11219, the Company?s
Agent for administering the Plan.
Shareholders enrolled in the Plan will
continue in the Plan until they notify
American Stock Transfer and Trust Company,
LLC in writing that they wish to withdraw from participation in the Plan.
If you do not wish to participate in the Plan, you do not need to take any action.
You will continue to receive your cash
dividends, if and when declared, by check.
Additional information about the Plan is provided in question-and-answer form in this Prospectus. Should any additional questions arise, please contact us.
Sincerely,
Brenda L. Copeland,
President and Chief Executive Officer
This Offering Circular relates to 165,000 shares of Common Stock, par value $1.00 per share, of the Company registered for sale under the Plan. Please retain this Offering
Circular for future reference.
The date of commencement of this offering is October ___, 2015.


STEUBEN TRUST CORPORATION
One Steuben Square
Hornell, New York 14843-1699
(607) 324-5010
165,000 shares of Common Stock
All the shares of Common Stock offered
hereby are being sold by Steuben Trust
Corporation (?STC? or the ?Company?). There
is no public market for the Common Stock
and it is unlikely that a public market
will develop as a result of this Offering.
The Company does not intend to list the
Common Stock on any securities exchange or
the NASDAQ Stock Market. The offering price
will be determined as set forth in the
Plan, a copy of which is attached hereto as
Annex 1.
THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION DOES NOT PASS UPON THE MERITS OF
OR GIVE ITS APPROVAL TO ANY SECURITIES
OFFERED OR THE TERMS OF THE OFFERING, NOR
DOES IT PASS UPON THE ACCURACY OR
COMPLETENESS OF ANY OFFERING CIRCULAR OR
OTHER SELLING LITERATURE. THESE SECURITIES
ARE OFFERED PURSUANT TO AN EXEMPTION FROM
REGISTRATION WITH THE COMMISSION; HOWEVER,
THE COMMISSION HAS NOT MADE AN INDEPENDENT
DETERMINATION THAT THE SECURITIES OFFERED
HEREUNDER ARE EXEMPT FROM REGISTRATION.
SEE ?RISK FACTORS? BEGINNING ON PAGE 6 FOR
INFORMATION THAT SHOULD BE
CONSIDERED BY PROSPECTIVE INVESTORS.
Underwriting
Discounts and	Proceeds
to the
Price to Public (1)	Commissions
	Company
P
e
r

S
h
a
r
e
$
_
_
_
_
$
-
0
-
$
T
o
t
a
l
$
_
_
_
_
$
-
0
-
$ ____

(1) As described in the Offering Circular under the heading ?Plan Of Distribution?
Share Owner Dividend Reinvestment And Stock
Purchase Plan?Purchases? the maximum price to the public will be the greater of (a) the weighted-average stock price for the Company?s stock over the 90 days preceding the ?ex-dividend ?date, (b) the simple average stock price for the Company?s stock over the 90 days preceding the ?ex-dividend? date or (c) the Company?s book value as of the end of the month in which the dividend is declared. In the event that the Board of Directors determines this does not reflect the stock?s fair market value, stockholders, will be so notified by a supplement to this Offering Circular.
The date of this Offering Circular is
October 2, 2015
THE SHARES OF COMMON STOCK OFFERED HEREUNDER
ARE NOT A DEPOSIT OR AN ACCOUNT OF OUR BANK
SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL
DEPOSIT INSURANCE CORPORATION OR ANY OTHER
GOVERNMENT AGENCY.
THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL
OUR COMMON STOCK AND IS NOT SOLICITING AN OFFER
TO BUY OUR COMMON STOCK EXCEPT TO OUR EXISTING
SECURITY HOLDERS.


TABLE OF CONTENTS
PAGE
SUMMARY	4
SELECTED FINANCIAL & OTHER DATA	5
RISK FACTORS	6
PLAN OF DISTRIBUTION
	1
0
PURPOSE
	1
0
ADVANTAGES
	1
0
ADMINISTRATION
	1
1
PARTICIPATION
	1
1
COSTS
	1
2
PURCHASES
	1
2
VOLUNTARY ADDITIONAL CASH PAYMENTS
	1
3
WITHDRAWAL FROM PARTICIPATION
	1
3
OTHER INFORMATION
	1
3
INFORMATION REGARDING THE COMPANY
	1
7
GENERAL
	1
7
BUSINESS AND COMPETITION
	1
7
REGULATION AND SUPERVISION
	2
9
PROPERTIES
	3
1
USE OF PROCEEDS
	3
1
DESCRIPTION OF CAPITAL STOCK
	3
1
DIRECTORS AND EXECUTIVE OFFICERS
	3
3
COMPENSATION OF DIRECTORS AND OFFICERS
	3
5
SECURITY OWNERSHIP OF MANAGEMENT
	3
6
AND CERTAIN SHAREHOLDERS
CERTAIN TRANSACTIONS
	3
8
LITIGATION
	3
8
AVAILABLE INFORMATION
	3
8
INDEPENDENT AUDITOR AND LEGAL PROVIDER
	3
9
INDEPENDENT AUDITOR?S REPORT
	F
-1
CONSOLIDATED FINANCIAL STATEMENTS AND
	F
-3
NOTES THERETO AS OF
AND FOR YEARS ENDED
DECEMBER 31, 2014 AND
2013
CONDENSED CONSOLIDATED UNAUDITED
FINANCIAL	F-22
STATEMENTS FOR SIX MONTHS
ENDED JUNE 30, 2015 AND 2014
ANNEX 1 -- DIVIDEND REINVESTMENT AND
STOCK PURCHASE PLAN ANNEX 2 --
AUTHORIZATION FORM FOR PARTICIPATION IN
PLAN


SUMMARY
       The Plan provides all holders of the Company?s Common Stock the ability to automatically reinvest all or a portion of any cash dividends declared by the Company or to voluntarily invest certain additional cash payments into additional shares of Common Stock. This Offering Circular explains the potential risks to those investing funds through the Plan and provides detailed information with respect to the purpose, advantages, administration, participation, and costs associated with investing through the Plan. In addition, the Offering Circular gives detailed information with respect to making purchases under the Plan, and how and when an investor may withdraw from the Plan.
       Finally, the Offering Circular gives detailed information with respect to the Company, its business, and competition. This information includes statistical, financial, and descriptive detail of the Company?s lending activities, as well as the regulation and supervision of the Company by Federal and New York State authorities. The capitalization of the Company is also discussed, as well as its management.


SELECTED FINANCIAL AND OTHER DATA (Unaudited)
The following tables set forth our selected consolidated historical financial and other data for the years and at the dates indicated. The information at June 30, 2015, and 2014 and for the periods then ended is derived in part from consolidated financial statements and notes thereto beginning at page F-22. The information at December 31, 2014 and 2013 and for the years or periods then ended is derived from consolidated financial statements and notes thereto beginning on page F-1. The selected consolidated financial data below should be read in conjunction with our consolidated financial statements and the accompanying notes and Management?s Discussion and Analysis of Financial Condition and Results of Operations. The historical results are not necessarily indicative of results that may be expected for any future period. Condensed Consolidated
Statements of
Condition
December 31,
2014	2013
    June
30, 2015
2014

(Dollars in
Thousands)


Assets




Cash and Due From Banks
$	10,374
13,913
17,331
13,90
3
Loans, net
265,857
239,513
264,70
2
247,85
4
Investment Securities
174,980
161,483
187,983
181,50
9
Premises & Equipment
6,914
7,181
6.779
7,059
Other Assets
16,616
16,752
16,047
15,31
0
Total Assets
$	474,741
438,842
492,842
465,63
5
Liabilities




Deposits
$	383,364
352,952
417,62
4
378,82
7
Borrowings
38,500
38,000
21,000
35,50
0
Subordinated Debentures
2,062
2,062
2,062
2,062
Accrued Interest Payable
99
85
90
100
Other Liabilities
4,941
3,383
4,971
3,525
Total Liabilities
$	428,966
396,482
445,74
7
420,01
4
Shareholders? Equity




Common Stock
$	1,738
1,728
1,743
1,734
Additional Paid-In Capital
4,818
4,502
4,979
4,668
Undivided Profits
41,339
38,188
42,926
39,68
5
Accumulated Other Comprehensive
Income(Loss)
392
(131)
(41)
1,647
Treasury Stock
(2,512)
(2,234)
(2,512
)
(2,42
0)
Total Steuben Trust
Corporation
45,775
42,053
47,095
45,31
4
Shareholders? Equity




Non-controlling interest
----
307
---
307
Total
Equity
45,775
42,360
47,095
45,62
1
Total Liabilities and
Shareholders? Equity
$	474,741
438,842
492,842
465,63
5


Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data)
Inter
est
Incom
e
Inter
est
Expen
se
Twelve Months
Ended
12/31/14	12/31/13
Six Months Ended
6/30/15	6/30/14

$	16,501
1,066
15,
707
1,0
27
8,599
546
8,0
62
507
Net Interest Income
15,435
1
4
,
6
8
0
8.053
7,
55
5
Provision for Loan Losses
357
1
5
4
69
18
7
Net Interest Income
After Provision for Loan
Losses
15,078
1
4
,
5
2
6
7,984
7,
36
8
Other Operating Income
4,850
4
,
8
3
1
2,258
2,
34
1
Operating Expenses
13,013
1
2
,
7
6
5
6,813
6,
37
4
Income Before Income Tax
6,915
6
,
5
9
2
3,429
3,
33
5
Income Tax
2,000
1
,
8
4
0
941
95
9
Net Income
4,915
4
,
7
5
2
2,488
2,
37
6
Less: net inc. attrib. to
non-controlling interest
46
2
8
---
28
Net income available to




Steuben Trust
Corporation
$	4,869
4
,
7
2
4
2,488
2,
34
8
Basic Earnings Per Share
$	2.97
2
..
8
8
1.52
1.
44
Diluted Earnings Per Share
$	2.97
2
..
8
7
1.51
1.
43

Year ended
December 31,
Six Months Ended
June 30,*
Other Financial Information
2014
2
0
1
3
2015
20
14
Return on Average Assets
1.06%
1
..
1
1
%
1.00%
1.
03
%
Return on Average Equity
10.80
%
1
1
..
5
7
%
10.53%
10
..6
9%
Dividend Payout Ratio
35.28
%
0
..
0
0
%
36.23%
36
..2
1%
*Six month period results are annualized in computing ratios.
RISK FACTORS
PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY
THE FOLLOWING FACTORS IN ADDITION TO THE OTHER
INFORMATION CONCERNING THE COMPANY AND ITS
BUSINESS CONTAINED IN THIS OFFERING CIRCULAR
BEFORE PURCHASING THE SHARES OFFERED HEREBY.
THE COMPANY MAY BE UNABLE TO PAY DIVIDENDS OR ITS
ABILITY TO PAY DIVIDENDS MAY BE RESTRICTED.
The Company's ability to pay dividends to holders of its Common Stock is dependent on receipt of cash dividends from its wholly-owned subsidiary, Steuben Trust Company (the ?Bank?). Federal regulations limit the amount of cash dividends which the Bank may pay to the Company and may restrict the amount of dividends payable by the Company. Failure to obtain sufficient funds from the Bank to make periodic dividend payments will adversely affect the Company's ability to pay dividends to the holders of the Common Stock. The
Bank?s ability to make dividend payments is subject to the Bank maintaining profitable operations. There can be no assurance that future earnings will support dividend payments to the Company.
The Board of Governors of the Federal Reserve
System (the ?Federal Reserve Board?) has the power to prohibit the payment of dividends by a bank holding company if actions by such a company constitute an unsafe or unsound practice. The
Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that the company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company's capital needs, asset quality, and overall financial condition.
The Federal Reserve Board indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Federal Reserve Board policy also requires that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity. These policies could affect the ability of the Company to pay cash dividends.


Federal legislation also prohibits depository
institutions insured by the Federal Deposit
Insurance Corporation (the ?FDIC?), such as the
Bank, from paying dividends or making capital
distributions that would cause the institution to
fail to meet minimum capital requirements. In
addition, under the New York Banking Law, the Bank
may only pay dividends up to an amount equal to its
net profits for the current year combined with its
retained net profits of the preceding two years.
NO PUBLIC MARKET FOR STOCK; COMPANY NOT REQUIRED TO
FILE PERIODIC REPORTS WITH THE SEC
There is no public market for the Company?s Common
Stock offered hereby and there can be no assurance
that any trading market will develop at any time in
the future. Additionally, the Common Stock offered
hereby is offered pursuant to an exemption from the
registration requirements under the Securities Act
pursuant to SEC Regulation A as a Tier 1 offering.
The Company is not and will not be required to file
periodic reports with the SEC as a result of this
Offering or otherwise be subject to the provisions
of the Securities Exchange Act of 1934, as amended
(the ?Exchange Act?) or the rules of the SEC
applicable to reporting companies. Such a reporting
obligation would not arise unless and until the
Company has 2,000 shareholders of record. In order
to avoid the direct and indirect costs of being a
reporting company, the Company intends to attempt
to stay below 2,000 record shareholders.
NO PUBLIC MARKET FOR STOCKS; MAY BE SUBJECT TO
PRICE FLUCTUATIONS
The Company?s stock is thinly traded and as a
result may be more subject to price fluctuations
than a more widely held and traded stock.
SIGNIFICANT COMPETITION FROM BANKS AND OTHER
FINANCIAL INSTITUTIONS OFFERING SIMILAR SERVICES
The Company faces significant competition from many
banks, savings institutions, and other financial
institutions, which have branch offices or
otherwise operate in the Company's market area, as
well as many other companies now offering a variety
of financial services. Many of these competitors
have substantially greater financial resources than
the Company, including a larger capital base that
allows them to attract customers seeking larger
loans than the Bank is able to make.
LOCAL, NATIONAL, AND INTERNATIONAL ECONOMIC
CONDITIONS AND GOVERNMENT MONETARY AND FISCAL
POLICIES MAY ADVERSELY IMPACT PROFITABILITY
Commercial banking is affected, directly and
indirectly, by local, domestic and international
economic and political conditions, and by
government monetary and fiscal policies. Conditions
such as inflation, recession, unemployment,
volatile interest rates, tight money supply, real
estate values, international conflicts and other
factors beyond the control of the Company and the
Bank may adversely affect the potential
profitability of the Company and the Bank. The
Company is not immune from the effects of the
global economy. Maintaining profitability remains
an ongoing challenge. It should be noted that the
recent recovery in the stock market has improved
the overall wealth of many households. However,
most of this additional wealth is in 401(k) plans
or other retirement accounts. Therefore, the
spending power of these households has not been
greatly increased. Volatility in the stock market
remains a risk to household wealth levels as well
as consumer confidence. Generally, the unemployment
rates have recovered from the historic highs from a
few years ago. However, the Company is sensitive to
regional factors due to its geographic
concentration.
FEDERAL AND STATE REGULATIONS COULD AFFECT THE
COMPANY AND THE BANK BY INCREASING COSTS OF
OPERATIONS
The operations of the Company and the Bank are
heavily regulated and will be affected by present
and future legislation and by the policies
established from time to time by various federal
and state regulatory authorities. In particular,
the monetary policies of the Federal Reserve Board
have had a significant effect on the operating
results of banks in the past and are expected to
continue to do so in the future. In addition, the
Company is regulated by the Federal Reserve Board
under the federal Bank Holding Company Act of 1956
as amended, and the Bank is regulated both by the
New York State Department of Financial Services and
by the FDIC. Changes in applicable laws and
regulations resulting from the current turmoil in
the financial
markets are anticipated. These may result in
increased cost of operations for the Company.
Increased regulation is highly likely and as a
result the Bank?s operations may be affected, and
its costs of compliance may rise.
The Dodd-Frank Act, enacted in July 2010,
represents a comprehensive overhaul of the US
financial services industry and requires federal
agencies to implement new rules. These new rules
will include, among other things, changes to
consumer and mortgage origination requirements.
In July 2013, the Federal Reserve and the Bank?s
primary federal regulator, the FDIC and other
regulatory agencies published final rules (the
Basel III Capital Rules) that will revise their
leverage and risk-based capital requirements and
the method for calculating risk-weighted assets to
make them consistent with agreements that were
reached by the Basel Committee on Banking
Supervision and certain provisions of the Dodd-
Frank Act. Among other things, the rule establishes
a new common equity Tier 1 minimum capital
requirement (4.5% of risk-weighted assets),
increases the minimum Tier 1 capital to risk-based
assets requirement (from 4% to 6% of risk-weighted
assets) and assigns a higher risk weight (150%) to
exposures that are more than 90 days past due or
are on nonaccrual status and to certain commercial
real estate facilities that finance the
acquisition, development or construction of real
property. The final rule also requires unrealized
gains and losses on certain available -for-sale
securities holdings to be included for purposes of
calculating regulatory capital requirements unless
a one-time opt-in or opt-out is exercised. The rule
limits a banking organization?s capital
distributions and certain discretionary bonus
payments if the banking organization does not hold
a ?capital conservation buffer? consisting of 2.5%
of common equity Tier 1 capital risk-based weighted
assets in addition to the amount necessary to
meeting its minimum risk-based capital
requirements.
The final rule became effective for the Bank on
January 1, 2015. The capital conservation buffer
requirement will be phased in beginning January 1,
2016 and ending January 1, 2019, when the full
capital conservation buffer requirement will be
effective. The final rule also implemented
consolidated capital requirements, effective
January 1, 2015.
OPERATIONS OF THE COMPANY AND THE BANK DEPEND IN
LARGE PART ON EXISTING MANAGEMENT
The operations of the Company and the Bank to date
have been largely dependent on existing management.
The loss to the Company or the Bank of one or more
of its existing executive officers could have a
material adverse effect on the Company's business
and results of operations.
GEOGRAPHIC CONCENTRATION OF LOAN PORTFOLIO
The bank?s primary lending markets are the New York
counties of Steuben, Allegany, Livingston, Wyoming
and Monroe. Therefore, despite the bank?s
diversification efforts, we are still reliant on
the economy in this region as well as at risk to
any natural disasters in the area.
MANAGEMENT, THROUGH A LARGE PERCENTAGE OF
OWNERSHIP, COULD CONTROL CERTAIN SHAREHOLDER VOTES
As of June 30, 2015, Directors and officers of the
Company and their affiliates owned, or had power to
vote approximately 29.5% of the Company's
outstanding shares of Common Stock. This includes
stock options that are either vested, or will be
vested within 60 days of June 30, 2015. Management,
by virtue of this concentration of stock ownership,
may be able to control the election of the
Company?s Directors and to control the outcome of
actions requiring shareholder approval.
CERTAIN PROVISIONS MAY DETER OR DISCOURAGE A CHANGE
IN THE CONTROL OF THE COMPANY
The Company?s Certificate of Incorporation, Bylaws
and the New York Business Corporation Law contain
certain provisions which may have the effect of
deterring or discouraging, among other things, a
non-negotiated tender or exchange offer for shares
of Common Stock, a proxy contest for control of the
Company, the assumption of control of the Company
by a holder of a large block of Common Stock or
removal of the Company's management.
TEN LARGEST SHAREHOLDERS MAY BE LIABLE FOR UNPAID
WAGES AND SALARIES
New York Business Corporation Law Section 630 holds
the ten largest shareholders of a New York
corporation liable for any wages or salaries that
an employee or laborer is unable to collect from
the Company. Under Section 630, each of the ten
largest shareholders of the Company could be
personally liable for any wages or salaries earned
for services provided to the Company for which the
Company fails to make payment.
OUR ALLOWANCE FOR PROBABLE LOAN LOSSES MAY BE
INSUFFICIENT
We maintain an allowance for loan losses, which is
a reserve established through a provision for loan
losses charged to expense. This reserve represents
our best estimate of probable incurred losses
within the existing portfolio of loans. The
allowance, in our judgment, is necessary to reserve
for probable losses and risks incurred in the loan
portfolio. The level of the allowance reflects our
ongoing evaluation of various factors, including
growth of the portfolio, an analysis of individual
credits, adverse situations that could affect a
borrower?s ability to repay, prior and current loss
experience, the results of regulatory examinations,
and current economic conditions. The determination
of the appropriate level of the allowance for loan
losses inherently involves a high degree of
subjectivity and requires us to make significant
estimates of current credit risks and future
trends, all of which may undergo material changes.
Changes in economic conditions affecting borrowers,
new information regarding existing loans,
identification of additional problem loans and
other factors both within and outside our control,
including the possible collapse or insolvency of
major area employers as a result of the current
recession, may require an increase in the allowance
for loan losses. In addition, bank regulators
periodically review our allowance for loan losses
and may require an increase in the provision for
loan losses or the recognition of further loan
charge-offs, based on judgments different than
those of management. In addition, if charge-offs in
future periods exceed the allowance for loan
losses, we will need additional provisions to
increase the allowance for loan losses. Any
increases in the allowance for loan losses will
result in a decrease in net income and possibly
capital, and may have a material adverse effect on
our financial condition and results of operations.
OUR INFORMATION SYSTEMS MAY EXPERIENCE AN
INTERRUPTION OR BREACH IN SECURITY
We rely heavily on communications and information
systems to conduct our business. Any failure,
interruption or breach in security of these systems
could result in failures or disruptions in our
general ledger, deposit, loan and other systems,
including risks to data integrity. While we have
policies and procedures designed to prevent or
limit the effect of the failure, interruption or
security breach of our information systems, there
can be no assurance that any such failures,
interruptions or security breaches will not occur
or, if they do occur, that they will be adequately
addressed. The occurrence of any failures,
interruptions or security breaches of our
information systems could damage our reputation,
result in a loss of customer business, subject us
to additional regulatory scrutiny, or expose us to
civil litigation and possible financial liability,
any of which could have a material adverse effect
on our financial condition and results of
operations.
The Bank has a comprehensive Business Resumption
Contingency Plan that sets forth plans and
procedures for various types of identified risks
including but not limited to fire, flooding,
environmental disasters and technical causes. The
plan is updated periodically and approved by the
Board of Directors on an annual basis. A key
component of the plan includes backup and recovery
procedures for our core operating system. The Bank
has a contract with a third party (Sungard) for
this service, which includes the use of a test site
in the event of an emergency. Employees of the Bank
perform a restoration of the core system on an
annual basis at the test site.
OUR RESULTS MAY BE AFFECTED BY THE SOUNDNESS OF
OTHER FINANCIAL INSTITUTIONS
We engage in trading, clearing, counterparty, and
other types of transactions with other financial
services institutions. We regularly review our
exposure to these other institutions. However, a
default by one or more of these institutions could
adversely affect our results from operations and
financial condition.
PLAN OF DISTRIBUTION
SHARE OWNER DIVIDEND REINVESTMENT AND STOCK
PURCHASE PLAN
The provisions of the Plan are discussed in
question-and-answer form below. Holders of shares
of the Company?s Common Stock that do not wish to
participate in the Plan will continue to receive
cash dividends, if and when declared, by check as
in the past. Shareholders that wish to participate
in the Plan will need to complete and submit an
Authorization Form as discussed below. The Plan, a
copy of which is attached as Annex 1 to this
Offering Circular, is incorporated herein by
reference. All recipients of this Offering Circular
are urged to read the Plan in its entirety.
The Plan provides holders of the Company?s Common
Stock with a simple and convenient method of
purchasing additional shares of Common Stock
without fees of any kind. Any holder of record of
shares of Common Stock is eligible to join the
Plan.
Participants in the Plan may:
1.	Reinvest dividends
on all shares held by a participant.
2.	Reinvest dividends
on less than all of the shares (minimum of 10% of
share balance) held by a participant and continue
to receive cash dividends on the other shares.
3.	Invest by making
voluntary additional cash payments at any time in
an amount not less than $100.00, but up to
$5,000.00 per quarter, whether or not dividends are
being reinvested, and provided the Plan participant
does not reside in the state of Pennsylvania.
If a dividend has been declared, cash payments will
be invested on the dividend payment date after they
are received. Shares purchased will also be
entitled to subsequent dividends.
Purpose
(1)	What is the purpose
of the Plan?
The purpose of the Plan is to provide holders of
record of the Company?s Common Stock with a simple,
convenient and inexpensive method of investing cash
dividends and additional voluntary cash payments in
the purchase of additional shares of Common Stock
without payment of any brokerage commissions or
service charges.
Advantages
(2)	What are the
advantages of the Plan?
Plan participants may purchase additional shares of Common Stock quarterly with reinvested cash dividends on all or less than all of the shares
(minimum of 10% of share balance) of the Company?s
Common Stock, which they own. Except for Plan participants residing in Pennsylvania, participants also may elect to purchase additional shares of Common Stock quarterly with voluntary additional cash payments of a minimum of $100.00 per quarter, up to a maximum of $5,000.00 per quarter. No commissions or service charges are paid by participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a participant?s account. In addition, dividends in respect of such fractions, as well as full shares, will be credited to a participant?s account.
Dividends on the shares in the participant?s account are automatically reinvested in the purchase of additional shares of Common Stock.
Participants are assured of safekeeping of shares credited to their accounts under the Plan. Regular statements of account provide simplified record keeping. The participant?s equity in the Company will increase with each dividend payment thereby generating additional dividend income to be invested.


Administration
(3)	Who administers the
Plan for participants?
American Stock Transfer and Trust Company, LLC (the
?Agent?), 6201 15th Avenue, Brooklyn, New York, will
administer the Plan for participants, including all
record keeping, sending statements of account to
participants and performing other duties relating
to the Plan. Shares of Common Stock purchased under
the Plan will be held by and registered in the name
of the Agent or its nominee as agent for the
participants in the Plan.
Participation
(4)	How does a
shareholder participate?
A holder of record of shares of Common Stock may
join the Plan by signing the Authorization Form, a
copy of which is enclosed with this Offering
Circular as Annex 2, and returning it to American
Stock Transfer and Trust Company, LLC, 6201 15th
Avenue, Brooklyn, New York 11219. An Authorization
Form and return envelope may be obtained at any
time by calling 1-800-278-4353. Written requests
for Authorization Forms and return envelopes should
be mailed to the Agent. Shareholders may also join
the Plan after reviewing the Offering Circular on
the Agent?s website (www.amstock.com). All holders
of record of shares of Common Stock are eligible to
participate in the Plan. If a shareholder?s shares
are held in the name of a broker or nominee, the
ownership of the number of shares that the
shareholder wishes to have participate in the Plan
must first be transferred into the shareholder?s
name in order to participate in the Plan. (To
affect such a transfer, a shareholder should
contact his/her/its broker or nominee.)
(S)	When may a
shareholder join the Plan?
A holder of record of shares of Common Stock may
join the Plan at any time. An optional cash payment
may be made at any time, including when joining the
Plan, by enclosing a check or money order with an
Authorization Form.
The Authorization Form must be received by the
Agent no later than five business days prior to a
record date for a dividend in order to reinvest
that dividend through the Plan. With respect to any
Authorization Form received after such date, the
reinvestment of dividends through the Plan will
begin with the next succeeding dividend.
(6)	What does the
Authorization Form provide?
The Authorization Form provides for the purchase of
additional shares of Common Stock through the
following investment options:
1.	Reinvest dividends
paid on all shares held by a participant.
2.	Reinvest dividends
paid on less than all of the shares held by a
participant and continue to receive cash dividends
on the other shares.
3.	Invest by making
voluntary additional cash payments at any time of
not less than $100.00 per quarter and not exceeding
$5,000.00 per quarter, whether or not dividends are
being reinvested.
Cash dividends on shares credited to a
participant?s account under the Plan are
automatically reinvested in the purchase of
additional shares of Common Stock.
(7)	How may a
participant change options under the Plan?
A participant may change his/her/its investment option at any time by signing a new Authorization
Form and returning it to the Agent. Any change in option with respect to reinvestment of dividends must be received by the Agent at least five business days prior to the record date for the next succeeding dividend to allow sufficient time for processing. A participant also must submit an appropriately completed form at any time that a participant desires to make additional voluntary purchases of shares of Common Stock under the Plan.


Costs
(8)	Are there any expenses
to participants in connection with purchases under the
Plan?
No. All brokerage commissions or service charges will
be paid by the Company for open market or negotiated
purchases of shares. No brokerage fees or service
charges will be charged for purchases of shares under
the Plan directly from the Company. All costs of
administration of the Plan are paid by the Company.
Purchases
(9)	What will be the price
of shares of Common Stock purchased under the Plan?
If original issue or treasury shares are purchased
under the Plan directly from the Company, the Board of
Directors has determined that the per share price of
the Company?s Common Stock will be the greater of (a)
the weighted-average stock price for the Company?s
stock over the 90 days preceding the ?ex-dividend?
date, (b) the simple average stock price for the
Company?s stock over the 90 days preceding the ?ex-
dividend? date or (c) the Company?s book value as of
the end of the month in which the dividend is
declared. If the Board of Directors determines that
the price so calculated does not reflect the fair
market value of the Company?s Common Stock, Plan
participants will be so notified by a supplement to
this Offering Circular.
For example, if the Company declares a dividend on
October 15, 2015, to shareholders of record as of
October 27, 2015, the ?ex-dividend date? will be two
business days prior to the record, or October 23, 2015.
Such dividend will be payable on November 6, 2015. The
look-back period for calculating the fair market value
will be the period from July 25, 2015 through October
22, 2015, and the book value will be determined as of
October 31, 2015.
If shares are purchased under the Plan in the market or
in privately negotiated transactions, such purchases
will be made at prices not exceeding the price
determined as set forth above, and the price to each
participant?s account will be based on the average
price of all shares so purchased.
(10)	How many shares of
Common Stock will be purchased for participants?
The number of shares to be purchased for a participant
depends on the amount of a participant?s dividends and
the prevailing price for the common stock as determined
as set forth in section (9) hereof, as applicable, of
the Common Stock on the relevant purchase date. As soon
as possible following each dividend payment date, each
participant?s Plan account will be credited with that
number of shares, including fractional shares computed
to three decimal places, equal to the amounts to be
invested for a participant divided by the applicable
purchase price.
(11)	When will purchases of
shares under the Plan be made?
On each dividend payment date, the cash dividends
payable on all shares held in a participant?s Plan
account, together with any voluntary additional cash
payments that have been received from a participant at
least five business days prior to the record date for
such dividend, will be applied by the Agent to the
purchase of additional shares of Common Stock. Cash
dividends on all shares of Common Stock purchased for
each participant?s Plan account will automatically be
reinvested in additional shares of Common Stock as
described herein and in the Plan documents.
(12)	How will shares be
purchased?
The funds from cash dividends and voluntary additional cash payments will be used to acquire shares of Common
Stock under the Plan in one or more of the four ways:
(1) purchase newly issued shares directly from the Company; (2) purchase Treasury shares directly from the Company; (3) purchase outstanding shares in the market; (4) purchase shares in negotiated transactions. The Agent may also use any combination of these methods, as directed by the Company. If the Company sells newly issued and/or Treasury shares under the Plan, participants will become owners of such shares as of the dividend payment date. To the extent shares are purchased in the open market and/or in negotiated transactions, such shares will generally be purchased within ten business days following a dividend payment date, subject to the availability of shares in the market and to any regulatory restrictions on such purchases to which the


Company may be subject. Plan participants will become
owners of shares purchased for their accounts upon
settlement of open market or privately negotiated
purchases.
       The Company will make every effort to reinvest
all dividends promptly after receipt. No interest
will be paid on dividends or on voluntary additional
cash payments pending investment of such funds. To
the extent that any dividends and/or any voluntary
additional cash payments cannot be reinvested in
shares of Common Stock within 45 days following a
dividend payment date, then the Company reserves the
right to distribute the uninvested dividends to the
participants and to return any voluntary additional
cash payments received.
Voluntary Additional Cash Payments
(13)	How are voluntary
additional cash payments made?
       Except for Plan participants residing in
Pennsylvania (see Page 39 of the Offering Circular),
voluntary additional cash payments may be made at any
time and the amount each time may be varied. A
voluntary additional cash payment may be made when
enrolling by enclosing a check or money order with an
Authorization Form. Payments may not be less than
$100.00 per quarter and cannot exceed $5,000.00 per
quarter. The Agent will send a receipt for each
voluntary additional cash payment together with a
statement for use in making the next such payment.
Note that purchases of shares with voluntary
additional cash payments will only be made quarterly
as well, and that no interest will be paid on such
voluntary cash payments received pending the
investment of such funds. Accordingly, it is
suggested that shareholders desiring to make
voluntary additional cash purchases of shares under
the Plan submit such payments together with an
appropriately completed form to the Agent toward the
end of a quarter.
Withdrawal From Participation
(14)	How does a
participant withdraw from the Plan?
       In order to withdraw from the Plan, a
participant must send a written request to the Agent.
When a participant withdraws from the Plan,
certificates for whole shares credited to the
participant?s account under the Plan will be issued
and a cash payment will be made for any fraction of a
share, based upon the most recent average per share
purchase price of Common Stock made under the Plan
prior to the effective date of the withdrawal
multiplied by the fractional interest.
(15)	When may a
participant withdraw from the Plan?
       A participant may withdraw from the Plan at any
time. To be effective for a given dividend payment
date, the withdrawal notice must be received by the
Agent at least five business days prior to the record
date for that dividend. Any notice of withdrawal
received less than five business days prior to a
dividend record date will not be effective until
dividends paid for that record date have been
reinvested and the shares credited to the
participant?s Plan account.
(16)	Can a participant re-
enter the Plan after withdrawing? Yes, by following
the procedure for initial enrollment (see Question
4). Other Information
(17)	Will certificates
automatically be issued for shares of Common Stock purchased under the Plan?
       No. Unless requested by a participant,
certificates for shares of Common Stock purchased under the Plan will not be issued. All shares purchased will be held by the Agent as nominee of and for the benefit of Plan participants. The number of shares purchased for each participant?s Plan account will be shown on a statement of account that each participant will receive at least quarterly from the Agent. (This feature also protects against loss, theft or destruction of stock certificates.)
       Certificates for any number of full shares credited to a participant?s Plan account will be issued without charge upon written request. Such shares remain eligible to participate in the Plan, and if a participant remains in the Plan, any remaining full shares and fractional interests in the participant?s Plan account will continue to participate in the Plan as
well.
       The noncertificated shares credited to a
participant?s Plan account cannot be pledged as
collateral for a loan or other obligation of a
participant. A participant that wishes to pledge such
shares must request that certificates for such shares
be issued in his/her/its name. Certificates
representing fractional interests will not be issued
under any circumstances.
(18)	What happens when a
participant who is reinvesting the cash dividends on
shares registered in the participant?s name sells or
transfers a portion of such shares?
       If a participant who is reinvesting the cash
dividends on shares of Common Stock registered in
his/her/its name disposes of a portion of such shares
with respect to which he/she/it is participating in
the Plan, the Agent will continue to reinvest the
dividends on the remainder of such shares that are
participating in the Plan.
(19)	What happens when a
participant sells or transfers all of the shares
registered in the participant's name?
       If a participant disposes of all shares of
Common Stock registered in his/her/its name, the
Agent will continue to reinvest the dividends on any
remaining shares credited to the participant?s Plan
account unless the participant also withdraws those
shares held in his/her/its Plan account as well.
(20)	How may a participant
transfer shares held in the participant?s Plan
account?
       A Plan participant that wishes to transfer
shares held in his/her/its Plan account must first
withdraw those shares from the Plan. Upon the receipt
of the certificate(s) representing such shares, the
participant may then transfer those shares as the
participant would any other securities including
without limitation, compliance with applicable
federal and state laws.
(21)	If the Company has a
rights offering, how will a participant?s entitlement
be computed?
       A participant?s entitlement in a rights
offering will be based on the participant?s total
holdings -- just as the participant's dividend is
computed each quarter. Rights certificates will be
issued for the number of whole shares only, however,
and rights based on a fraction of a share held in a
participant?s Plan account will be sold for the
participant?s account and the net proceeds will be
treated as an optional cash payment.
(22)	What happens if the
Company issues a stock dividend or declares a stock
split?
       Any shares of Common Stock distributed as a
result of a stock dividend or stock split by the
Company on shares credited to the account of a
participant under the Plan will be added to the
participant?s Plan account. Stock dividends or split
shares distributed on shares registered in the name
of the participant will be mailed directly to the
shareholder in the same manner as to shareholders who
are not participating in the Plan.
(23)	How will a
participant?s Plan shares be voted at meetings of
shareholders?
       All shares of Common Stock credited to a
participant?s Plan account will be voted as the
participant directs. If on the record date for a
meeting of shareholders there are shares credited to
a participant?s Plan account, the participant will be
sent the proxy material for that meeting. If the
participant returns an executed proxy card in a
timely fashion, it will be voted in accordance with
the instructions so received with respect to all
shares credited to the participant?s Plan account.
All such shares may also be voted in person at any
meeting of shareholders. If the participant does not
execute and return a proxy card in a timely fashion
and does not attend the meeting and vote such shares
in person, such shares will not be voted at that
meeting.
(24)	What are the federal
income tax consequences of participation in the Plan?
       The Company has not received a ruling from the Internal Revenue Service concerning the federal income tax consequences of participating in the Plan.
Participants are urged to consult their own tax advisers


before joining the plan. However, a general
discussion of certain tax consequences follows:
       (a)	A participant in the
Plan will be treated for federal income tax purposes
as having received,
on the dividend payment date, a dividend in an amount
equal to the fair market value on the dividend
payment date of the shares of Common Stock credited
to the participant?s Plan account. To the extent that
dividends paid by the Company to its shareholders are
treated as made from the Company?s earnings and
profits, those dividends are taxed in accordance with
the provisions of the Internal Revenue Code for
federal income tax purposes. The Company has
sufficient earnings and profits such that
participants can expect that the full amount of any
dividends paid will be currently taxable to Plan
participants.
       (b)	The tax basis of
shares purchased with reinvested dividends will equal
the average price at
which all shares were acquired with respect to a
specific dividend payment. Likewise, for each
quarterly purchase of shares made with voluntary
additional cash payments, the tax basis of such
shares will equal the average price at which all such
shares were acquired.
       (c)	A participant?s
holding period for shares acquired pursuant to the
Plan both with reinvested
dividends and voluntary additional cash payments will
begin on the day following the purchase of such
shares.
       (d)	A participant will
not realize any taxable income when the participant
receives certificates
for whole shares credited to the participant?s
account, either upon the participant's request for
certain of those shares or upon withdrawal from or
termination of the Plan.
       (e)	A participant will
realize long term or short-term gain or loss when
shares are sold or
exchanged, depending upon whether the shares have
been held for more than one year at the time of
disposition. In the case of a fractional share, when
the participant receives a cash adjustment for a
fraction of a share credited to the participant's
account upon withdrawal from or termination of the
Plan, the amount of such gain or loss will be the
difference between the amount which the participant
receives for the shares or fraction of a share and
the tax basis therefor.
(25)	What are the
responsibilities of the Company and the Agent under the Plan?
       The Agent receives the participant?s dividend payments and voluntary additional cash payments, if any, invests such amounts in additional shares of the Company?s Common Stock, maintains continuing records of each participant?s account, and advises participants as to all transactions in and the status of their accounts. The Agent acts as agent for the participants.
       As soon as practical after each purchase for the account of a Plan participant, each participant will receive a statement of account from the Agent showing: the total number of shares held in the participant?s Plan account; the amount of dividends received on the shares held in the participant?s Plan account; the amount invested on the participant?s behalf, including any voluntary additional cash payments received; the number of shares purchased;
the price per share; and the acquisition date of such shares. Additionally, each participant will continue to receive copies of the Company?s annual and other periodic reports to shareholders, proxy statements, and information for income tax reporting purposes.
       The Company reserves the right to interpret and regulate the Plan as necessary or desirable in connection with the administration of the Plan. In administering the Plan, neither the Company nor the Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant?s account upon such participant?s death prior to receipt of notice in writing of such death, nor shall they have any duties, responsibilities or liabilities except as expressly set forth in the Plan.
       Participants must recognize that neither the Company nor the Agent can provide any assurance that shares of Common Stock purchased under the Plan will, at any particular time, be worth more or less than their purchase price.


(26)	May the Plan be
changed or discontinued?
While the Company currently expects to continue the Plan indefinitely, it reserves the right to suspend, modify, or terminate the Plan at any time. All participants will receive notice of any such suspension, modification, or termination. All notices from the Agent or the Company to a participant will be addressed to the participant?s last address of record with the Agent. The mailing of a notice to a participant?s last address of record will satisfy the Plan requirement of giving notice to such participant. Therefore, participants must promptly notify the Agent in writing of any change of address.
(27)	To whom
do I write for additional information
concerning the Plan? The Plan is administered by the Agent, and all correspondence should be directed to:
American Stock Transfer and Trust Company, LLC
Attention: Dividend Reinvestment Department
6201 15th Avenue
Brooklyn, New York 11219
1-800-278-4353


INFORMATION REGARDING THE COMPANY
GENERAL
The Company is a bank holding company incorporated under the New York Business Corporation Law on February 5, 1990 and headquartered in Hornell, New York. It is the sole shareholder of Steuben Trust Company (the ?Bank?), a New York chartered commercial bank that commenced operations in 1902. The Bank?s deposits are insured by the FDIC. The Bank is not a member of the Federal Reserve System.
The Company also has a subsidiary trust, Steuben Statutory Trust II (see Subordinated Debentures on page 25). The Company is exploring opportunities in other financial services.
The Bank is a locally managed and community oriented commercial bank which provides loans, both residential and commercial, and other traditional financial services to customers consisting principally of individuals and small to medium-sized businesses. The Bank attracts deposits from the general public, business and government entities through its offices and uses these funds and other available sources of funds to originate loans. The Bank seeks to provide personal attention and professional financial assistance to customers. The Bank?s philosophy includes providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures, and consistently applied credit policies.
The Bank?s market primary market area is located in Western New York State ? Steuben County (4 branches), Allegany County (7 branches), Livingston County (1 branch), Monroe County (1 branch), and Wyoming County (1 branch). Overall, the combined population of the Bank?s primary and extended markets was approximately 1 million based on 2010 census data. The three counties representing the majority of the Bank?s business ? Steuben County, Allegany County and Livingston County, had a combined population of approximately 209,000 based on 2010 census data. The City of Hornell, where the administrative offices are located, has a population of approximately 9,000 based on 2010 census data.
As of June 30, 2015, the Bank had a total of approximately 122 full-time equivalent employees.
BUSINESS AND
COMPETITION
Lending
Activities
General
At June 30, 2015, the Bank's net loan portfolio totaled $264.7 million representing approximately 53.7% of its $492.8 million of total assets at that date. The principal segments of loans in the Bank?s portfolio are commercial loans, residential mortgage loans, and consumer loans.
Commercial Loans
The Bank originates secured and unsecured loans for commercial, corporate, agricultural, and business purposes. At June 30, 2015, $173.4 million, or 64.7% of the Bank?s total loan portfolio consisted of commercial and agricultural loans. The Bank?s commercial loans consist primarily of loans secured by real estate, equipment, machinery and other corporate assets. Commercial loans are also made to provide working capital to businesses in the form of lines of credit which may be secured by real estate, accounts receivable, inventory, equipment, or other assets. The Bank had approximately $1.5 million of vehicle dealership floor plan loans to finance retail inventory outstanding at June 30, 2015, versus $1.8 million at December 31, 2014. The financial condition and cash flow of commercial borrowers are monitored by the submission of quarterly, semi-annual and annual corporate financial statements, personal financial statements, and tax returns.
The frequency of required financial information depends on the size and complexity of the credit and the collateral which secures the loan.


The Bank does not have any concentrations of loans exceeding 10% of loans to borrowers engaged in similar activities which would cause them to be similarly affected by economic or other conditions.
Residential Mortgage Loans
The Bank originates adjustable and fixed-rate residential mortgage loans and home equity loans and lines of credit to its retail customers. The Bank has historically been a portfolio lender. The Bank originates loans both for sale to the secondary market, and to hold in its portfolio. For example, during the six months ended June 30, 2015, the Bank originated and sold $4.9 million of residential mortgage loans in the secondary market. At June 30, 2015, $76.0 million, or 28.4% of the Bank?s total loan portfolio consisted of one to four family residential mortgage loans and home equity loans and lines of credit. Most of these loans are secured by property located in the Bank?s immediate market area.
The Bank may sell loans on the secondary market in order to manage liquidity and interest rate risk. At the six months ended June 30, 2015, the Bank was servicing $30.8 million in residential mortgage loans previously sold to Federal Home Loan Mortgage Corporation (FHLMC).
The Bank originates residential mortgage loans in accordance with guidelines adopted by the Board of Directors, as modified from time to time.
Pursuant to these underwriting guidelines, the Bank will lend up to 80% of the appraised value of the property securing a single-family residential mortgage loan under certain circumstances. Generally, loans up to 95% of appraised value may be granted to borrowers who obtain private mortgage insurance.
Fixed rate home equity loans generally have had a maximum term of fifteen years, but are recently being offered with terms up to twenty years. Home equity lines of credit are variable rate open-end loans that generally have terms of twenty years. If the Bank has the first mortgage, both of these types of loans can generally be up to 85% of the appraised value in aggregate. If another bank has the first mortgage, both of these types of loans are generally originated for up to 75% of appraised value, less the amount of any existing prior liens on the property. The Bank secures these loans and lines with first or second mortgages. Certain policy exceptions can be approved by officers designated by the Board of Directors.
Typically, the Bank requires fire and extended casualty insurance in order to protect the property securing its residential and other mortgage loans. Generally, title insurance is required on all residential mortgage loans, but not on home equity loans and lines. However, an attorney's opinion letter may be requested on any home equity loans and lines with loan amounts of $200,000 and greater.
Consumer Loans
The Bank offers a full range of consumer loans in order to meet demand for such financial services from its customers and because such loans typically have shorter terms and higher interest rates than commercial or residential mortgage loans. Consumer loans are made on both a direct and indirect basis and may be secured or unsecured and include motor vehicle loans, personal loans, overdraft protection and recreational vehicle loans.
The Bank?s underwriting guidelines for such loans generally require that a borrower have been in his or her present job for a minimum of two years. A credit report is obtained on each borrower. Generally, the borrower?s total debt to income ratio should not exceed 40%. Loans secured by motor vehicles typically do not exceed 100% of the value of the car. However, the ability of the borrower to repay is the primary consideration. At June 30, 2015, $18.4 million, or 6.9% of the Bank?s total loans, consisted of consumer loans.


Composition
The following table sets forth the Bank's loans by major categories as of the dates indicated:
Consumer:
At June 30,
2015
At December
31,
2014

(Dollars in Thousands)
Installment
$	18,297
17,050
Residential Mortgages
(includes home equity loans):
75,566
76,923
Commercial:


Business and agricultural
173,389
174,464
Total loans, gross
267,252
268,437
Net unearned loan origination fees
and costs
580
520
Total loans
267,832
268,957
Allowance for loan losses
(3,130)
(3,100)
Net Loans
$	264,702
265,857

Policies and Procedures
       The Bank?s written lending policies require underwriting, loan documentation, and credit analysis standards to be met prior to funding any loan. Lending authorities for the Bank?s officers are established by the Bank's Board of Directors consistent with the knowledge, training, experience, and lending record of each officer. Loan decisions for credits in excess of $750,000 are made by the Bank?s Board of Directors, or a Loan Committee comprised largely of Directors. After the loan has been approved and funded, continued periodic review is required. Due to the secured nature of residential mortgage loans and the smaller balances of individual installment loans, sampling techniques are used on a continuing basis for credit reviews of these loan types. The Bank has a policy of discontinuing accrual of interest income at the time the loan becomes 90 days delinquent, unless the loan is well secured and in process of collection. If circumstances warrant, accrual of interest may be discontinued prior to 90 days. If a loss of loan principal is anticipated, any payments received on that non-accrual loan is credited to principal until full recovery of past due payments has been recognized. The loan is not restored to accrual status until the customer demonstrates the ability to service the loan over its remaining life in accordance with the underlying note agreement. Loans are charged off in whole or in part upon a determination that a loss will occur. The Bank considers a loan impaired when, based on current information and events, it is probable that it will be unable to collect all amounts of principal and interest under the original terms of the agreement. Accordingly, the Bank measures certain impaired commercial loans based on the present value of future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Bank collectively evaluates large groups of small balance, homogeneous loans which include commercial loans less than $100,000, all residential mortgages, automobile, and other consumer loans. Non-accrual and delinquent loans are reviewed monthly for impaired loan identification.


The following table sets forth information concerning loan delinquency and other non-performing assets.
Loans accruing, but past due

At June 30,
2015
At December
31,
2014


(Dollars in Thousands)
30 to 89 days
$
1,107
1,727
Loans accruing, but
past due 90
days and over

32
124
Total non-accrual loans

529
606
Other real estate owned, net of
valuation allowance

1,157
1,591
Total non-performing assets
$
1,718
2,321
Non-accrual loans as a
percentage of total
loans, net of unearned
loan premiums and fees

0.20%
0.23%
Non-performing assets as a
percentage of total
assets

0.35%
0.49%

       Non-performing assets are comprised of (i) loans accruing, but past due 90 days and over, (ii) non-accrual loans, and (iii) other real estate owned (?OREO?).
       At June 30, 2015, the Bank had $264,000 in loans that were considered impaired and had a specifically identified allowance for probable incurred losses compared to $295,000 at December 31, 2014. Impairment applies to loans that are identified for evaluation on an individual basis. Loans are considered impaired when, based on current information and events, it is probable that the creditor will be unable to collect all interest and principal payments due according to the contractual terms of the loan agreement. The impairment allowance associated with these loans at June 30, 2015, was $65,000 compared to $88,000 at December 31, 2014. There were $906,000 considered impaired that required no allocated reserve at June 30, 2015, compared to none at December 31, 2014. At June 30, 2015 and December 31, 2014, non-accrual loans were 0.20% and 0.23%, respectively, of total loans, while non-performing assets were 0.35% and 0.49%, respectively, of total assets. At both June 30, 2015 and December 31, 2014, all problem loans were either classified as impaired or non-performing. Potential problem loans are loans which management has serious doubts as to the borrowers? ability to comply with the present repayment terms and loans which management is actively monitoring due to changes in the borrowers? financial condition. Impaired loans, non-performing loans, and potential problem loans have been considered in management?s analysis of the adequacy of the allowance for loan losses.
       At June 30, 2015 and December 31, 2014, there were no other interest-bearing assets that would be classified as impaired, non-performing, or potential problem loans if such assets were loans. Other interest- bearing assets include investment securities, federal funds sold, and interest-bearing balances with other banks.
       Real estate acquired by the bank as a result of foreclosure and/or deed in lieu of foreclosure is classified as OREO until it is sold. Write-downs from cost to estimated fair value which are required at the time of foreclosure are charged to the allowance for loan losses. After transfer, the property is carried at the lower of cost or fair value, less estimated selling expenses. Adjustments to the carrying value of such properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. As of June 30, 2015 and December 31, 2014, the Bank had $1,208,000 and $1,852,000
respectively in OREO. The valuation allowance as of June 30, 2015, was $51,000 compared to $261,000 at December 31, 2014.


Allowance for Loan Losses
       Management makes a continuing determination as to an appropriate provision from earnings to maintain an allowance for loan losses that is adequate for probable incurred losses in the loan portfolio. In making the determination, management utilizes a loan loss reserve analysis format which considers several factors including: loans criticized internally and/or externally by regulators and/or the Bank?s independent loan review firm, delinquent loans to include the amount and trends in delinquencies, projected future losses based upon historical data for loans which are currently performing as agreed, growth in the various segments of the Bank?s loan portfolio, analytical review of loan charge-off experience, other relevant historical and peer statistical ratios, and management's judgment with respect to local and general economic conditions and their impact on the existing loan portfolio.
       The Bank has no credit exposure to foreign countries or foreign borrowers, or to ?highly leveraged transactions,? as defined by the Federal Reserve Board.
       Although the Bank uses its best judgment in underwriting each loan, industry experience indicates that a portion of the Bank?s loans nevertheless will become delinquent. Regardless of the underwriting criteria utilized by banks, losses may be experienced as a result of many factors beyond their control including, among other things, changes in market conditions affecting the value of collateral and unrelated problems affecting the repayment capacity of the borrower.
       The following table sets forth year-end balances and changes in the allowance for loan losses and certain ratios for the six months ended
June 30, 2015 and the year ended December 31, 2014:


At or For the
Period Ended
June 30,
2015
At or For the
Year
Ended December
31,
2014


(Dollars in Thousands)
Average recorded investment in loans
outstanding
$
266,650
249,858
Balance at beginning of year
$
3,100
2,860
Charge-offs:



Commercial

(18)
(31)
Real estate-mortgage

(25)
(15)
Consumer

(41)
(155)
Total charge-offs

(84)
(201)
Recoveries:



Commercial

11
37
Real estate-mortgage

---
----
Consumer

34
47
Total recoveries

45
84
Net charge-offs

(39)
(117)
Provision for loan losses

69
357
Balance at end of period
$
3,130
3,100
As a percent of average loans:



Net charge-offs (annualized)

0.03%
0.05%
Provision for loan losses
(annualized)

0.05%
0.14%
Allowance for loan losses

1.17%
1.24%
Allowance as a
percentage of each
of the following:



Total loans, net of
unearned loan
premiums and
fees

1.17%
1.15%
Total non-accrual and delinquent
loans 90 days and over and
still accruing

557.93%
424.66%
Total non-accrual loans

591.68%
511.55%


       The Bank's management is unable to determine in what loan category future charge-offs and recoveries may occur. However, the following schedule sets forth the allocation of the allowance for loan losses among various categories. The allocation is based upon historical experience and specific reserves allocated to currently impaired loans. The entire allowance for loan losses is available for probable incurred losses which may occur in any loan category.
At June 30, 2015	At December 31, 2014

 Perce
nt of
Loans
in
Each
Catego
ry
Amount	to Loans	Amount

Percen
t of
Loans
in
Each
Catego
ry to
Loans


(Dollars in
Thousands)


Allocation of
allowance for
loan losses:




Commercial
$	2,609
65%
2,579
65%
Mortgage
120
28%
132
29%
Consumer
177
7%
179
6%
Unallocated
224
n/a
210
n/a
Total
$	3,130
100%
3,100
100%

Securities Portfolio
       The Bank maintains a securities portfolio for the secondary application of funds as well as a source of liquidity. The Bank classifies its securities as either ?available for sale? or ?held to maturity,? and does not hold any securities considered to be trading. Held to maturity securities are those securities that the Bank has the positive intent and the ability to hold until maturity. All other securities not included in held to maturity are classified as available for sale.
       Available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and are reported as accumulated other comprehensive income (loss) as a separate component of shareholders' equity. Transfers of securities between categories are recorded at fair value at the date of transfer. The unrealized holding gains or losses included in the separate component of equity for securities transferred from available for sale to held to maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with the amortization or accretion of premium or discount on the associated security. A decline in the fair value of any available for sale or held to maturity security below cost, deemed other than temporary, is charged to earnings for the portion related to credit and the portion related to other factors is recognized in other comprehensive income.


       The following table sets forth the amortized cost and fair value of securities as of June 30, 2015, and December 31, 2014:
At June 30, 2015	At December 31, 2014
Amortized	Fair	Amortized	Fair
Available-for-sale	Cost	Value	Cost	Value
Debt
Securities:

(Dollars in
Thousands)

U.S. Agency
$	46,989
48,707
43,035
44,740
State &
Municipal
45,511
46,406
43,972
45,116
U.S. Agency MBS
85,139
85,761
71,553
72,648
Corporate Bonds
3,120
3,163
3,134
3,174
Total
Securities
$	180,759
184,037
161,694
165,678

At June 30, 2015	At December 31, 2014
Amortized	Fair	Amortized	Fair
Held-to-maturity	Cost	Value	Cost	Value
(Dollars in Thousands)
Debt Securities:
State & Municipal
$
3,946
4,017
9,302
9,424
Total
Securities
$
3,946
4,017
9,302
9,424

       As of June 30, 2015, 25.9% of the Bank?s total securities portfolio was held in U.S. Government Sponsored Agency Securities, 45.6% in U.S. Government Sponsored Agency mortgage-backed securities, 26.8% was held in municipal securities, and 1.7% was held in US Corporate Bonds. All mortgage-backed securities are issued by or collateralized by U.S. Government Sponsored Agencies and backed by residential loans. The total carrying value of securities increased from $175.0 million at December 31, 2014, to $188.0 million at June 30, 2015, due to growth in deposits. At June 30, 2015, securities having a fair value of $167.8 million were pledged as collateral for public funds and other purposes as required or permitted by law. According to the following tables, 29.5% of the debt securities in the portfolio have contractual maturities within five years. Debt securities are shown at their stated maturity dates for the purposes of this table.
At June 30, 2015
After 1	After 5
Year But	Years But
Within 1	Within 5	Within 10	After 10
Available-for-sale	Year	Years	Years	Years	Total
(Dollars in Thousands)
Amortized Cost:
U.S. Agency
$	1,004
30,466
15,519
---
46,989
State & Municipal
1,896
14,856
25,720
3,039
45,511
U.S. Agency MBS
---
510
9,855
74,774
85,139
Corporate Bonds
---
1,612
1,508
---
3,120
Total debt
securities at
amortized
cost
$	2,900
47,444
52,602
77,813
180,759






At June 30,
2015



Within 1
After 1
Year But
Within 5
After 5
Years But
Within 10
After 10

Available-for-sale
Year
Years
Years
Years
Total


(Dollars in
Thousands)


Fair Value:





U.S. Agency
$	1,012
31,140
16,555
---
48,707
State & Municipal
1,923
15,312
26,157
3,014
46,406
U.S. Agency MBS
---
534
10,207
75,020
85,761
Corporate Bonds
---
1,631
1,532
---
3,163
Total debt
securities
at fair value
$	2,935
48,617
54,451
78,034
184,037
Weighted average
interest rate
of debt
securities
3.70%
2.54%
2.94%
2.23%
2.54%



At June 30,
2015




After 1
After 5




Year But
Years But



Within 1
Within 5
Within 10
After
10

Held-to-maturity
Year
Years
Years
Years
Total


(Dollars in
Thousands)


Amortized Cost:





State & Municipal
$	2,371
1,477
98
---
3,946
Total debt
securities at
amortized
cost
$	2,371
1,477
98
---
3,946
Fair Value:





State & Municipal
$	2,476
1,540
101
---
4,017
Total debt
securities
at fair value
$	2,476
1,540
101
---
4,017
Weighted average
interest rate
of debt
securities
2.00%
3.44%
3.55%
---
2.58%

Deposits
       The following table sets forth the breakdown of deposits as of June 30, 2015, and December 31, 2014. The Bank's total deposits increased to $417.6 million at June 30, 2015, from $383.4 million at December 31,
2014. The change was spread throughout the categories listed below.
At June 30,	At December 31,


2015
2014


(Dollars in
Thousands)
Non-interest bearing
$
91,655
97,434
Interest bearing NOW and Money
Market

130,558
86,569
Savings

64,314
61,658
Time deposits

131,097
137,703
Total deposits
$
417,624
383,364


       Included in time deposits are certificates of deposit of $100,000 and brokered deposits. Brokered deposits amounted to $36.5 million at June 30, 2015, compared to $38.9 million at December 31, 2014. The following table breaks out these higher balance accounts and also the maturities of the categories. Of the Bank's certificates of deposit of $100,000 or more at June 30, 2015, $38.8 million are from local public entities (such as counties, school districts, villages). These deposits are considered a stable source of funding for the Bank.

Certificates	Certificates
$100,000 or more at	less than $100,000
at

June 30,
2015
December 31,	June
30,
2014	2015
December
31,
2014
Maturing in:

(Dollars in Thousands)

3 months or less
$	48,850
55,895	10,143
10,679
3 - 12 months
16,745
11,846	23,709
21,352
Over 12 months
6,357
7,699	25,293
30,232
Total
$	71,952
75,440	59,145
62,263

Borrowings
       The Bank has the ability to borrow money from the Federal Home Loan Bank of New York (the ?FHLB?). This source of funds is used as a liquidity tool for the Bank. At June 30, 2015, the Bank had $21.0 million in borrowings from the FHLB, compared to $38.5 million at December 31, 2014. The following is a tabulation of outstanding advances from the FHLB as of June 30, 2015 (in thousands):
Maturity
Year
Amount
Weighted
Average
Interest
Rate

(in Thousands)

2015
$	5,000
0.69%
2016
11,500
0.85%
2017
1,500
1.16%
2018
1,500
1.61%
2019
1,500
1.98%
Total
$ 21,000
0.97%

Subordinated Debentures
       On July 16, 2007, Steuben Statutory Trust II, a trust formed by the Company, completed a pooled private offering of $2,000,000 of trust preferred securities. The Company issued $2,062,000 of subordinated debentures to the trust in exchange for ownership of all common security of the trust and the proceeds of the preferred securities sold by the trust. The trust is not consolidated with the Company?s financial statements, but rather the subordinated debentures are shown as a liability. The Company?s investment in the common stock of the trust was $62,000 and included in Other Assets.
       The Company may redeem the subordinated debentures in whole or in part, in a principal amount with integral multiples of $1, quarterly at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures are also redeemable in whole or in part from time to time, upon occurrence of specific events defined within the trust indenture. The Company has the option to defer interest payments on the subordinated debentures from time to time for a period not to exceed five consecutive years.
       The subordinated debentures may be included in Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The subordinated debentures have a variable rate of interest equal to the three month London Interbank Offered Rate (LIBOR) plus 1.55%. This rate resets on a quarterly basis and was 1.84% at June 30, 2015.


Interest Rate Risk Management
       Asset/liability management involves managing the extent to which interest-sensitive assets and interest-sensitive liabilities are matched. The Bank typically defines interest-sensitive assets and liabilities as those that reprice within one year or less. Maintaining an appropriate match is a method of avoiding wide fluctuations in net interest margin during periods of changing interest rates.
       The difference between interest-sensitive assets and interest-sensitive liabilities is known as the ?interest sensitivity gap? (?GAP?). A positive GAP occurs when interest-sensitive assets exceed interest-sensitive liabilities repricing in the same time periods, and a negative GAP occurs when interest-sensitive liabilities exceed interest-sensitive assets repricing in the same time period. A negative GAP ratio suggests that a financial institution may be better positioned to take advantage of declining interest rates rather than increasing interest rates, and a positive GAP ratio suggests the converse.
       The Bank attempts to manage its assets and liabilities in a manner that stabilizes net interest income and net economic value over a broad range of interest rate environments. Adjustments to the mix of assets and liabilities are made periodically in an effort to give the Bank dependable and steady growth in net interest income regardless of the behavior of general interest rates in the economy. The Bank did take $76,000 in gains on sales of securities during 2015 compared to $86,000 for the six months ended June 30, 2014. This was done to restructure the investment portfolio to help mitigate the overall interest rate risk of the Bank. The following table presents a summary of the Bank?s interest rate sensitivity at June 30, 2015:
Interest-earning assets: (1)
Interest
One year
or less
Rate Sensitivity at
June 30, 2015 (Dollars
in Thousands)
Total


Over 1 year
through	Over 5
5 years	years
(Dollars in Thousands)

Loans (2)
$
	132,99
3
112,748
20,982
266,72
3
Securities
27,998
98,020
61,965
187,98
3
Interest bearing due from
banks
9,791
---
---
9,791
Total
$
	170,78
2
210,768
82,947
464,49
7
Interest-bearing liabilities:




Interest-bearing deposits (3)
$
	294,97
4
30,995
----
325,96
9
Borrowings
16,500
4,500
----
21,000
Trust Preferred Securities
2,062
----
----
2,062
Total
$
	313,53
6
35,495
----
349,03
1
Interest rate sensitivity gap:




Interval
$
(142,754
)
175,273
82,947
115,46
6
Cumulative
$
(142,754
)
32,519
115,466
N/A
Ratio of cumulative gap to total
rate sensitive assets
(30.73)%
7.00%
24.86%
N/A

(1)	Adjustable and floating-rate assets are included in the period in which interest rates are next scheduled to
adjust rather than in the period in which they are due, and fixed-rate assets are included in the periods in which they are anticipated to be paid based on amortization schedules and prepayment histories.
(2)	Balances exclude unearned loan fees and costs of $580,000, and have also been reduced for non-accruing
loans, which amounted to $529,000 at June 30, 2015.
(3)	The Bank?s negotiable order of withdrawal (?NOW?) accounts, statement savings accounts and money market
deposit accounts are generally subject to immediate withdrawal and are included in the ?one year or less? category.
       Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates.
Additionally, certain assets, such as adjustable-rate mortgage loans, have features which restrict changes in interest rate on a short-term basis and over the life of the assets. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table.
Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.


Average Balances and Yields
       The following table presents the total dollar amount of interest income from average interest-earning assets and the resulting rates, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Net interest margin is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities. All average balances are daily average balances. Nonaccrual loans are included in average loan balances. The average balance of investment securities is presented at fair value for available for sale securities, and amortized cost for held-to-maturity securities.
Six Months Ended June 30,
Interest-Earning Assets:

2015


2014


Average
Balance
Interest
Average
Rate
Average
Balance
Interest
Average
Rate



(Dollars In
Thousands)








Loans
$
266,100
6,346
4.77%
243,346
5,855
4.81%
Investment Securities
187,704
2,253
2.40%
175,356
2,207
2.52%
Other
998
---
---
994
---
---
Total Interest-Earning
Assets
$
454,802
8,599
3.78%
419,686
8,062
3.84%
Non-earning Assets
42,188


37,294


Total Assets
$
496,990


456,990


Interest-Bearing
Liabilities:






NOW, MMA and Savings
Deposits
$	182,604
25
0.03%
163,949
23
0.03%
Time Deposits
132,290
361
0.55%
127,370
303
0.48%
Borrowings
34,776
141
0.81%
32,014
162
1.01%
Subordinated Debentures
2,062
19
1.84%
2,062
19
1.84%
Total Interest-Bearing
Liabilities
$	351,732
546
0.31%
325,395
507
0.31%
Non-Interest Bearing
Deposits
93,147


84,094


Other Non-Interest Bearing
Liabilities
4,848


3,595


Shareholders? Equity
47,263


43,906


Total Liabilities and






Shareholders? Equity
$
496,990


456,990


Net Interest Income

8,053
3.47%

7,555
3.53%
Net Yield on Interest
Earning Assets


3.54%


3.60%
Average Interest-Earning
Assets to






Average Interest-Bearing
Liabilities



128.98%




Rate/Volume Analysis
       The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Bank?s interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume (change in volume multiplied by prior year rate), (2) changes in rate (change in rate multiplied by prior year volume) and (3) total change in rate and volume. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.
For Six Months Ended June 30
2015 vs. 2014	2014 vs. 2013

Interest-Earning Assets:
Fed Funds and Interest
Bearing Deposits
Increase (Decrease)
Due To
Volume	Rate
Total
Increase
(Decrease)
Increase (Decrease)
Due To
Volume	Rate
Total
Increase
(Decrease)

$	---
---
(Dollars in Thousands)
---	---
---
---
U.S. Agencies & MBS
135
(59)
76
263
9
272
State & Municipal
(18)
(30)
(48)
(6)
(26)
(32)
Other Stocks and Bonds
17
1
18
25
(4)
21
Total Investments and
Other
$	134
(88)
46
282
(21)
261
Commercial Loans
$	586
1
587
306
(65)
241
Mortgage Loans
(103)
(35)
(138)
(178)
(63)
(241)
Consumer Loans (incl. H/E
Lines)
56
(14)
42
(7)
(49)
(56)
Total Loans
539
(48)
491
121
(177
)
(56)
Total Interest-Earning
Assets
$	673
(136
)
537
403
(198
)
205
Interest-Bearing Liabilities:






NOW, MMA and Savings Accounts
$	3
(1)
2
1
2
3
Time Deposits
12
46
58
12
(10)
2
Total Deposits
$	15
45
60
13
(8)
5
FHLB Advances
16
(37)
(21)
37
(58)
(21)
Subordinated Debentures
---
---
---
0
---
---
Total Borrowings
16
(37)
(21)
37
(58)
(21)
Total Interest-Bearing
Liabilities
$	31
8
39
50
(66)
(16)
Increase (Decrease) in Net
Interest Income
$	642
(144
)
498
353
(132
)
221


REGULATION AND SUPERVISION
       The references under this heading to various aspects of supervision and regulation are brief summaries which do not purport to be complete. However, to the knowledge of the Company?s management the summaries provide all material disclosure with respect to such supervision and regulations.
       The Bank is chartered under the Banking Law of New York State and, as such, is examined and supervised by the New York State Department of Financial Services. The Bank?s deposits are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act. The Bank has elected not to be a state member bank of the Federal Reserve System. Therefore, as a ?state non-member bank,? the FDIC is the federal agency responsible for regulation of the Bank, and the Bank is subject to examination and supervision by the FDIC.
       As a New York State chartered ?non-member bank,? the Bank is subject to numerous New York State and federal laws regulating, among other things, the Bank's conduct of its banking business (including loans, deposits and trust business), the capitalization and liquidity of the Bank, the opening and closing of branch offices, the issuance of Bank securities, and the Bank's engagement in activities closely related to banking.
       The Company is a bank holding company within the meaning of the federal Bank Holding Company Act, and thus it is subject to the provisions of that Act. This requires the Company to be registered as a bank holding company with the Federal Reserve Board, which in turn requires it to file periodic and annual reports and other information concerning its own business operations and those of its subsidiaries with the Federal Reserve Board. Generally, the Company is subject to the Federal Reserve Board's ongoing supervision and examination.
       In addition, under the Bank Holding Company Act, a bank holding company must obtain Federal Reserve Board approval before it acquires, directly or indirectly, ownership or control of any voting shares of a second or subsequent bank if, after such acquisition, it would own or control more than 5% of such shares, unless it already owns or controls a majority of such shares. Federal Reserve Board approval must also be obtained before a bank holding company acquires all or substantially all of the assets of another bank or merges or consolidates with another bank holding company. Furthermore, any acquisition by a bank holding company of more than 5% of the voting shares, or of all or substantially all of the assets, of a bank located in another state may not be approved by the Federal Reserve Board unless the laws of that second state specifically authorize such an acquisition.
       The Bank Holding Company Act also prohibits a bank holding company, with certain limited exceptions, from acquiring or retaining direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank, or from engaging in any activities other than those of banking or of managing or controlling banks or furnishing services to or performing services for its subsidiaries. The principal exception to these prohibitions involves certain specified activities which may be engaged in by the Company and its subsidiaries, including those activities which the Federal Reserve Board may find, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.
       A bank holding company may not, without providing 45-days prior notice to the Federal Reserve Board, purchase or redeem its own stock if the gross consideration to be paid therefore, when added to the net consideration paid by the Company for all purchases or redemptions by the Company of its equity securities within the preceding twelve months, will equal 10% or more of the Company's consolidated net worth.
       The Federal Reserve Board possesses cease and desist powers over bank holding companies and their non-bank subsidiaries if their actions represent an unsafe or unsound practice or a violation of law.
       In addition, the Company is required under the New York State Banking Law to obtain the prior approval of the New York State Department of Financial Services Board by a three-fifths vote of all the members thereof before the Company obtains, directly or indirectly, ownership or control of (including the power to vote) more than 10% of the voting stock of a second banking institution located in New York State.


       In 1999, Congress passed the Gramm-Leach-Bliley Act. This law enables affiliations among banks, securities firms and insurance companies that would allow bank holding companies to offer their customers a broad range of non-banking services that are, however, financial in nature, such as securities underwriting, insurance, and merchant and investment banking. In order to engage in these activities, a bank holding company must qualify with the Federal Reserve Board as a ?financial holding company?. The Company has qualified with the Federal Reserve as a financial holding company.
       In 2010, the President signed into law the Dodd-Frank Act. This law resulted in significant changes to the banking industry. The provisions that have received the most public attention have been those that apply to larger financial institutions; however, the Dodd-Frank Act does contain numerous other provisions that affect all banks and bank holding companies and will impact how the Company and the Bank handle their operations. The Dodd-Frank Act requires various federal agencies, including those that regulate the Company and the Bank, to promulgate new rules and regulations and to conduct various studies and reports for Congress. The federal agencies are in the process of promulgating thee rules and regulations and have been given significant discretion in drafting such rules and regulations. Several of the provisions of the Dodd-Frank Act may have the consequence of increasing the Bank?s expenses, decreasing its revenues and changing the activities in which it chooses to engage. The specific impact of the Dodd-Frank Act on our current activities or new financial activities we may consider in the future, our financial performance, and the markets in which we operate will depend on the manner in which the relevant agencies develop and implement the required rules and regulations and the reaction of market participants to these regulatory developments
The Dodd-Frank Act includes provisions that, among other things:
*	Change the assessment base for federal deposit insurance from the amount of insured deposits to consolidated assets less tangible capital, eliminate the ceiling on the size of the Department
Insurance Fund (DIF), and increase the floor applicable to the size of the DIF.
*	Make permanent the $250,000 limit on deposits for federal deposit insurance, retroactive to January 1, 2008.
*	Repeal the federal prohibitions on the payment of interest on demand deposits, thereby permitting depository institutions to pay interest on business transaction and other accounts.
*	Centralize responsibility for consumer financial protection by creating a new agency responsible for implementing, examining, and enforcing compliance with federal consumer financial laws under the newly created Consumer Financial Protection Bureau (?CFPB?)
*	Promulgate or revise regulations relating to the origination and servicing of consumer obligations, including residential mortgages.
On July 10, 2013, the FDIC adopted new rules for risk-based and leverage capital requirements for banks. The interim final rule implements a revised definition of regulatory capital, a new common equity tier 1 minimum capital requirement, a higher minimum tier 1 capital requirement and changes to the risk-based capital rules. In addition, the interim final rule establishes limits on a bank?s capital distribution and certain discretionary bonus payments if the bank does not hold a specified amount of common equity tier 1 capital in addition to the amount necessary to meet its minimum risk-based capital requirements.
The interim final rule amends the methodologies for determining risk-weighted assets for all FDIC supervised institutions. The rule applies to all banks and to bank holding companies with assets of more than $500 million. The final rule became effective on January 1, 2015. Both the Company and the Bank met all capital requirements they are subject to. Future Legislation and Regulatory Initiatives
       It is likely that additional legislation will be considered by Congress that, if enacted could have a significant impact on the operations of banks and bank holding companies, including Steuben Trust Corporation and the Bank.


PROPERTIES
       As of June 30, 2015, the Bank has a branch office network of fourteen offices. Of this total, the Bank owns eleven of such properties, including that in which its main office is located in Hornell, New York. The remaining branch locations are leased.
USE OF PROCEEDS
       The net proceeds from the sale of any shares of Common Stock by the Company to the Plan will be used for the Company?s general corporate purposes, including investments in, extensions of credit or advances to, the Bank.
DESCRIPTION OF CAPITAL STOCK
       The Company is authorized to issue up to 500,000 shares of Series A Preferred Stock, par value $10.00 per share, and up to 5,000,000 shares of Common Stock, par value $1.00 per share.
       As of June 30, 2015, 1,743,303 shares of Common Stock were issued, and the Company had 414 shareholders of record. As of June 30, 2015, the Company held 100,649 shares of its Common Stock in treasury.
Common Stock
       As of June 30, 2015, 1,743,303 shares of the Company?s Common Stock were issued, and 3,256,697 shares of Common Stock currently remain available for issuance at the discretion of the Board of Directors. These shares may be issued for such purposes as financings, acquisitions, stock dividends, stock splits, employee incentive plans, dividend reinvestment plans and other similar purposes. However, these additional shares may also be used by the Board of Directors (if consistent with its fiduciary responsibilities) to deter future attempts to gain control over the Company.
       The Company?s dividend reinvestment and stock purchase plan is issued under Regulation A of the Securities Act of 1933. Currently, Regulation A is an exemption for public offerings not exceeding $5 million in any 12-month period. This amount is the current requirement, and may change from time to time. To rely on this exemption, the Company has filed this offering statement with the SEC on Form 1-A.
       Voting Rights. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the Company's Common shareholders.
Such shareholders do not have cumulative voting rights with respect to any matters to be voted upon, including the election of Directors.
       Dividends. Under the New York Business Corporation Law, dividends are payable out of surplus only, and may be declared and paid by the Company except when the Company currently is insolvent or would thereby be made insolvent. In addition, under the New York Banking Law, the Bank may only pay dividends to the Company up to an amount equal to its net profits for that year combined with its retained net profits of the preceding two years. At June 30, 2015, the Bank?s dividend paying ability was $9,012,000.
       The Company paid $0.55 per share in dividends during the six months ended June 30, 2015, versus $1.05 dividends during the year ended
December 31, 2014. In the past, dividends have been paid on the Company?s Common Stock on a quarterly basis, and the usual quarterly dividend payment dates have been in February, May, August and November each year.
       Liquidation Rights. In the event of liquidation, holders of the Company?s Common Stock will be entitled to receive, pro rata, any corporate assets remaining for distribution after all other corporate debts and obligations are satisfied.
       Preemptive Rights. Holders of the Company's Common Stock do not have any preemptive rights with respect to any additional issuances by the Company of its capital stock or other securities.
       Provisions for Corporate Defense. The Company?s Certificate of Incorporation contains several provisions designed to assure continuity of management and to discourage sudden changes in control of the Board of Directors. For example, it states that the affirmative vote of 75% of the entire Board of Directors or


75% of the Common Shares entitled to vote is required either (1) to amend the provisions in the Bylaws regulating the number and qualifications of Directors and any restrictions on Directors, or (2) remove a Director without cause.
       Further, under the New York Business Corporation Law, and in the absence of any additional requirements imposed by a corporation's certificate of incorporation, mergers, consolidations and most other business combinations must be approved by two-thirds of the outstanding voting common shares. Thus, a bidder could acquire two-thirds of the outstanding common stock through any combination of private purchase, open market purchase or tender offer, and then complete the acquisition by a business combination such as a merger, sale of assets or other transaction and force out the remaining shareholders. However, the Company?s Certificate of Incorporation requires the affirmative vote of either (a) 80% of the entire Board of Directors and 66 2/3% of the outstanding Common Shares entitled to vote, or (b) 75% of the outstanding Common Shares entitled to vote in favor of either (i) any merger or consolidation of the Company or any subsidiary under the terms of which the Common Shareholders of the Company shall, after the transaction, own less than 75% of the resulting entity, or (ii) the sale of all or substantially all of the assets of the Company or any subsidiary.
       In addition, the Company?s Certificate of Incorporation requires any ?Business Combination,? as defined in the Certificate, with a ?Major Stockholder,? also therein defined, to be approved either (1) by the Board of Directors prior to the Major Stockholder involved in the Business Combination becoming a Major Stockholder, or (2) by unanimous approval of the Board of Directors prior to the Major Stockholder becoming such, as well as approval by a majority of the ?Continuing Directors,? as defined in the Certificate of Incorporation, of the Business Combination, or (3) by 75% of the total number of Continuing Directors, or (4) by 75% of the outstanding Common Stock of the Company as well as 75% of the outstanding Common Stock owned by persons other than any Major Stockholder.
       Notwithstanding the requirements described in the preceding paragraph, the Company?s Certificate of Incorporation provides that no Business Combination with a Major Stockholder may be approved unless the fair market value of the consideration received by the Company's Common Shareholders is not less than the highest per share price paid by the Major Stockholder for the Company's stock during the two years preceding the announcement of the proposed Business Combination.
       For the purpose of the regulation of Business Combinations in the Company?s Certificate of Incorporation, the term ?Business Combination?
is defined to include any merger or consolidation with, or sale of assets to, directly or indirectly, a Major Stockholder or an affiliate or associate of a Major Stockholder; the term ?Major Stockholder? is defined to include any person which, together with its affiliates and associates, is the beneficial owner of 10% or more of the outstanding shares of voting stock of the Company; and the term ?Continuing Directors? is defined to include members of the Board of Directors prior to the time that a Major Stockholder becomes a Major Stockholder.
       The Certificate of Incorporation authorizes the Directors of the Company, in taking any action (including actions on Business
Combinations), to consider, without limitation, both the long term and the short term interests of the Company and its shareholders, employees, customers, creditors and the communities in which it operates.
       While the Company believes that the provisions described above will best serve the interests of its shareholders, the provisions could also discourage takeover attempts, which some shareholders might deem to be in their interest, and may tend to perpetuate existing management.
       Other Matters. American Stock Transfer and Trust Company, LLC, Brooklyn, New York, is the Company?s transfer agent. The shares of the Company?s Common Stock do not have any redemption or conversion provisions applicable thereto and under New York Business Corporation
Law Section 630, during any time in which the shares of the Company's Common Stock are not listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association, the ten largest common shareholders of the Company will jointly and severally be personally liable for all debts, wages and salaries due and owing to any of the Company's laborers, servants or employees (other than contractors) for services performed by them for the Company.


Except as indicated above, no holders of the Company?s Common Stock will be personally liable for the debts of the Company solely by virtue of their ownership or control of shares of Common Stock.
DIRECTORS AND EXECUTIVE OFFICERS
       The Directors and executive officers of the Company and key officers of the Bank as of June 30, 2015, are as follows:


Current
Position (s)
with Company
Director

Principal Occupation
During Past Five Years
and/or Position(s) Held
Name
Age
(or Bank)
Sinc
e
with the Company (or Bank)
Robert U.
Blades, Jr.
67
Director
1985
1982 ? 2010 President of A.L.
Blades and Sons, Inc. (bridge
and road contractor)




2010 ? Present - President of
Blades Holding




Company, Inc.
Brenda L.
Copeland
63
President,
Chief
2003
2003 - Present - President & CEO of
Steuben Trust


Executive
Officer and
Director

Corporation and Steuben Trust
Company
Michael E.
Davidson
59
Director
2008
2003 ? Present - President A.
Davidson & Bros. Inc.




Furniture Retailer
Charles M.
Edmondson
73
Director
2005
2000 ? Present - President, Alfred
University
Jack R. Emrick
60
Senior Vice
N/A
1992 ? Present - Senior Vice
President and Retail


President and

Bank Manager-Steuben Trust Company


Retail Bank
Manager


Stoner E. Horey
69
Director
1992
2003 - 2008 Director of Geriatrics
and Extended




Care at Bath VA Medical Center




2009 ? 2011 Hospitalist, The
Exigence Group




2011 ? Present ? Physician, Delphi
Medical Services
Sue A. Lacy
60
Senior Vice
N/A
1988 ? Present - Human Resources
Manager


President and

Steuben Trust Company


Human
Resources




Manager


L. Victor Myers
67
Director
2011
2005 ? 2010 SVP & Commercial &
Agricultural




Loan Officer Steuben Trust Company




2011 ? Present ? Retired
James P.
Nicoloff
60
Executive Vice
N/A
1992 ? Present - Executive Vice
President and Chief


President and
Chief

Financial Officer-Steuben Trust
Corporation and


Financial
Officer

Steuben Trust Company
Charles D.
Oliver
72
Director
1992
Presently is, and has been for the
past 5 years




General Manager




Charles F. Oliver & Son (farm
machinery dealer)
Amanda S. Parker
51
Director
2012
1994 ? 2014 - CPA/Partner Bonadio &
Company




2014 ? Present ? CPA/Partner ?
Parker & Lubanski
CPAs LLP


Current
Position (s) with	Principal Occupation During Past
Company Director	Five Years and/or Position(s) Held
Name 	Age	(or Bank) 	Since	with the Company (or Bank)
Amber R. Phelps	48	Executive Vice	N/A	1995 ? 2004- Assistant Vice President
& Information
President, IT Systems	Systems Officer-Steuben Trust Company
and Operations Manager	2004 ? 2006 Vice President &
Information Systems
Officer-Steuben Trust Company




2006 ? 2012 - Senior Vice
President & Manager Of
Information Technology
Department-Steuben Trust Company
2012-Present ? Executive Vice
President, IT Systems and
Operations Manager-Steuben Trust
Company
David A. Shults
71
Chairman of
the Board and
1971
Presently is, and has been for
the past 5 years, Partner,
Shults & Shults, Attorneys;


Director

General Counsel to Bank
Eric Shults
73
Director
1974
Presently is, and has been for
the past 5 years, Partner,
Shults & Shults, Attorneys;




General Counsel to Bank
Sherry C. Walton
62
Director
1999
Retired ? Community Volunteer
Brian L. Wilkins
44
Director
2015
Presently is and has been for the
past 5 years




President, Wilkins RV
Natalie M.
Willoughby
60
Senior Vice
N/A
2002 ? 2005 Vice President &
Relationship


President and
Manager of
Trust &

Manager ? The Private Bank of
Bank of America, Rochester, NY


Financial
Services
Department

08/2005 ? 06/2006 Vice President
and Manager of Trust & Financial
Services Department-Steuben




Trust Company




6/2006 ? Present - Senior Vice
President and




Manager of Trust & Financial
Services Department-




Steuben Trust Company

Gregory J. Wood	54	Senior Vice President N/A	2005-2009 VP
Commercial Lending, Bank
of Castile
Commercial Loan	2010 ? Present - Senior Vice President
Commercial
Manager	Lending, Steuben Trust Company
       Each of the officers of the Company and of the Bank serves at the discretion of its respective Board of Directors. All Directors hold office for a one-year term until the next annual meeting of shareholders and until their successors are elected and have been qualified.


COMPENSATION OF DIRECTORS AND OFFICERS
Compensation of Directors
       All Directors of the Company are also directors of the Bank. Through June 30, 2015, the Bank held 6 Board meetings and 15 Committee meetings. Directors receive $650 for each Board meeting attended and $350 for each Committee meeting attended. Directors also receive a $4,500 retainer fee at year end ($2,000 additional for the board chairman, plus an additional $500 for the chairs of the Audit, Personnel, Loan, Trust and Scholarship committees) if they attend at least 60% of the Board meetings.
Executive Compensation
       The following table sets forth the aggregate annual remuneration that was paid for the year ending December 31, 2014, for each of the five highest paid persons who were then officers of the Company or the Bank:
Capacities in Which Remuneration	Aggregate
Name of Individual	Received	Remuneration
Brenda L. Copeland	President, Chief Executive Officer	$683,846
James P. Nicoloff	Executive Vice President, Treasurer	$222,712
and Chief Financial Officer
Gregory J. Wood	Senior Vice President and Commercial	$180,953
Loan Manager of Steuben Trust Company
Amber R. Phelps	Executive Vice President	$155,894
IT Systems & Operations
Manager of Steuben Trust
Company
Hans R. Kunze	Senior Vice President and Commercial	$148,886
Loan Officer and Farm
Department Manager of
Steuben Trust Company
       Under the Executive Deferred Compensation Agreement (Deferral Agreement) with the Company, any officer with a title of senior vice president or above is eligible to participate in the plan and have a portion of their annual compensation deferred. Such deferral amounts are placed in an interest-bearing account and will be repaid to the participants in accordance with the terms of their Deferral Agreement.
       On April 15, 2010, the Company?s shareholders approved the adoption of a share based compensation plan, the Steuben Trust Corporation 2010 Long-Term Stock Incentive Plan (the ?Incentive Plan?) for all employees. The Incentive Plan permits the granting of non-qualified and incentive stock options and restricted stock grants, and reserves 80,000 shares of the Company?s stock for issuance thereunder.
       The Incentive Plan is administered by a committee of the Board of Directors which is responsible for designating employees to receive awards, the type and number of awards granted and establishing the terms and conditions of the awards. Option awards are granted with an exercise price at least equal to the market price of the Company?s common stock at the date of grant; those option awards may have vesting periods ranging up to ten years. The fair value of each option is estimated on the date of grant using a closed form option valuation (Black-Scholes) model.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS
       The following table sets forth information concerning the number of shares of Common Stock beneficially owned, directly or indirectly, as of June 30, 2015, by (i) each of the three highest paid persons who were then officers and/or Directors of the Company, (ii) all executive officers and Directors of the Company as a group, and (iii) each shareholder that owns more than 10% of the Company?s Common Stock:
Name and Address of	Number of Common Shares	Percent of
Beneficial Owner	Beneficially Owned (1)
	Class
Brenda L. Copeland (2)	17,324.761	1.0
One Steuben Square
Hornell, New York 14843
James P. Nicoloff (3)	6,900.000	*
One Steuben Square
Hornell, New York 14843
Gregory J. Wood (4)	2,400.000	*
One Steuben Square
Hornell, New York 14843
David A. Shults (5)	247,526.942	14.9
9 Seneca Street
Hornell, New York 14843
All Directors and Executive Officers	490,494.391	29.5
as a Group (20 persons,
including those named
above)
* Indicates less than 1% of the Company?s issued and outstanding shares of Common Stock.
(1)	The securities ?beneficially owned? by an individual have been determined in accordance with the definitions of ?beneficial ownership,? ?affiliate? and ?associate? as set forth in SEC Rules 13d-
3 and 12b-2 under the Exchange Act and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty days after June 30, 2015. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Includes 16,683.261 shares owned directly by Ms. Copeland, of which
900.000 are shares in underlying options exercisable on or after
February 17, 2014, and 900.000 shares exercisable on or after April
2, 2014, 900.000 shares exercisable on or after April 2, 2015, and 1,200.000 shares exercisable after May 1, 2014, 900.000 shares exercisable on or after May 1, 2015, and 641.500 shares owned by Ms. Copeland?s spouse over which she has voting control as the holder of a power-of-attorney.
(3)	Includes 800.000 shares in underlying options exercisable on or after February 17, 2012.
Includes 600.000 shares in underlying options exercisable on or after February 17, 2013.
Includes 600.000 shares in underlying options exercisable on or after February 17, 2014.
Includes 800.000 shares in underlying options
exercisable on or after April 2, 2013. Includes 600.000
shares in underlying options exercisable on or after
April 2, 2014 Includes 600.000 shares in underlying
options exercisable on or after April 2, 2015 Includes
800.000 shares in underlying options exercisable on or
after May 1, 2014 Includes 600.000 shares in underlying
options exercisable on or after May 2, 2015
(4)	Includes 200.000 shares in underlying options exercisable
on or after February 17, 2012 Includes 300.000 shares in underlying options exercisable on or after February 17, 2013. Includes 300.000 shares in underlying options exercisable on or after February 17, 2014. Includes 400.000 shares in underlying options exercisable on or after April
2, 2013. Includes 300.000 shares in underlying options exercisable on or after April 2, 2014.


Includes 300.000 shares in underlying options
exercisable on or after April 2, 2015. Includes 200.000
shares in underlying options exercisable on or after May
1, 2014. Includes 200.000 shares in underlying options
exercisable on or after May 1, 2015.
(5)	Includes (i) 79,970.750 shares
owned by Mr. D. Shults directly, (ii) 19,788.923 shares owned by Mr.
D. Shults? spouse, (iii) 147,767.269 shares owned by members of Mr. D. Shults? family over which he has voting control as the holder of a power-of-attorney.




Number of
shares of
Common Stock
Exercise
Price
Vesting Dates
Shares
Exercised
1,200
900
900
1,200
900
900
$26.00
$27.00
February 17,
2012
February 17,
2013
February 17,
2014 April
2, 2013
April 2,
2014 April
2, 2015
1,200
900
1,200
1,200
$30.00
May 1, 2014

900

May 1, 2015

900

May 1, 2016

800
$26.00
February 17,
2012

600

February 17,
2013

600

February 17,
2014

800
$27.00
April 2, 2013

600

April 2, 2014

600

April 2, 2015

800
$30.00
May 1, 2014

600

May 1, 2015

600

May 1, 2016

400
$26.00
February 17,
2012
200
300

February 17,
2013

300

February 17,
2014

400
$27.00
April 2, 2013

300

April 2, 2014

300

April 2, 2015

200
$30.00
May 1, 2014

200

May 1, 2015

200

May 1, 2016

200

May 1, 2017

200

May 1, 2018

3,200
$26.00
February 17,
2012
1,400
2,400

February 17,
2013
900
2,400

February 17,
2014

3,400
$27.00
April 2, 2013
1,200
2,550

April 2, 2014

2,550

April 2, 2015

3320
$30.00
May 1, 2014

2570

May 1, 2015

2570

May 1, 2016

320

May 1, 2017

320

May 1, 2018




Page 41 of
104


CERTAIN TRANSACTIONS
       No consideration, monetary or otherwise (including any formal or informal agreement relating to the payment of compensation in any form) has been given or offered to any shareholder, officer or Director of the Company or the Bank, or to any member of the immediate family of any of such persons, in connection with the shares offered hereby.
       The Company?s officers and Directors and members of their immediate families and businesses in which these individuals may hold controlling interests are customers of the Bank and it is anticipated that such parties will continue to be Bank customers in the future. Credit transactions with these parties are subject to review by the Bank?s Board of Directors and/or a Committee thereof. All outstanding loans and extensions of credit by the Bank to these parties were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of noncollectibility or present other unfavorable features. LITIGATION
       The Company is involved in legal proceedings in the normal course of business, none of which are expected to have a material adverse impact on the financial condition or results of the operations of the Company. AVAILABLE INFORMATION
       The Company?s principal executive offices are located at One Steuben Square, Hornell, New York, telephone (607) 324-5010.
       The Company has filed with the Securities and Exchange Commission (?SEC?) a Regulation A Offering Statement on Form 1-A under the
Securities Act of 1933, as amended (the ?Securities Act?) relating to the shares of Common Stock offered hereby (?Offering Statement?). This
Offering Circular does not contain all of the information set forth in the Offering Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the SEC.
       The Offering Statement may be inspected and copied at prescribed rates at the public reference room maintained by the SEC at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of this material may also be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549.
       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND, IF GIVEN
OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN
THE BUSINESS AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS OFFERING CIRCULAR. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR
A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.
       THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED
NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.


NOTICE TO RESIDENTS OF PENNSYLVANIA
STEUBEN TRUST CORPORATION ("COMPANY") COMMON SHAREHOLDERS WHO ARE RESIDENTS OF PENNSYLVANIA ARE WELCOME TO ENROLL AND PARTICIPATE IN THE COMPANY?S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ("PLAN"). THE COMPANY IS CLAIMING AN EXEMPTION FROM REGISTRATION IN PENNSYLVANIA UNDER
SECTION 203(n) OF THE PENNSYLVANIA SECURITIES ACT OF 1972. HOWEVER, TO COMPLY WITH THE REGULATIONS OF THE PENNSYLVANIA SECURITIES COMMISSION, PENNSYLVANIA RESIDENTS WHO PARTICIPATE IN THE PLAN ARE NOT PERMITTED TO MAKE VOLUNTARY ADDITIONAL CASH PURCHASES OF THE COMPANY?S COMMON SHARES UNDER THE PLAN.
INDEPENDENT AUDITOR AND LEGAL PROVIDER
       The consolidated financial statements of Steuben Trust Corporation and subsidiaries as of December 31, 2014, and 2013, and for the years then ended have been included herein in the Form 1-A Offering Statement. The consolidated financial statements of Steuben Trust Corporation as of December 31, 2014 and 2013, and the years then ended, have been audited by Crowe Horwath LLP, independent auditors.
       Underberg & Kessler LLP, Rochester, New York, will issue a legal opinion concerning the validity of the common stock being sold in this Offering.


INDEPENDENT AUDITOR?S REPORT


Page
Independent Auditor?s Report	F-2


F-1


INDEPENDENT AUDITOR'S REPORT
Board of Directors and
Shareholders Steuben Trust
Corporation Hornell, New
York
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Steuben Trust Corporation, which comprise the consolidated statements of financial condition as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, shareholders equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management?s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor?s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity?s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion
on the effectiveness of the entity?s internal control.
Accordingly, we express no
such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements
 referred to above present
fairly, in all material respects, the financial position of Steuben Trust
Corporation as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Crowe Horwath LLP
Cleveland,
Ohio February
12, 2015
Page 45 of 104



Consolidated Statements of Financial Condition
December 31, 2014 and 2013
(In thousands, except share amounts)
2014
2013
ASSETS


Cash and due from banks
$	10,374
13,913
Securities available-for-sale
165,678
154,452
Securities held-to-maturity (fair value $9,424 in 2014 and
$7,161 in 2013)
9,302
7,031
Loans, net of allowance of $3,100 in 2014 and $2,860 in
2013
265,857
239,513
Premises and equipment, net
6,914
7,181
Accrued interest receivable
1,701
1,448
Intangible assets, net
88
95
Bank owned life insurance
9,042
8,791
Other real estate owned
1,591
666
Other assets
4,194
5,752
TOTAL ASSETS
$ 474,741
438,842
LIABILITIES


Deposits


Non-interest bearing
$	97,434
83,314
Interest bearing
285,930
269,638
Total deposits
383,364
352,952
Subordinated debentures
2,062
2,062
Advances from Federal Home Loan Bank
38,500
38,000
Accrued interest payable
99
85
Other liabilities
4,941
3,383
Total liabilities
$ 428,966
396,482
SHAREHOLDERS' EQUITY


Common stock - $1 par value; 5,000,000 shares authorized,


1,738,372 shares issued
in 2014, 1,728,385
shares issued in 2013
$	1,738
1,728
Additional paid-in capital
4,818
4,502
Retained earnings
41,339
38,188
Accumulated other comprehensive income/(loss)
392
(131)
Treasury stock, at cost, 100,649 shares in 2014, 91,184
shares in 2013
(2,512)
(2,234)
Total Steuben Trust Corporation Shareholders'
Equity
45,775
42,053
Non-controlling interest
$	-
307
Total equity
$	45,775
42,360
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
$ 474,741
438,842
See accompanying notes to consolidated financial statements.


Page 46 of 104


Consolidated Statements of
Income December 31, 2014 and
2013
(In thousands, except share amounts)
2014	2013
INTEREST INCOME
Loans
$	12,056
11,723
Taxable securities
2,889
2,358
Tax Exempt securities
1,556
1,626
Total interest income
16,501
15,707
INTEREST EXPENSE


Savings and time deposits
699
640
Federal Home Loan Bank advances
330
349
Subordinated debentures
37
38
Total interest expense
1,066
1,027
Net interest income
15,435
14,680
Provision for loan losses
357
154
Net interest income after provision for
loan losses
15,078
14,526
OTHER INCOME


Service charges
2,625
2,768
Trust and investment services income
1,097
967
Gain on sale of investments and other assets
375
353
Other
753
743
Total other income
4,850
4,831
OPERATING EXPENSES


Salaries and employee benefits
7,813
7,617
Occupancy
857
826
Depreciation and amortization
477
496
Marketing and public relations
171
154
Office supplies, printing, postage and courier
430
402
Professional fees
281
186
Furniture and equipment maintenance
627
556
Other operating
2,357
2,528
Total operating expenses
13,013
12,765
Income before income taxes
6,915
6,592
INCOME TAXES
2,000
1,840
NET INCOME
$	4,915
4,752
Less: Net income attributable to non-
controlling interest
46
28
NET INCOME ATTRIBUTABLE TO STEUBEN TRUST CORPORATION
$	4,869
4,724
Basic Earnings Per Share
$	2.97
2.88
Diluted Earnings Per Share
$	2.97
2.87
See accompanying notes to consolidated financial statements.


Page 47 of 104


Consolidated Statements of Comprehensive
Income December 31, 2014 and 2013
(In thousands, except share amounts)
2014
2013
Net Income
$	4,915
4,752
Other comprehensive income:


Unrealized gains/losses on securities:


Unrealized holding gain/(loss) arising during the
period
3,091
(6,560)
Reclassification adjustment for (gains)/losses included
in net income
(197)

Tax effect
(1,120)
2,538
Net of tax
1,774
(4,022)
Defined benefit pension plans:


Net gain/(loss) arising during period
(2,062)
1,947
Reclassification adjustment for amortization
of prior service cost and net gain/(loss)
included in net periodic pension cost
21
225
Tax effect
790
(840)
Net of tax
(1,251)
1,332
Total other comprehensive
income/(loss)
523
(2,690)
Comprehensive income
$	5,438
2,062

Consolidated Statements of Shareholders'
Equity Years Ended December 31, 2014 and
2013
(In thousands, except share data and per share amounts)

Common
Stock
Additional
Paid-in
Capital
Retained
Earnings
Accumulated
Other
Comprehensive
Income (Loss)
Treasury
Stock
Non-
Controlling
Interest
Total
BALANCE, DECEMBER 31, 2012
$ 1,728
4,469
33,464
2,559
(1,811)
314
40,723
Net income
-
-
4,724
-
-
28
4,752
Other comprehensive income
-
-
-
(2,690)
-
-
(2,690)
Cash dividends paid:







$0.00 per Common share
-
-
-
-
-
(28)
(28)
Stock based compensation plan
expense
-
13
-
-
-
-
13
Stock options exercised, including
tax benefit
1,400 Common shares
-
11
-
-
27
-
38
Non-controlling interest shares
retired 14 Preferred
shares
-
-
-
-
-
(7)
(7)
Treasury shares purchased:







17,394 Common shares
-
-
-
-
(471)
-
(471)
Stock sold:







1,110 Common shares
-
9
-
-
21
-
30
BALANCE, DECEMBER 31, 2013
$ 1,728
4,502
38,188
(131)
(2,234)
307
42,360
Net income
-
-
4,869
-
-
46
4,915
Other comprehensive income
-
-
-
523
-
-
523
Cash dividends paid:







$1.05 per Common share
-
-
(1,718)
-
-
(46)
(1,764)
Stock based compensation plan
expense
-
8
-
-
-
-
8
Stock options exercised, including tax
benefit 900 Common shares
-
3
-
-
20
-
23
Non-controlling interest shares
retired 614 Preferred
shares
-
-
-
-
-
(307)
(307)
Treasury shares purchased:







10,365 Common shares
-
-
-
-
(298)
-
(298)
Stock sold:







9,987 Common shares
10
305
-
-
-
-
315
BALANCE, DECEMBER 31, 2014
$ 1,738
4,818
41,339
392
(2,512)
0
45,775

See accompanying notes to consolidated financial statements.
F-5
Page 48 of 104


Consolidated Statements of Cash
Flows Years Ended December 31, 2014
and 2013 (In thousands)
2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income
$	4,915
4,752
Adjustments to reconcile net income to
net cash provided by operating
activities:


Depreciation and amortization
477
496
Provision for loan losses
357
154
Subsequent write down of other real estate
21
134
Gain on sale of securities
(197)
-
Amortization/accretion on securities available for
sale
891
944
Gain on sale of loans held for sale
(178)
(353)
(Gain) Loss on sale of other real estate
(4)
10
Stock based compensation plan expense
8
13
Deferred income tax (income) expense
(21)
118
Net principal disbursed on loans held for sale
(6,417)
(10,973)
Proceeds from sale of loans held for sale
6,595
11,326
Change in:


Accrued interest receivable
(253)
(2)
Other assets
83
(331)
Accrued interest payable
14
(12)
Other liabilities
379
543
Net cash provided by operating
activities
6,670
6,819
CASH FLOWS FROM INVESTING ACTIVITIES


Proceeds from sales of securities available for sale
5,788

Proceeds from maturities and redemptions of securities
available for sale
6,623
5,341
Principal payments on securities available for sale
11,644
14,018
Purchases of securities available for sale
(33,080)
(46,573)
Purchases of securities held to maturity
(8,603)
(5,734)
Proceeds from maturities and redemptions of securities
held to maturity
6,331
4,971
Loan originations and payments, net
(27,752)
597
Proceeds from sale of other real estate
108
593
Capital expenditures
(149)
(107)
Net cash used in investing activities
(39,090)
(26,894)
CASH FLOWS FROM FINANCING ACTIVITIES


Net increase in deposits
30,412
22,918
Repayment of Federal Home Loan Bank advances
(37,000)
(44,000)
Proceeds from Federal Home Loan Bank advances
37,500
40,500
Common stock issued, dividend reinvestment plan
315

Treasury stock sold
23
68
Treasury stock purchased
(298)
(471)
Retirement of non-controlling shares
(307)
(7)
Dividends paid
(1,764)
(28)
Net cash provided by financing
activities
28,881
18,980
NET CHANGE IN CASH AND CASH EQUIVALENTS
(3,539)
(1,095)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR
13,913
15,008
CASH AND CASH EQUIVALENTS AT END OF YEAR
$	10,374
13,913
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
2014
2013
Cash paid during the year for:


Interest
$	1,052
1,039
Income taxes
1,650
1,902
Non-cash investing activities:


Transfer from loans to Other Real Estate Owned
1,051
212

See accompanying notes to consolidated financial statements.
Page 49 of 104


Notes To Consolidated Financial Statements
1.	ORGANIZATION
Steuben Trust Corporation (the Company) is both a bank
holding company and a financial holding company subject
to regulation by certain federal and state agencies,
including the Federal Deposit Insurance Corporation. The
Company, through its bank subsidiary, Steuben Trust
Company (the Bank), provides fi Financial services to
individuals and businesses primarily in Steuben,
Allegany, Livingston, Monroe and Wyoming counties in New
York State. The Bank dissolved its subsidiary - Steuben
Real Estate Holding, Inc (a Real Estate Investment Trust
?REIT?) on December 5, 2014. All minority shareholders
received their equity interests and all accrued and
unpaid dividends. The remaining assets were transferred
back to the Bank. The Company also has an investment in
a subsidiary trust, Steuben Statutory Trust II that is
not consolidated (note 15).
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accounting policies of the Company conform to accounting principles generally accepted in the United States of America. The following is a description of the significant accounting policies followed by the Company.
Principles of Consolidation
The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, the Bank. All material intercompany accounts and transactions have been eliminated in consolidation.
Subsequent Events
The Company has evaluated subsequent events for recognition and disclosure through February 12, 2015, which is the date the financial statements were available to be issued.
Use of Estimates
To prepare financial statements in conformity with accounting principles generally accepted in the United
States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the fi Financial statements and the disclosures provided, and actual results could differ.
Statement of Cash Flows
For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Net cash flows are reported for customer loan and deposit transactions.
Securities
The Company classifies its debt securities as either available for sale or held to maturity. Held to maturity securities are those debt securities, carried at amortized cost, that the Company has the positive intent and the ability to hold until maturity. All other securities not included in held to maturity are classified as available for sale when the security might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.
Management evaluates securities for other-than-temporary impairment (?OTTI?) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis.
If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1)
OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.
Interest income includes interest earned on the securities and the amortization of premiums and accretion of discounts as an adjustment to yield using the effective interest method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Realized gains and losses on securities are recognized on the trade date, are included in earnings and are calculated using the specific identification method for determining the cost of securities sold.


Loans
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of purchase premiums and discounts, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level yield method without anticipating prepayments.
Interest income on residential, commercial real estate (construction and other) and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer loans including auto and other, are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company?s policy, typically after 90 days of non-payment.
For all classes of loans, interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
Allowance for Loan Losses
The allowance for loan losses is a valuation allowance for probable incurred credit losses. The
Company?s provision for loan losses charged to operations is based upon management?s evaluation of the loan portfolio. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.
Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is maintained at an amount management deems adequate to provide for probable incurred loan losses considering the character of the loan portfolio, economic conditions, analysis of specific loans and historical loss experience. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company?s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management?s judgment, should be charged off. The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.
A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.
Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.
Management determines the significance of payment delays and payment shortfalls on a case-bycase basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower?s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
Commercial and commercial real estate loans over $100,000 are individually evaluated for impairment.
If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan?s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.


Page 50 of
104


Notes To Consolidated Financial Statements
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)	Other Real
Estate Owned


Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan?s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.
The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent five years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.
A description of each segment of the loan portfolio, along with the risk characteristics of each segment is included below:
Commercial Loans - Commercial loans are made to businesses generally located within the primary market area. Those loans are generally secured by business equipment, inventory, accounts receivable and other business assets. In underwriting commercial loans we consider the net operating income of the company, the debt service ratio and the financial strength, expertise and credit history of the business owners and/or guarantors. Because payments on commercial loans are dependent on successful operation of the business enterprise, repayment of such loans may be subject to a greater extent to adverse conditions in the economy. We seek to mitigate these risks through underwriting policies which require such loans to be qualified at origination on the basis of the enterprise?s financial performance and the financial strength of the business owners and/or guarantors.
Commercial Real Estate Loans ? We originate commercial real estate loans that are secured by properties used for business purposes, where the primary source of repayment is derived from rental income associated with the property. These properties include office buildings and retail facilities generally located within our primary market area.
Underwriting policies provide that commercial real estate loans are in amounts less than the appraised value of the property. In underwriting commercial real estate loans, we consider the appraised value and net operating income of the property, the debt service ratio and the property owner?s and/or guarantor?s financial strength, expertise and credit history. Because payments on loans secured by commercial real estate properties are dependent on successful operation or management of the properties, repayment of commercial real estate loans may be subject to a greater extent to adverse conditions in the real estate market or the economy.
Residential Real Estate Loans ? Mortgage loans include residential mortgages and home equity loans secured by one to four family residences located within our primary market area. Credit approval for residential real estate loans requires demonstration of sufficient income to repay the principal and interest and the real estate taxes and insurance, stability of employment and an established credit record. Loans in excess of 80% of the appraised value of the property securing the loan require private mortgage insurance. The Company does not engage in subprime lending.
Consumer Loans ? We originate consumer loans including auto loans to consumers in our primary market area. Credit approval for other consumer loans requires income sufficient to repay principal and interest due, stability of employment, an established credit record and sufficient collateral for secured loans. Consumer loans typically will have shorter terms and lower balances with higher yields as compared to real estate loans, but generally carry higher risks of default. Consumer loan collections are dependent on the borrower?s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the rights (free of conditions that constrain it taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before maturity.


Other real estate owned includes property acquired
through, or in lieu of, formal foreclosure are
initially recorded at fair value less costs to sell
when acquired, which establishes a new cost basis.
After transfer, the property is carried at the lower
of cost or fair value, less estimated selling
expenses. If fair value declines subsequent to
foreclosure, a valuation allowance is recorded
through expense. Operating costs after foreclosure
are expensed.
Premises and Equipment
Land is carried at cost. Premises and equipment are
stated at cost less accumulated depreciation.
Depreciation is computed primarily on the straight-
line method with useful lives generally ranging from
15 to 39 years for building and related components and
3 to 7 years for furniture and equipment.
Bank Owned Life Insurance
The Company has purchased life insurance policies on
certain directors and a former executive officer. Bank
owned life insurance is recorded at the amount that
can be realized under the insurance contract at the
balance sheet date, which is the cash surrender value
adjusted for other charges or other amounts due that
are probable at settlement.
Comprehensive Income
Comprehensive income consists of net income and other
comprehensive income. Other comprehensive income
consists of the net unrealized holding gains or losses
of securities available for sale, and changes in the
funded status of the pension plan, net of the related
tax effect.
Earnings Per Share
Basic earnings per common share is net income
available to Steuben Trust Corporation common
shareholders divided by the weighted average number
of common shares outstanding during the period.
Diluted earnings per common share includes the
dilutive effect of additional potential common
shares issuable under stock options.
The factors used in computing earnings per share are
as follows (in thousands except share and per share
data):
Basic:
Net income attributable to Steuben
Trust Corporation
2014
2013

$	4,869
4,724
Weighted average common shares
outstanding
1,636,909
1,642,617
Basic earnings per common share
$	2.97
2.88
Diluted:


Net income attributable to Steuben Trust
Corporation
$	4,869
4,724
Weighted average common shares
outstanding for basic earnings
per common share
1,636,909
1,642,617
Add: Dilutive effects of stock options
1,889
1,179
Average shares and
dilutive potential common
shares
1,638,798
1,643,796
Diluted earnings per share
$	2.97
2.87

There were no stock options for shares of common stock that were not considered in computing diluted earnings per share for 2014 because they were antidilutive.
There were 9,100 stock options at December 31, 2013 that were antidilutive.
Page 51 of 104


Notes To Consolidated Financial Statements
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued) Income Taxes
Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.
The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which includes the enactment date. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.
A tax position is recognized as a benefit only if it is ?more likely than not? that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the ?more likely than not? test, no tax benefit is recorded.
The Company recognizes interest and/or penalties related to income tax matters in income tax expense.
Retirement Plans
The Bank sponsors a non contributory defined benefit retirement plan for full-time employees who have attained the age of 21 and have a minimum of one year of service. New employees hired on or after March 1, 2009 are excluded from participation in the plan. The plan was frozen and curtailed to new benefit accruals as of December 31, 2012. Pension expense is the net of service and interest cost, return on plan assets and amortization of gains and losses not immediately recognized. Accrued pension costs are funded to the extent deductible for federal income tax purposes.
The Bank also provides a savings and retirement
401(k) plan for all eligible employees who elect to participate. For the 2010 plan year, the Bank adopted a provision which provides a ?safe harbor? matching contribution equal to 100% of the first 3% of compensation deferred, plus 50% of the next 2% of compensation deferred up to a maximum of 4%. Employer contributions are funded as they are accrued. There is also a discretionary contribution that may be paid to eligible employees. This is subject to approval by the board of directors annually.
Stock-Based Compensation
Compensation cost is recognized for stock options issued to employees, based on the fair value of these awards at the date of grant. A BlackScholes model is utilized to estimate the fair value of stock options.
Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award.
Loan Commitments and Related Financial Instruments
Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer-financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.
Such financial instruments are recorded when they are funded.
Loans Held for Sale
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.
Mortgage loans held for sale are generally sold with servicing rights retained. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.


Long-term Assets
These assets are reviewed for impairment when events indicate their carrying amounts may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.
Loss Contingencies
Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.
Fair Value of Financial Instruments
Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.
Reclassifications
Some items in the prior year financial statements were reclassified to conform to the current presentation.
Reclassifications had no affect on prior year net income or shareholders?equity.
Operating Segments
While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Corporation-wide basis, and operating segments are aggregated into one as operating results for all segments are similar. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.
Adoption of New Accounting Standards and Newly
Issued Not Yet Effective Accounting Standards.
In January 2014, the Financial Accounting Standards
Board issued an accounting standards update clarifying guidance for in substance repossessions and foreclosures, and requiring additional disclosures regarding foreclosed residential real estate property and recorded investments in consumer mortgage loans collateralized by residential real estate in the process of foreclosure. This standard will be effective for companies for interim and annual periods beginning after December 15, 2014.
The Corporation will adopt this new guidance as required, and it is not expected to have a material impact on the Corporation?s Consolidated Financial
Statements.
Also, in May 2014 the Financial Accounting Standards
Board amended existing guidance related to revenue from contracts with customers. This amendment supersedes and replaces nearly all existing revenue recognition guidance, including industry-specific guidance, establishes a new control based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. In addition, this amendment specifies the accounting for some costs to obtain or fulfill a contract with a customer. These amendments are effective for annual reporting periods beginning after December 15, 2014 including interim periods within that reporting period. The Company is currently evaluating the impact of this new accounting standard on the Consolidated Financial
Statements.


Page 52 of 104
F-9


Notes To Consolidated
Financial Statements 3.
SECURITIES
The following table summarizes the amortized cost and
fair value of the available-for-sale securities and
held-to-maturity investment securities portfolio at
December 31, 2014 and 2013 and the corresponding
amounts of gross unrealized gains and losses
recognized in accumulated other comprehensive income
(loss) for securities available for sale (in
thousands):
2014
Amortized	Unrealized
Unrealized
Cost	Gains	Losses
Fair
Value
Available-for-sale




United States Agency securities
$	43,035
1,900
195
44,740
State and municipal securities
43,972
1,253
109
45,116
U.S. Agency Mortgage-backed
securities-residential
71,553
1,450
355
72,648
U.S. Corporate Bonds
3,134
42
2
3,174
Total securities available-for-sale
$	161,694
4,645
661
165,67
8
Held-to-maturity
State and municipal securities
$	9,302
122
-
9,424
Total securities held-to-maturity
$	9,302
122
-
9,424

2013
Amortized	Unrealized
Unrealized
Cost	Gains	Losses
Fair
Value
Available-for-sale
United States Agency securities
State and municipal securities
U.S. Agency Mortgage-backed securities-
residential
U.S. Corporate Bonds
$	41,241
47,314
63,787
1,020
1,460
1,271
1,039
24
651
799
1,25
4 -
42,05
0
47,78
6
63,57
2
1,044
Total securities available-for-sale
$
	153,362
3,794
2,704
154,45
2
Held-to-maturity
State and municipal securities
$	7,031
130
-
7,161
Total securities held-to-maturity
$	7,031
130
-
7,161
Sales of available-for-sale securities
were as follows (in thousands):

2014
2013

Proceed
s Gross
gains
Gross
losses

$	5,788
197
-
-
-
-


The tax provision related to these net realized gains was $76,000 for 2014 compared to none for 2013.


Securities with unrealized losses at December 31, 2014 and 2013, not recognized in income, are as follows (in thousands):

2014

2013
Loss For Less Than 12 Months
Fair
Value
Unrealized
Losses
Fair
Value
Unrealized
Losses
Available-for-sale
United States Agency securities
State and municipal securities
U.S. Agency Mortgage-backed
securities-residential
U.S. Corporate Bonds
$	-
771
5,623
1,105
 -

4
2
8
2
13,9
39
10,1
64
29,4
19 -
651
485
941
-
Total available-for-sale
$	7,499
34
53,522
2,077
Loss For 12 Months Or More
Fair
Value
Unrealized
Losses
Fair
Value
Unrealized
Losses

Available-
for-sale




United States Agency securities
$	11,207
195
-

State and municipal securities
7,366
105
4,748
314
U.S. Agency Mortgage-backed
securities-residential
18,197
327
5,971
313
U.S. Corporate Bonds
-
-
-

Total available-for-sale
$	36,770
627
10,719
627

Total
Fair
Value
Unrealized
Losses
Fair
Value
Unrealized
Losses
Available-for-sale




United States Agency securities
$	11,207
195
13,939
651
State and municipal securities
8,137
109
14,912
799
U.S. Agency Mortgage-backed
securities-residential
23,820
355
35,390
1,254
U.S. Corporate Bonds
1,105
2
-

Total available-for-sale
$	44,269
661
64,241
2,704

Unrealized losses on the above securities have not been recognized into income because the issuers are of high credit quality, management does not intend to sell and it is unlikely that management will be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to fluctuations in interest rates. The fair value is expected to recover as the securities approach their maturity date and /or market rates adjust favorably.
The amortized cost and fair value of debt securities are shown by contractual maturity as of December 31, 2014 (in thousands):

Amortized
Cost
Fair
Value
Available-for-sale


Due in one year or less
$	5,444
5,512
Due after one year through five
years
34,396
35,436
Due after five years through ten
years
58,300
60,506
Due after ten years
63,554
64,224
Total available-for-sale
$	161,694
165,678
Held-to-maturity


Due in one year or less
$	7,673
7,698
Due after one year through five
years
1,575
1,666
Due after five years through ten
years
54
60
Due after ten years
-
-
Total held-to-maturity
$	9,302
9,424



Page 53 of 104
F-10


Notes To Consolidated
Financial Statements


3.	SECURITIES (continued)
At December 31, 2014 and 2013, securities with a fair
value of $156,340,000 and $151,036,000 respectively,
were pledged to secure governmental deposits, Federal
Home Loan Bank advances and for other purposes as
required or permitted by law.
4.	LOANS
The following is a summary of loans outstanding at year-end (in thousands):

2014
2013
Residential mortgages and home
equity loans
$	76,923
81,549
Commercial loans
96,501
89,010
Commercial real estate loans
77,963
56,100
Consumer loans
17,050
15,257
Total
268,437
241,916
Net unearned loan origination fees
and costs
520
457
Total loans
$	268,957
242,373

The recorded investment in loans includes principal
outstanding adjusted for net unearned loan origination
fees and cost, net loan premiums and discounts and
loss on any loan charge-offs. The recorded investment
in loans does not include accrued interest receivable,
as the effect is not considered to be material.
Commercial real estate loans are defined as loans
secured by real estate for which rental income on the
collateral property is the primary source of repayment
of the loan.
The Company?s market area is generally Steuben,
Allegany, Livingston, Monroe and Wyoming Counties in
New York State. Most of its loans are made in its
market area and, accordingly, the ultimate
collectibility of the Company?s loan portfolio is
susceptible to changes in market conditions in this
area.
The Company?s concentration of credit risk is shown
in the above schedule of loans outstanding. The
concentration of off-balance sheet credit risk in
commercial letters of credit and mortgage,
commercial and auto loans commitments is similar to
the loans outstanding above. Management is not
aware of any material concentrations of credit risk
to any industry or individual borrower.
The following is a summary of changes in the allowance
for loan losses by portfolio segment as of December
31, 2014 and 2013 (in thousands):
2014
Commercial
Commercial
Real
Estate
Residentia
l
Real
Estate
Consumer
	Unallocated
Tota
l
Allowance for loan
losses:






Beginning balance
$	1,243
1,111
187
128
191
2,860
Provision for loan
losses
(99)
318
(40)
159
19
357
Loan charge-offs
(11)
(20)
(15)
(155)
-
(201)
Recoveries
13
24
-
47
-
84
Total ending allowance
balance
$	1,146
1,433
132
179
210
3,100

2013
Commercial
Commercial
Real
Estate
Residentia
l
Real
Estate
Consumer
	Unallocated
Tota
l
Allowance for loan
losses:






Beginning balance
$	1,274
852
153
223
373
2,875
Provision for loan
losses
(16)
367
46
(61)
(182)
154
Loan charge-offs
(34)
(116)
(12)
(97)
-
(259)
Recoveries
19
8
-
63
-
90
Total ending allowance
balance
$	1,243
1,111
187
128
191
2,860


The following table presents the balance in the
allowance for loan losses and the recorded investment
in loans by portfolio segment and based on impairment
method as of December 31, 2014 and 2013 (in
thousands):
	-	-	-	-	88
	1,433	132	179	210	3,012
	1,433	132	179	210	3,100
	-	-	-	-	295
	77,963	77,362	17,150	-	268,662
	77,963	77,362	17,150	-	268,957
Commercial	Residential
Real	Real
Estate	Estate Consumer Unallocated Total
	274	-	-	-	274
	837	187	128	191	2,586
	1,111	187	128	191	2,860
	1,148	-	-	-	1,315
	54,952	81,943	15,335	-	241,058
	56,100	81,943	15,335	-	242,373
The following table presents loans evaluated for
impairment by class of loans as of December 31, 2014
and 2013 (in thousands):
Unpaid	Allowance for	Average	Interest	Cash Basis
Principal	Recorded	Loan Losses	Recorded	Income	Interest
2014	Balance	Investment	Allocated	Investment	Recognized	Recognized
With no related allowance recorded:
Commercial	$	-	-	-	98	-	-
Commercial Real Estate:
Construction	-	-	-	-	-	-
Other	-	-	-	-	-	-
Residential Real Estate	-	-	-	-	-	-
With an allowance recorded:
Commercial	295	295	88	90	7	7
Commercial Real Estate:
Construction	-	-	-	-	-	-
Other	-	-	-	-	-	-
Residential Real Estate
Total	$	295	295	88	188	7	7
Unpaid	Allowance for	Average	Interest	Cash Basis
Principal	Recorded	Loan Losses	Recorded	Income	Interest
2013	Balance	Investment	Allocated	Investment	Recognized	Recognized
With no related allowance recorded:
Commercial	$	167	167	-	52	-	-
Commercial Real Estate:
Construction	-	-	-	-	-	-
Other	-	-	-	-	-	-
Residential Real Estate	-	-	-	-	-	-
With an allowance recorded:
Commercial	-	-	-	-	-	-
Commercial Real Estate:
Construction	-	-	-	-	-	-
Other	1,148	1,148	274	1,218	-	-
Residential Real Estate	-	-	-	-	-	-
Total	$	1,315	1,315	274	1,270	-	-
Page 54 of 104


Notes To Consolidated Financial Statements 4. LOANS (continued)
Nonaccrual loans and loans past due 90 days and over and still accruing include both smaller balance homogenous loans that are collectively evaluated for impairment and individually classified impaired loans.
The following table presents the recorded investment in nonaccrual and loans past due 90 days and over and still on accrual by class of loans as of December 31, 2014 and 2013
(in thousands):


2014


2013



Loans Past Due
90 Days and Over and
Still Accruing
Nonaccrua
l
Tota
l
Loans Past Due
90 Days and
Over and
Still
Accruing
Nonaccrua
l
Total
Commercial
$	-
336
336
$	-
22
22
Commercial Real
Estate:






Constructio
n
-
-
-
-
-
-
Other
-
-
-
-
1,148
1,148
Consumer
-
28
28
-
30
30
Residential Real
Estate
124
242
366
191
120
311
Total
$	124
606
730
$ 191
1,320
1,511

The following table presents the aging of the recorded investment in past due loans as of December 31,
2014 and 2013 by class of loans (in thousands):
30-59	60-89 Greater than
Days	Days	89 days	Total Loans Not
2014	Past Due Past Due Past Due Past Due Past Due	Total

Commercial
$	954
47
289
1,290
95,192
96,482
Commercial Real
Estate:






Construction
-
-
-
-
5,641
5,641
Other
55
-
-
55
72,267
72,322
Consumer
144
11
28
183
16,967
17,150
Residential Real
Estate
516
76
331
923
76,439
77,362
Total
$ 1,669
134
648
2,451
266,50
6
268,95
7

30-59	60-89 Greater than
Days	Days	89 days	Total Loans Not
2013	Past Due Past Due Past Due Past Due Past Due	Total

Commercial
$	556
146
-
702
88,293
88,995
Commercial Real
Estate:






Construction
-
-
-
-
3,276
3,276
Other
80
-
1,148
1,228
51,596
52,824
Consumer
152
19
9
180
15,155
15,335
Residential Real
Estate
767
198
265
1,230
80,713
81,943
Total
$ 1,555
363
1,422
3,340
239,03
3
242,37
3

Page 55 of 104


Notes To Consolidated
Financial Statements 5. FAIR
VALUE
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:
Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3: Significant unobservable inputs that reflect a reporting entity?s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The Company used the following methods and significant assumptions to estimate fair value:
Investment Securities
The fair values for investment securities are determined by quoted market prices, if available
(Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2).
Impaired Loans
The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisal.
These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.
Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower?s financial statements, or aging reports, adjusted or discounted based on management?s historical knowledge, changes in market conditions from the time of the valuation, and management?s expertise and knowledge of the client and client?s business, resulting in Level 3 fair value classification.
Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.
Other Real Estate Owned
Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell.
Fair value is commonly
based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.
Adjustments are routinely
made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.
Appraisals for collateral-dependent impaired loans and real estate owned are performed by certified general appraisers whose qualifications and licenses have been reviewed and verified by the
Company. Once received, it is reviewed by one of the Company?s appraisal reviewers. The assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics are reviewed. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the most recent appraised value to determine what additional adjustment should be made to the appraisal value to arrive at fair value.


Assets measured at fair value on a recurring basis are summarized below (in thousands):


Fair Value Measurements at
December 31, 2014 Using:


Quoted
Prices
in Active	Significant


Markets
for
Other
Significant


Identica
l
Observable
Unobservable

Carrying
Assets
Inputs
Inputs
Financial Assets
Value
(Level
1)
(Level 2)
(Level 3)
Securities-available-
for-sale United
States Agency
securities
$	44,740
-
44,740
-
State and municipal securities
45,116
-
45,116
-
U.S. Agency mortgage-backed
securities-residential
72,648
-
72,648
-
U.S. Corporate Bonds
3,174
-
3,174
-
Total investment securities
available-for-sale
$	165,678
-
165,678
-



Fair Value Measurements at
December 31, 2013 Using:


Quoted
Prices
in Active	Significant


Markets
for
Other
Significant


Identica
l
Observable
Unobservable

Carrying
Assets
Inputs
Inputs
Financial Assets
Value
(Level
1)
(Level 2)
(Level 3)
Securities-available-
for-sale United
States Agency
securities
$	42,050
-
42,050
-
State and municipal securities
47,786
-
47,786
-
U.S. Agency mortgage-backed
securities-residential
63,572
-
63,572
-
U.S. Corporate Bonds
1,044
-
1,044
-
Total investment securities
available-for-sale
$
	154,452
-
154,452
-

There were no transfers between Level 1 and Level 2 during 2014 or 2013.


F-13	Page 56 of 104


Page 57 of
104


Notes To Consolidated
Financial Statements 5. FAIR
VALUE (continued)
The following represent impairment charges recognized during the period:
Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $295,000, with a valuation allowance of $88,000 at December 31, 2014, resulting in no additional provision for loan losses at December 31, 2014. At December 31, 2013, impaired loans had a carrying amount of $1,148,000, with a valuation allowance of $274,000, resulting in no additional provision for loan losses for the year ending December 31, 2013, and a $116,000 charge-off during 2013 that was fully reserved in a prior period.
Other real estate owned which is measured at the lower of carrying or fair value less costs to sell, had a net carrying amount of $1,591,000, which is made up of the outstanding balance of $1,852,000, net of a valuation allowance of $261,000 at December 31, 2014, resulting in a write-down of $21,000 for the year ending December 31, 2014. At December 31, 2013, other real estate owned had a net carrying amount of $666,000, which is made up of the outstanding balance of $946,000, net of a valuation allowance of $280,000, resulting in a write-down of $134,000 for the year ending December 31, 2013.
The carrying amount and estimated fair values of financial instruments at December 31, 2014 and 2013 were as follows (in thousands):

Carrying
Amount
Fair Value
Measurements at
December 31, 2014
Using:

Total


Level 1	Level 2
Level 3

Financial assets





Cash and due from banks
$	10,374
10,374
-
-
10,374
Securities available-
for-sale
165,678
-
165,678
-
165,678
Securities held-to-
maturity
9,302
-
9,424
-
9,424
Net loans
265,857
-
-
267,508
267,508
Accrued interest
receivable
1,701
-
995
706
1,701
Financial liabilities





Demand and savings
deposits
(245,661)
(245,661)
-
-
(245,661)
Time deposits
(137,703)
-
(137,798)
-
(137,798)
Advances from FHLB
(38,500)
-
(38,530)
-
(38,530)
Subordinated
debentures
(2,062)
-
(1,652)
-
(1,652)
Accrued interest
payable
(99)
-
(99)
-
(99)


Carrying
Amount
Fair Value
Measurements at
December 31, 2013
Using:

Total


Level 1	Level 2
Level 3

Financial assets





Cash and due from banks
$	13,913
13,913
-
-
13,913
Securities available-
for-sale
154,452
-
154,452
-
154,452
Securities held-to-
maturity
7,031
-
7,161
-
7,161
Net loans
239,513
-
-
240,201
240,201
Accrued interest
receivable
1,448
-
960
488
1,448
Financial liabilities





Demand and savings
deposits
(228,048)
(228,048)
-
-
(228,048)
Time deposits
(124,904)
-
(125,134)
-
(125,134)
Advances from FHLB
(38,000)
-
(38,132)
-
(38,132)
Subordinated
debentures
(2,062)
-
(1,672)
-
(1,672)
Accrued interest
payable
(85)
-
(85)
-
(85)


The estimated fair value approximates carrying amount for all items except those described below. Estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities.
Loans: The fair value is estimated using an internally generated cash flow, consisting of beginning known or estimated maturities, known or estimated principal payments, and assumed prepayments. Each month?s cash flow is then discounted to the current market or discount rate. The discount rate for fair value purposes is the current offering rate for the same loan category. The sum of the values for each period is aggregated to produce a value for the position as a whole.
Time Deposits: The fair value is estimated using internally generated cash flows, consisting of beginning known or estimated maturities, known or estimated principal payments, and usually a small assumed early withdrawal. Each month?s cash flow is then discounted to that month?s current market or discount rate modified by a constant spread. The current market rate varies by month, and is based on the LIBOR/swap curve. The sum of the values for each period is aggregated to produce a value for the position as a whole.
Borrowings: The fair values of the Company?s Federal
Home Loan Bank advances are estimated using discounted cash flow analyses based on the current borrowings for similar types of borrowing arrangements resulting in a Level 2 classification. The fair values of the Company?s subordinated debentures are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.
Accrued Interest Receivable/Payable: The carrying amount of accrued interest approximate fair value resulting in a Level 2 or Level 3 classification, is consistent with the classification of the asset or liability they are associated with.
Off-balance Sheet Instruments: Fair values for off-balance sheet, credit- related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining term of the agreements and the counterparties? credit standing. The fair value of commitments is not material.
6. OTHER REAL ESTATE OWNED
Other real estate owned at December 31, 2014 and 2013 was as follows (in thousands):

2014
2013
Other real estate owned
$	1,852
946
Valuation allowance
(261)
(280)
Net other real estate owned
$ 1,591
666
Activity in the valuation allowance was as follows (in thousands):



2014
2013
Beginning of Year
$	280
237
Additions charged to expense
21
134
Direct write-downs
(40)
(91)
End of Year
$	261
280
Expenses related to foreclosed assets include
(in thousands):



2014
2013
Net loss/(gain) on sales
$	(4)
10
Provision for unrealized losses
21
134
Operating expenses, net of rental income
8
70
End of Year
$	25
214




F-
15
Page 58 of 104


Notes To Consolidated
Financial Statements


7. PREMISES AND EQUIPMENT
Premises and equipment at December 31, 2014 and 2013 consist of the following (in thousands):

2014
2013
Land
$	2,151
2,151
Bank premises
7,764
7,753
Furniture and equipment
6,742
6,604
Cost basis
16,657
16,508
Accumulated
depreciation
9,743
9,327
Net
$	6,914
7,181

Depreciation expense was $416,000 and $423,000 for
2014 and 2013, respectively.
Operating Leases
The Company leases certain branch properties and
equipment under operation leases. Rent expense was
$223,000 for 2014 and $228,000 for 2013. Rent
commitments, before considering renewal options that
generally are present, were as follows (in thousands):
Year
Amount
2015
$	214
2016
194
2017
166
2018
127
2019
49
Thereafter
142
Total
$	892

8.	GOODWILL AND INTANGIBLE ASSETS
The Company acquired Canisteo Savings and Loan
Association (Canisteo) on February 20, 2009. As a
result of this acquisition, goodwill of $64,000 was
recorded by the Company. An annual impairment
analysis of goodwill is performed with any
identified impairment charged to expense. No
impairment was identified in either 2014 or 2013.
Also as a result of this acquisition, a core deposit
intangible amount of $65,000 was initially recorded
by the Company. The Company recorded $7,000 in
annual amortization expense associated with this
item during 2014 and 2013. The remaining net amount
of $24,000 is included in intangible assets on the
Statement of Financial Condition. The remaining core
deposit intangible will be amortized over 4 more
years.
9.	INCOME TAXES
The components of income tax expense/(benefit) on
operations are as follows (in thousands):
Year ended December
31,
Feder
al
State
2014
$	1,693
328
(80)
59
1,613
387
Total

$	2,021
(21)
2,000


Current
Deferred
Total
Year ended December
31,
Feder
al
State
2013
$	1,399
323
96
22
1,495
345
Total

$	1,722
118
1,840

The actual and statutory tax rates on operations for the years ended December 31, 2014 and 2013 differ as follows:

2014

2013
Statutory rate
34.0
%
34.0 %
Increase (decrease) resulting from:



Tax-exempt income
(8.9)

(9.7)
State taxes, net of federal income
tax benefit
3.7

3.5
Other
0.3

0.2
Actual rate
29.1
%
28.0 %


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2014 and 2013 are presented below (in thousands):

2014
2013
Deferred tax assets
Allowance for
loan losses
Deferred
Compensation
Pension Plan
Other
$	1,038
1,079
1,294
179
 980
1,00
7
505
264
Total gross deferred tax
assets
3,590
2,756
Deferred tax liabilities


Depreciation
144
144
Net unrealized gain on securities
available for sale
1,541
422
Prepaid pension expenses
804
809
Other
270
241
Total gross deferred tax
liabilities
2,759
1,616
Net deferred tax asset/ (liability)
$	831
1,140

Realization of deferred tax assets is dependent upon
the generation of future taxable income or the
existence of sufficient taxable income within the
carryback period. A valuation allowance is provided
when it is more likely than not that some portion of
the deferred tax assets will not be realized. In
assessing the need for a valuation allowance,
management considers the scheduled reversal of the
deferred tax liabilities, the level of historical
taxable income and projected future taxable income
over the periods in which the temporary differences
comprising the deferred tax assets will be
deductible. Based on its assessment, management
determined that no valuation allowance is necessary.
At December 31, 2014 and 2013 the Company had no
unrecognized tax benefits. The Company does not
expect the amount of unrecognized tax benefits to
increase significantly within the next twelve
months. There were no penalties or interest related
to income taxes recorded in the income statement
for the years ended December 31, 2014 and 2013 and
no amounts accrued for penalties as of December 31,
2014 and 2013.
The Company is subject to U.S. federal income tax as
well as income tax of the state of New York. The
Company is no longer subject to examination by taxing
authorities for years before 2011.
10.	DEPOSITS
Contractual maturities of time deposits at December
31, 2014 and 2013 were as follows (in thousands):

2014
2013
Under three months
$	66,574
52,873
Three to twelve months
33,198
40,132
Over one year to three
years
32,521
29,581
Over three years
5,410
2,318
Total time deposits
$	137,703
124,904

Included in time deposits were $38,945,000 in
brokered deposits at December 31, 2014 compared to
$37,044,000 at December 31, 2013.
Time deposits that meet or exceed the FDIC Insurance
limit of $250,000 at year end 2014 and 2013 were
$48,339,000 and $35,990,000, respectively.
11.	BENEFIT
PLANS Pension
Plan
The Company has a funded noncontributory defined benefit pension plan that covers the majority of its employees. The plan provides defined benefits based on years of service and final average salary. The
Company uses December 31 as the measurement date for its pension plan. New employees hired on or after March 1, 2009 are excluded from participation in the plan. The plan was frozen and curtailed to new benefit accruals as of December 31, 2012.
Page 59 of 104


Notes To Consolidated
Financial Statements 11.
BENEFIT PLANS (continued)
The following table sets forth the defined benefit pension plan?s change in benefit obligation and change in plan assets for the years ended December 31, 2014 and 2013 (in thousands):

2014
2013
Change in projected benefit obligation:


Benefit obligation at beginning of year
$	10,067
11,097
Service cost
91
89
Interest cost
498
447
Actuarial (gain)/loss
2,261
(1,061)
Benefits paid and expected plan expenses
(509)
(505)
Benefit obligation at end of year
12,408
10,067
Change in plan assets:


Fair value of plan assets at beginning of
year
10,853
9,380
Actual return on plan assets
902
1,485
Benefits paid and plan expenses
(526)
(512)
Contributions
-
500
Fair value of plan assets at end of
year
11,229
10,853



Funded status at end of year (plan assets less
benefit obligation)
$	(1,179)
786

Amount recognized in accumulated other comprehensive
income/ (loss) at December 31, 2014 and 2013 consists
of (in thousands):
2014	2013
Unrecognized net actuarial (loss), net of tax	$ (2,051)	(800)
The amount of net actuarial loss that will be amortized in 2015 is $216,000. The accumulated benefit obligation for the years ended December 31, 2014 and 2013 was $12,408,000 and $10,067,000 respectively.
Pension costs consist of the following components for the years ended December 31, 2014 and 2013 (in thousands):

2014
2013
Service cost
$	91
89
Interest on projected benefit obligation
498
447
Expected return on plan assets
(686)
(592)
Amortization of net loss
21
225
Net periodic pension expense (benefit)
$	(76)
169

2014
2013
Net loss (gain)
2,062
(1,947)
Amortization of net gain/(loss)
(21)
(225)
Total recognized in
other comprehensive
income (gain)
2,041
(2,172)
Total recognized in net periodic
pension cost/(income) and other
comprehensive income
1,965
(2,003)
Weighted-average of assumptions used to determine net periodic cost are as follows:



2014
2013
Discount rate
5.10%
4.13%
Expected long-term rate of return
6.50%
6.50%
Rate of Compensation Increase
0.00%
0.00%

Weighted-average of assumptions used to determine pension benefit obligations at year end are as follows:
2014	2013
Discount rate	4.04%	5.10%
Rate of Compensation Increase	0.00%	0.00%


The System's overall investment strategy is to achieve a mix of approximately 97% of investments for long-term growth and 3% for near-term benefit payments with a wide diversification of asset types, fund strategies, and fund managers. The target allocations for System assets are shown in the table below. Cash equivalents consist primarily of government issues (maturing in less than three months) and short term investment funds. Equity securities primarily include investments in common stock, depository receipts, preferred stock and real estate investment trusts. Fixed income securities include corporate bonds, government issues, mortgage backed securities, municipals and other asset backed securities.
The weighted average expected long-term rate of return is estimated based on current trends in the System?s assets as well as projected future rates of return on those assets and reasonable actuarial assumptions based on the guidance provided by ASOP
No. 27 "Selection of Economic Assumptions for
Measuring Pension Obligations" for long term inflation, and the real and nominal rate of investment return for a specific mix of asset classes. The following assumptions were used in determining the long-term rate of return:
Equity securities- Dividend discount model, the smoothed earnings yield model and the equity risk premium model.
Fixed income securities- Current yield-to-maturity and forecasts of future yields.
Other financial instruments- Comparison of the specific investment?s risk to that of fixed income and equity instruments and using judgment.
The long term rate of return considers historical returns. Adjustments were made to historical returns in order to reflect expectations of future returns.
These adjustments were due to factor forecasts by economists and longterm U.S. Treasury yields to forecast long-term inflation. In addition forecasts by economists and others for longterm GDP growth were factored into the development of assumptions for earnings growth and per capita income.
Effective February 2012, the System revised its investment guidelines. The System currently prohibits its investment managers from purchasing any security greater than 5% of the portfolio at the time of purchase or greater than 8% at market value in any one issuer. Effective June 25, 2013 the issuer of any security purchased must be located in a country in the MSCI (Morgan Stanley Capital International) World
Index. In addition, the following are prohibited:
Equity securities- Short sales, unregistered securities and margin purchases.
Fixed income- Mortgage backed derivatives that have an inverse floating rate coupon or that are interest only securities. Any asset backed security that is not issued by the U.S. Government or its agencies or its instrumentalities. Generally securities of less than Baa2/ BBB quality may not be purchased.
Securities of less than A-quality may not in the aggregate exceed 13% of the investment manager's portfolio. Prior to February 2012, these investments could not exceed 10% of the manager?s portfolio.
Effective February 2012, an investment manager?s portfolio of commercial mortgage-backed securities and asset backed securities shall not exceed 10% of the portfolio at the time of purchase.
Other financial instruments- Unhedged currency exposure in countries not defined as "high income economies" by the World Bank.
All other investments not prohibited by the System are permitted. At December 31, 2014 and 2013 the
System held certain investments which are no longer deemed acceptable to acquire. These positions will be liquidated when the investment managers deem that such liquidation is in the best interest of the System. The target allocation range below is both historic and prospective in that it has not changed since prior to 2012. It is the asset allocation range that the investment managers have been advised to adhere to and within which they may make tactical asset allocation decisions.



Weighted-
Average


Percentage of Plan Assets
at
Expected
Asset Category
Target
Allocation
2015
December 31,
   Long-Term
Rate of Return


2014	2013

Cash equivalents
0-20%
8.7%	5.5%
0.26%
Equity securities
40-60%
48.2%	50.6%
4.05%
Debt securities
40-60%
43.1%	43.9%
1.98%
Other financial
instruments
0-5%
-	-
-


Page 60 of
104


Notes To Consolidated
Financial Statements 11.
BENEFIT PLANS (continued)
Fair Value of Plan Assets
Fair value is the exchange price that would be received for an asset or paid to transfer a liability
(exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:
Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3: Significant unobservable inputs that reflect a reporting entity?s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. Investments valued using the NAV (Net Asset
Value) are classified as level 2 if the System can redeem its investment with the investee at the NAV at the measurement date. If the System can never redeem the investment with the investee at the NAV, it is considered a level 3. If the System can redeem the investment at the NAV at a future date, the System?s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset.
The System uses the Thomson Reuters Pricing Service to determine the fair value of equities excluding commingled pension trust funds, the pricing service of IDC Corporate USA to determine the fair value of fixed income securities excluding commingled pension trust funds and JP Morgan Chase Bank, N.A. to determine the fair value of commingled pension trust funds. In accordance with ASC 820, the following tables (rounded to the nearest thousands) represent the Plan?s fair value hierarchy for its financial assets (investments) measured at fair value on a recurring basis.


The following table represents the Plan?s assets at fair value by class, as of December 31, 2014 and 2013
(in thousands):


2014



Level 1
Level 2
Level
3
Total
Cash Equivalents:
Foreign currencies
Government Issues
Short term investment funds
(a)
$	5
-
-
-
37
940
-
-
-
5
37
940
Total Cash Equivalents
5
977
-
982
Equities:




Common Stock
2,189
-
-
2,189
Depository Receipts
27
-
-
27
Commingled Pension Trust
Funds
-
1,605
-
1,605
Exchange Traded Funds
1,570
-
-
1,570
Preferred Stock
21
-
-
21
Total Equities
3,807
1,605
-
5,412
Fixed Income Securities:




Auto loan receivable
-
49
-
49
Collateralized mortgage
obligations
-
101
-
101
Commingled Pension Trust
Funds
-
3,132
-
3,132
Corporate Bonds
-
441
-
441
Federal Home Loan Mortgage
Corp
-
11
-
11
Federal National Mortgage
Assoc
-
290
-
290
General National Mortgage
Assoc. II
-
18
-
18
Government Issues
-
764
-
764
Other Asset Backed
Securities
-
24
-
24
Other Securities
-
5
-
5
Total Fixed Income
Securities
-
4,835
-
4,835
Total Investments
$
3,812
7,417
-
11,229
(a) Fair value at
NAV






2013



Level 1
Level 2
Level
3
Total
Cash Equivalents:
Foreign currencies
Government Issues
Short term investment funds
(a)
$	15
-
-
-
157
420
-	15
-	157
-	420
Total Cash Equivalents
15
577
-	592
Equities:



Common Stock
5,388
-
-	5,388
Depository Receipts
52
16
-	68
Preferred Stock
25
-
-	25
Real Estate Investment
Trust
16
-
-	16
Total Equities
5,481
16
-	5,497
Fixed Income Securities:



Auto loan receivable
-
39
-	39
Collateralized mortgage
obligations
-
1,190
-	1,190
Corporate Bonds
-
1,279
-	1,279
Federal Home Loan Mortgage
Corp
-
148
-	148
Federal National Mortgage
Assoc
-
511
-	511
General National Mortgage
Assoc. I
-
36
-	36
General National Mortgage
Assoc. II
-
16
-	16
Government Issues
-
1,509
-	1,509
Municipals
-
36
-	36
Total Fixed Income
Securities
-
4,764
-	4,764
Total Investments
$
5,496
5,357
-	10,853

(a) Fair value at NAV


Page 61 of
104


Notes To Consolidated
Financial Statements 11.
BENEFIT PLANS (continued)
At December 31, 2014 the portfolio was managed by
two investment firms. Control was split
approximately 57% and 39%, with the remaining 4%
under direct control of the System. At December 31,
2013 the portfolio was managed by two investment
firms. Control was split approximately 58% and 41%,
with the remaining 1% under the direct control of
the System.
At December 31, 2014, two of the commingled trust
funds and a short term investment fund accounted
for 13%, 9%, and 8% respectively of the entire
investment portfolio. At both December 31, 2014,
and 2013, there was a 5% portfolio concentration in
the State Street Bank & Trust Co. Short Term
Investment Fund.
Pension Plan Investment Policies
The System was established in 1938 to provide for
the payment of benefits to employees of
participating banks. The System is overseen by a
Board of Trustees who meet quarterly and set the
investment policy guidelines. The Chief Executive
Officer of the Company is the current chair of the
Board of Trustees for the System and a member of
its Investment Committee.
The System?s investment objective is to exceed the
investment benchmarks in each asset category. Each
firm operates under a separate written investment
policy approved by the Trustees.
Each Firm reports at least quarterly to the
Investment Committee and semi-annually to the
Board.
Contributions
The Company is not required to make a
contribution in 2015. Estimated Future
Benefit Payments of Pension Plan
The following benefit payments, which reflect
expected future service, as appropriate, are
expected to be paid (in thousands):
Pension
Year	Benefits
2015	$	433
2016	471
2017	548
2018	604
2019	629
2020-2024	3,418
Deferred Compensation Plan
The Company has a Deferred Compensation Plan (DCP) which permits active directors and certain executive officers the option to defer receipt of a portion of their future salary, bonus, or directors? fees. The amounts deferred will earn income at the Prime interest rate reported in the Wall Street Journal and are payable upon retirement. Deferred compensation liability at December 31, 2014 and 2013 was $2,904,000 and $2,603,000, respectively. Deferred compensation expense related to this plan was $273,000 in 2014 and $198,000 in 2013.
In conjunction with the DCP, the Company entered into split-dollar agreements on certain participants, whereby upon death, the participant?s beneficiary will receive the deferred account balance or a death benefit, whichever is greater.
These split dollar agreements were financed through the purchase of life insurance policies. The cash surrender value of these policies was $9,042,000 and $8,791,000 at December 31, 2014 and 2013,
respectively.
401(k) Plan
The Company sponsors a defined contribution profit sharing, 401(k) plan covering substantially all employees. The Company matched certain levels of each employee?s contributions to the plan resulting in an expense of $491,000 and $456,000 in 2014 and 2013, respectively.


2010 Long-Term Stock Incentive Plan
The Company has a share based compensation plan as described below. Total compensation cost that has been charged against income for those plans was $8,000 for 2014 and $13,000 for 2013. The total income tax benefit was $3,000 for 2014 and $5,000 for 2013.
The Company?s 2010 Long-Term Stock Incentive Plan
(?Plan?), which is shareholder approved, permits the grant of share options and share grants to its employees for up to 80,000 shares of common stock.
Option awards are granted with an exercise price at least equal to the market price of the Company?s common stock at the date of grant; those option awards may have vesting periods ranging up to ten years.
A committee of the Board of Directors will administer the Plan. Their responsibility will include designating participants, determining the type and number of awards granted and establishing the terms and conditions of the awards.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of the Company?s common stock. The Company uses historical data to estimate option exercise and post-vesting termination behavior. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable.
The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.
The fair value of options granted was determined using the following weighted-average assumptions as of the grant date. There were no options granted in 2014.

2013
Risk-free interest rate
0.50%
Expected term (years)
4
Expected stock price
volatility
15.50%
Dividend Yield
3.33%

A summary of the activity in the stock option plan for 2014 follows (in thousands except share data):

Shares
Weighted Average
Exercise
Price
Weighted Average
Remaining
Contractual Term
Aggregate
Intrinsic
Value
Outstanding at beginning
of year
23,000
$	27.90
3.3 Years
$	48
Granted
-
-
-
-
Exercised
(900)
$	26.00
-
$	4
Forfeited or expired
-
-
-
-
Outstanding at end of year
22,100
$	27.98
2.4 Years
$	117
Fully vested and expected
to vest
22,100
$	27.98
2.4 Years
$	117
Exercisable at end of year
13,570
$	27.27
2.0 Years
$	81

Information related to the stock option plan during the year follows (in thousands except share value):

2014
2013
Intrinsic value of options
exercised
$	4
4
Cash received from options
exercised
$	23
38
Tax benefit realized from options
exercised
$	1
2
Weighted average fair value of
options granted
$	-
1.80

As of December 31, 2014 there was $4,000 of total unrecognized compensation cost related to nonvested stock options granted under the Plan. The cost is expected to be recognized over a weighted average period of 1 year.


Page 62 of
104


Notes To Consolidated Financial Statements


12.	RELATED PARTY TRANSACTIONS
Executive officers and directors and their associates were customers of and had other transactions with the Company in the ordinary course of business. A summary of the changes in outstanding loans to executive officers and directors, or indirectly made for their benefit, for the years ended December 31, 2014 and 2013 is as follows (in thousands):

2014
2013
Balance of loans outstanding at
beginning of year
$	296
359
New loans and increases in existing
loans
-
20
Loan principal payments
(34)
(83)
Balance at end of year
$ 262
296

Deposits for executive officers, directors and their
affiliates were $2,693,000 and $3,041,000 at December
31, 2014 and 2013 respectively.
Legal fees incurred in the ordinary course of business
that were paid to Shults & Shults were $51,000 and
$65,000 in 2014 and 2013, respectively. Shults &
Shults is a partnership owned by David A. Shults,
Chairman and Director and Eric Shults, Director both
of whom are also shareholders of the Company.
13.	REGULATORY CAPITAL REQUIREMENTS
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Company?s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank?s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The
Bank?s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2014, that the Bank meets all capital adequacy requirements to which it is subject.
The most recent notification from the Federal
Deposit Insurance Corporation and the New York State
Department of Financial Services categorized the Bank as ?well capitalized? under the regulatory framework for prompt corrective action. To be categorized as ?well capitalized? the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank?s category.
The Bank?s regulatory capital amounts and ratios are presented in following table (in thousands):

Actual
Regulatory
Capital:
 Minimum
Regulatory
Capital
Requiremen
t:
To Be "Well
Capitalized" Under
Regulatory Capital
Requirement:
As of December 31,
2014
Amount
Ratio
Amount
Ratio
Amount
Ratio
Total Capital
(to Risk Weighted
Assets)
$
	49,73
6
17.77 %
$	22,390
8.00 %
$
	27,98
8
10.00 %
Tier 1 Capital
(to Risk Weighted
Assets)
46,636
16.66
11,195
4.00
16,793
6.00
Tier 1 Capital
(to Average
Assets)
46,636
10.05
18,557
4.00
23,197
5.00
As of December 31,
2013






Total Capital
(to Risk Weighted
Assets)
$
	44,99
2
17.88 %
$	20,125
8.00 %
$
	25,15
7
10.00 %
Tier 1 Capital
(to Risk Weighted
Assets)
42,132
16.75
10,063
4.00
15,094
6.00
Tier 1 Capital
(to Average
Assets)
42,132
9.76
17,273
4.00
21,591
5.00

The Company?s ratios are comparable to the Bank?s stated above. The Company?s actual Tier I capital ratio (to Average Assets) at December 31, 2014 was
10.19% compared to 10.23% for December 31, 2013.


14.	SHAREHOLDERS? EQUITY
The Company is dependent on receipt of dividends from
the Bank in order to pay dividends to its
shareholders. Payment of dividends by the Bank is
limited or restricted in certain circumstances.
According to state banking law, approval of the New
York State Department of Financial Services is
required for the declaration of dividends by a bank
in any year in which the dividends declared will
exceed its net profits for that year combined with
its retained net profits of the preceding two years.
Dividends in the amount of $7,234,000 are available
from the Bank at December 31, 2014 without the
approval of the New York State Department of
Financial Services.
15.	SUBORDINATED DEBENTURES
On July 16, 2007, Steuben Statutory Trust II, a trust
formed by the Company, completed a pooled private
offering of $2,000,000 of trust preferred securities.
The Company issued $2,062,000 of subordinated
debentures to the trust in exchange for ownership of
all common security of the trust and the proceeds of
the preferred securities sold by the trust. The trust
is not consolidated with the Company?s financial
statements, but rather the subordinated debentures
are shown as a liability. The Company?s investment in
the common stock of the trust was $62,000 and
included in other assets. The Company may redeem the
subordinated debentures in whole or in part, in a
principal amount with integral multiples of $1, on or
after September 15, 2012 at 100% of the principal
amount, plus accrued and unpaid interest. The
subordinated debentures are also redeemable in whole
or in part from time to time, upon occurrence of
specific events defined within the trust indenture.
The Company has the option to defer interest payments
on the subordinated debentures from time to time for
a period not to exceed five consecutive years.
The subordinated debentures may be included in Tier I
capital (with certain limitations applicable) under
current regulatory guidelines and interpretations. The
subordinated debentures have a variable rate of
interest equal to the three month London Interbank
Offered Rate (LIBOR) plus 1.55%. This rate resets on a
quarterly basis and was 1.7906% at December 31, 2014.
16.	ADVANCES FROM FEDERAL HOME LOAN BANK
Advances from the Federal Home Loan Bank of New York
at December 31, 2014 and 2013 were as follows (in
thousands):
2014	2013
Maturities February 2015 through May 2019, fixed rate	$	38,500	38,000
at rates from 0.39% to 3.80%, averaging
0.89% for December 31, 2014 and 0.95%
for December 31, 2013
Each advance is payable at its maturity date, with a
prepayment penalty for fixed rate advances. The
advances were collateralized by $44,997,000 and
$44,943,000 of residential mortgage and commercial
real estate loans under a blanket lien arrangement at
December 31, 2014 and 2013, respectively. Maturities
on these advances as of December 31,
2014 are as follows (in
thousands):
Year
Amount
2015
$	22,500
2016
11,500
2017
1,500
2018
1,500
2019
1,500
Total
$	38,500

Page 63 of 104


Notes To Consolidated Financial Statements
17.	COMMITMENTS AND CONTINGENCIES
In the normal course of business, there are various
outstanding commitments and contingent liabilities,
such as guarantees, and commitments to extend credit,
which are not reflected in the accompanying financial
statements. Off-balance sheet risk to credit loss
exists up to the face amount of these instruments,
although the Company does not anticipate material
losses as a result of these transactions. Mortgage
and other loan commitments outstanding at December
31, 2014 and 2013 amounted to $48,113,000 and
$38,713,000 respectively. Fixed interest rates on
mortgage and other loan commitments outstanding can
change prior to closing only if interest rates
decrease. Variable rate loans float prior to closing.
Outstanding commitments on letters of credit at
December 31, 2014 and 2013 amounted to $1,460,000 and
$1,127,000 respectively.
In the normal conduct of business, the Company is
involved in various litigation matters. One of these
matters involves a related party of the Company as a
co-defendant with the bank with respect to a trust
administration matter. In the opinion of management,
the ultimate disposition of these matters should not
have a materially adverse effect nor is material to
the financial position of the Company. The Company
had an accrued liability of $60,000 related to this
matter at both December 31, 2014 and 2013.
18.	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
The following is changes in Accumulated Other
Comprehensive Income (Loss) by component, net of tax, for the years ending December 31, 2014 and 2013 (in thousands):


The following is significant amounts reclassified out
of each component of Accumulated Other Comprehensive
Income (Loss) for the years ending December 31, 2014
and 2013 (in thousands):
Details about	Amount	Affected Line
item
Accumulated Other	Reclassified from	in the Statement
Comprehensive	Accumulated Other	where Net
2014	Income Components	Comprehensive Income	Income is presented
Unrealized gains and losses on
available for sale securities	$	197	Gain on sale of
investments
and other assets
197	Total before tax
(77)	Tax benefit
(expense)
$	120	Net of tax
Amortization of
defined benefit
pension items
Prior service costs	$	-
Transition obligation


Unrealiz
ed Gains
and
Losses on	Defined
Available-	Benefit
for-sale	Pension
2014	Securities	Items	Total

Actuarial gains/(losses)
(21)	Pension Plan
Expense



	(21)	Total before tax
	8	Tax benefit










Beginning balance	$	669	(800)	(131)
Other comprehensive income/(loss)
before reclassification	1,894	(1,264)	630
Amounts reclassified from accumulated
other comprehensive income/(loss)	(120)	13	(107)
Net current period other comprehensive
income/(loss)	1,774	(1,251)	523
Ending balance	$ 2,443	(2,051)	392
Unrealize
d Gains
and
	Losses on	Defined
	Available-	Benefit
	for-sale	Pension
2013	Securities	Items	Total
Beginning balance	$ 4,691	(2,132)	2,559
Other comprehensive income/(loss)
before reclassification	(4,022)	1,194	(2,828)
Amounts reclassified from accumulated
other comprehensive income/(loss)	-	138	138
Net current period other comprehensive
income/(loss)	(4,022)	1,332	(2,690)
Ending balance	$	669	(800)	(131)


$	(13)	Net of tax
Total reclassification for the period	$	107	Net of tax
Details about	Amount	Affected Line
item
Accumulated Other	Reclassified from	in the Statement
Comprehensive	Accumulated Other	where Net
2013	Income Components	Comprehensive Income	Income is presented
Unrealized gains and losses on
available for sale securities	$	-	Gain on sale of
investments
and other assets
-	Total before tax
-	Tax benefit
 -
Net of tax
Amortization of
defined benefit
pension items
Total reclassification for the period	$	(138)	Net of tax
$
Page 64 of 104


Table of
Contents


Page Number
(s)
Condensed Consolidated Balance Sheets at June 30, 2015 (Unaudited) and
December 31, 2014	F-23
Condensed Consolidated Statements of Income for six months
ended June 30, 2015 and 2014 (Unaudited)
	F-24
Condensed Consolidated Statements of Comprehensive Income (
Unaudited) for the six months ended June
30, 2015 and 2014	F-25
Condensed Consolidated Statements of Changes in Shareholders?
Equity (Unaudited) for the six months ended
June 30, 2015 and 2014	F-26
Condensed Consolidated Statements of Cash Flows (Unaudited)
for the six months ended June 30, 2015
and 2014	F-27
Notes to the Condensed Consolidated Financial Statements	F-28-46


F-22	Page 65 of 104


Steuben Trust Corporation and Subsidiaries
Condensed Consolidated Statements of
Financial Condition As of June 30, 2015
and December 31, 2014
(In thousands, except share amounts)
(Unaudited)
June 30, 2015
December 31, 2014
ASSETS


Cash and due from banks
$	17,331
10,374
Securities available-for-sale
184,037
165,678
Securities held-to-maturity (fair value $4,017 in 2015 and
$9,424 in 2014)
3,946
9,302
Loans, net of allowance of $3,130 in 2015 and $3,100 in 2014
264,702
265,857
Premises and equipment, net
6,779
6,914
Accrued interest receivable
1,796
1,701
Intangible assets, net
84
88
Bank owned life insurance
9,166
9,042
Other real estate owned
1,157
1,591
Other assets
3,844
4,194
TOTAL ASSETS
$	492,842
474,741
LIABILITIES


Deposits


Non-interest bearing
$	91,655
97,434
Interest bearing
325,969
285,930
Total deposits
417,624
383,364
Subordinated debentures
2,062
2,062
Advances from Federal Home Loan Bank
21,000
38,500
Accrued interest payable
90
99
Other liabilities
4,971
4,941
Total liabilities
445,747
428,966
SHAREHOLDERS' EQUITY


Common stock - $1 par value; 5,000,000 shares authorized,


1,743,303 shares issued
in 2015, 1,738,372
shares issued in 2014
$	1,743
1,738
Additional paid-in capital
4,979
4,818
Undivided profits
42,926
41,339
Accumulated other comprehensive income (loss)
(41)
392
Treasury stock, at cost, 100,649 shares in 2015 and 2014
(2,512)
(2,512)
Total equity
47,095
45,775
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
$	492,842
474,741
See accompanying notes to unaudited condensed consolidated financial statements.



F-23	Page 66 of 104


Steuben Trust Corporation and Subsidiaries
Condensed Consolidated Statements of
Income Six Months ended June 30, 2015 and
2014 (Unaudited) (In thousands, except
share and per share amounts)

2015
2014
INTEREST INCOME
Loans Taxable
securities
Tax Exempt
securities
$	6,346
1,515
738
5,855
1,421
786
Total interest income
8,599
8,062
INTEREST EXPENSE


Savings and time deposits
386
326
Federal Home Loan Bank advances
141
162
Subordinated debentures
19
19
Total interest expense
546
507
Net interest income
8,053
7,555
Provision for loan losses
69
187
Net interest income after provision for loan
losses
7,984
7,368
OTHER INCOME


Service charges
1,222
1,281
Trust income
528
516
Gain on sale of investments and other assets
202
171
Other
306
373
Total other income
2,258
2,341
OPERATING EXPENSES


Salaries and employee benefits
4,064
3,843
Occupancy
449
454
Depreciation and amortization
243
245
Marketing and public relations
78
68
Office supplies, printing, postage and courier
213
208
Professional fees
192
113
Furniture and equipment maintenance
300
300
Other operating
1,274
1,143
Total operating expenses
6,813
6,374
Income before income taxes
3,429
3,335
INCOME TAXES
941
959
NET INCOME
$	2,488
2,376
Less: Net income attributable to non-controlling
interest
-
28
NET INCOME ATTRIBUTABLE TO STEUBEN TRUST CORPORATION
$	2,488
2,348
Basic Earnings Per Share
$	1.52
1.44
Diluted Earnings Per Share
$	1.51
1.43
See accompanying notes to unaudited condensed consolidated financial statements.



F-24	Page 67 of 104


Steuben Trust Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive
Income Six Months ended June 30, 2015 and 2014
(Unaudited)
(In thousands)
2015
2014
Net Income
$	2,488
2,376
Other comprehensive income:


Unrealized gains/losses on securities:


Unrealized holding gain/(loss) arising during
the period
(630)
2,986
Reclassification adjustment for gains included
in net income
(76)
(86)
Tax effect
273
(1,122)
Total other comprehensive income (loss), net of tax
(433)
1,778
Comprehensive income
$	2,055
4,154

See accompanying notes to unaudited condensed consolidated financial statements.
F-25	Page 68 of 104


Steuben Trust Corporation and Subsidiaries
Condensed Consolidated Statements of
Shareholders' Equity Six Months ended June 30,
2015 and 2014 (Unaudited) (In thousands, except share data and per share amounts)

Common
Stock
Additiona
l
Paid-in
Capital
Retained
Earnings
Accumulated
Other
Comprehensive
Income (Loss)
Treasury
Stock
Non-
Controllin
g
Interest	Total
BALANCE, DECEMBER 31, 2013
$	1,728
4,502
38,188
(131)
(2,234)
307	42,360
Net income
-
-
2,348
-
-
28	2,376
Other comprehensive income
-
-
-
1,778
-
-	1,778
Cash dividends paid:






$0.52 per Common share
-
-
(851)
-
-
(28)	(879)
Stock based compensation plan
expense
-
5
-
-
-
-	5
Stock options exercised,
including tax benefit
900 Common shares
-
3
-
-
20
-	23
Treasury shares purchased:






7,295 Common shares
-
-
-
-
(206)
-	(206)
Stock sold:






5,277 Common shares
6
158
-
-
-
-	164
BALANCE, JUNE 30, 2014
$	1,734
4,668
39,685
1,647
(2,420)
307	45,621
BALANCE, DECEMBER 31, 2014
$	1,738
4,818
41,339
392
(2,512)
-	45,775
Net income
-
-
2,488
-
-
-	2,488
Other comprehensive (loss)
-
-
-
(433)
-
-	(433)
Cash dividends paid:






$0.55 per Common share
-
-
(901)
-
-
-	(901)
Stock based compensation plan
expense
-
2
-
-
-
-	2
Stock options exercised,
including tax benefit No
Common shares
-
-
-
-
-
-	0
Treasury shares purchased:






No Common shares
-
-
-
-
-
-	0
Stock sold:






4,931 Common shares
5
159
-
-
-
-	164
BALANCE, JUNE 30, 2015
$	1,743
4,979
42,926
(41)
(2,512)
-	47,095

See accompanying notes to unaudited condensed consolidated financial statements.
F-26	Page 69 of 104


Steuben Trust Corporation and
Subsidiaries Condensed Consolidated
Statements of Cash Flows Six Months ended
June 30, 2015 and 2014 (Unaudited) (In
thousands)

2015
2014
CASH FLOWS FROM OPERATING ACTIVITIES


Net Income
$	2,488
2,376
Adjustments to reconcile net income to
net cash provided by operating
activities:


Depreciation and amortization
246
268
Provision for loan losses
69
187
Subsequent to acquisition write down of other real
estate
31
11
Gain on sale of securities
(76)
(86)
Amortization/accretion on securities available for
sale
443
454
Gain on sale of loans held for sale
(126)
(85)
Loss on sale of other real estate
5
4
Stock based compensation plan expense
2
5
Deferred income tax expense
38
-
Net principal disbursed on loans held for sale
(4,859)
(3,457)
Proceeds from sale of loans held for sale
4,985
3,542
Net change in:


Accrued interest receivable
(95)
(156)
Other assets
384
358
Accrued interest payable
(9)
15
Other liabilities
30
142
Net cash provided by operating activities
3,556
3,578
CASH FLOWS FROM INVESTING ACTIVITIES


Proceeds from sales of securities available for sale
1,306
2,141
Proceeds from maturities and redemptions of securities
available for sale
6,495
4,875
Principal payments on securities available for sale
6,877
5,396
Purchases of securities available for sale
(34,111)
(28,038)
Purchases of securities held to maturity
(4,241)
(6,102)
Proceeds from maturities and redemptions of securities held
to maturity
9,598
4,234
Net (increase)/decrease in loans
1,030
(8,528)
Proceeds from sale of other real estate
492
52
Capital expenditures
(68)
(95)
Net cash used in investing activities
(12,622)
(26,065)
CASH FLOWS FROM FINANCING ACTIVITIES


Net increase in deposits
34,260
25,875
Repayment of Federal Home Loan Bank advances
(23,500)
(14,000)
Proceeds from Federal Home Loan Bank advances
6,000
11,500
Common stock issued, dividend reinvestment plan
164
164
Treasury stock sold
-
23
Treasury stock purchased
-
(206)
Dividends paid
(901)
(879)
Net cash provided by financing activities
16,023
22,477
NET CHANGE IN CASH AND CASH EQUIVALENTS
6,957
(10)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR
10,374
13,913
CASH AND CASH EQUIVALENTS AT END OF YEAR
$	17,331
13,903
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
2015
2014

Cash paid during the year for:
Interest	$	555	492
      Income taxes	1,000	425
Non-cash investing activities:
Transfer from loans to Other Real Estate Owned	56
See accompanying notes to unaudited condensed consolidated financial statements.
F-27	Page 70 of 104


Steuben Trust Corporation and Subsidiaries
Note 1 - Summary of Significant Accounting Policies
Nature of Operations
Steuben Trust Corporation (the Company) provides a full range of commercial banking
services to individual and small business customers through its wholly-owned subsidiary.
Steuben Trust Company (the Bank). The Bank?s operations are
 conducted in fourteen
branches located in Steuben, Allegany, Livingston, Wyoming
 and Monroe Counties, in New
York. The Company and the Bank are subject to the regulations of certain federal
agencies and undergo periodic examinations by those regulatory authorities.
Basis of Presentation
The accompanying consolidated balance sheet as of December 31,
2014 was derived from the
audited consolidated financial statements as of and for the year then ended of the
Company. The condensed consolidated financial statements at
June 30, 2015 and for the
six months ended June 30, 2015 and 2014 are unaudited.
The financial statements have been prepared in accordance with accounting principles
generally accepted in the United States of America (?GAAP?)
for interim financial
information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.
To the extent that information and
notes required by GAAP for complete financial statements
are contained in or are
consistent with the audited financial statements incorporated in the Company?s Offering Circular for the year ended December 31, 2014, such information and notes
have not been duplicated herein. In the opinion of management, all adjustments (consisting of only normal recurring items) necessary for a fair presentation of the
financial position and results of operations and cash flows
at and for the periods
presented have been included. Amounts in the prior year?s
consolidated financial
statements have been reclassified whenever necessary to conform to the year?s presentation. These reclassifications, if any, had no effect on net income or stockholders? equity as previously reported. All material inter-company accounts and
transactions have been eliminated in the consolidation. The
results of operations for
the six months ended June 30, 2015 are not necessarily indicative of results that may
be expected for the entire fiscal year ending December 31, 2015.
These condensed
consolidated financial statements consider events that occurred through the date the
consolidated fi financial statements were issued.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with
accounting principles generally accepted in the United States of
America requires
management to make estimates and assumptions that affect the reported amounts of assets
and liabilities an disclosure of contingent assets and liabilities at the date of
condensed consolidated financial statements and the reported amounts of revenues and
expenses during the reporting period. Actual results could
differ from those estimates.
F-28	Page 71 of 104


Steuben Trust Corporation and Subsidiaries
Note 2 - Investments
The amortized cost and fair value of investment securities, with gross unrealized gains and losses, are as follows at June 30, 2015 and December 31, 2014 (in thousands):
June 30, 2015
Amortized
Cost
Unrealize
d Gains
Unrealized
Losses
Fair
Value
Available-for-sale




United States Agency securities
$	46,989
1,829
111
48,707
State and municipal securities
45,511
1,084
189
46,406
U.S. Agency Mortgage-backed securities-
residential
85,139
1,238
616
85,761
U.S. Corporate Bonds
3,120
43
-
3,163
Total securities available-for-sale
$	180,759
4,194
916
184,037
Held-to-maturity
State and municipal securities
$	3,946
71
-
4,017
Total securities held-to-maturity
$	3,946
71
-
4,017

December 31, 2014
Amortized
Cost
Unrealize
d Gains
Unrealized
Losses
Fair
Value
Available-for-sale




United States Agency securities
$	43,035
1,900
195
44,740
State and municipal securities
43,972
1,253
109
45,116
U.S. Agency Mortgage-backed securities-
residential
71,553
1,450
355
72,648
U.S. Corporate Bonds
3,134
42
2
3,174
Total securities available-for-sale
$	161,694
4,645
661
165,678
Held-to-maturity
State and municipal securities
$	9,302
122
-
9,424
Total securities held-to-maturity
$	9,302
122
-
9,424

Sales of available-for-sale securities for the six months ended June 30,
2015 and
2014 were as follows (in
thousands):
2015	2014
Proceeds	$	1,306	2,141
Gross gains	76	86
Gross losses
The tax provision related to these net realized gains was $29,000 for the six
months
ended June 30, 2015 compared to $34,000 for . the six months ended
June 30, 2014.
F-29	Page 72 of 104


Steuben Trust Corporation and Subsidiaries
Note 2 - Investments (Continued)
The following table sets forth the Company?s investment in securities with
unrealized losses of less than twelve months and unrealized
 losses of twelve
months
or more at June 30, 2015 and December 31, 2014 (in thousands):

June 30, 2015
December 31, 2014
Loss For Less Than 12 Months
Fair
Value
Unrealized
Losses
Fair
Value
Unrealized
Losses
Available-for-sale
United States Agency securities
State and municipal securities
U.S. Agency Mortgage-backed securities-
residential
U.S. Corporate Bonds
$	4,932
4,427
24,406
-
34
63
288
-
- 771
5,623
1,105

4
2
8
2
Total available-for-sale
$	33,765
385
7,499
34
Held-to-maturity
State and municipal securities
-
-
-
-
Total held-to-maturity
$	-
-
-
-
Loss For 12 Months Or More
Fair
Value
Unrealized
Losses
Fair
Value
Unrealized
Losses
Available-for-sale
United States Agency securities
State and municipal securities
U.S. Agency Mortgage-backed securities-
residential
U.S. Corporate Bonds
$	7,243
6,333
15,385
-
77
126
328
-
11,207
7,366
18,197
-
195
105
327

Total available-for-sale
$	28,961
531
36,770
627

Total
Fair
Value
Unrealized
Losses
Fair
Value
Unrealized
Losses
Available-for-sale




United States Agency securities
$	12,175
111
11,207
195
State and municipal securities
10,760
189
-	8,137
109
U.S. Agency Mortgage-backed securities-
residential
39,791
616
-	23,820
355
U.S. Corporate Bonds
-
-
-	1,105
2
Total available-for-sale
$	62,726
916
44,269
661
Held-to-maturity
State and municipal securities
-
-
-
-
Total held-to-maturity
$	-
-
-
-

On a quarterly basis, the Company preforms an assessment to
determine whether there have
been any events or economic circumstances indicating that a
security with and unrealized
loss has suffered other-than-temporary impairment. Consideration is given to (1) the
length of time and the extent to which the fair value has
 been less then the amortized
cost basis, (2) the financial condition of the issuer
(and guarantor, if any) and adverse
conditions specifically related to the security, industry or geographic area, (3) failure
of the issuer of the security to make scheduled interest or
principal payments, (4) any
changes to the rating of a security by rating agency,
(5) the presence of credit
enhancements, if any, including the guarantee of the federal government or any of its agencies, (6) whether the Company intends to sell or more likely than not be required to sell the debt security, and (7) if the present value of the expected cash flow is not
sufficient to recover the entire amortized cost.
Substantially all of the unrealized losses on the Company?s securities were caused by market interest rate changes from those in effect when the securities were purchased by the Company. The contractual terms of theses securities do not permit the issuer to settle the securities at a price less than par value. Except for certain state and local
government obligations, all securities rated by an independent rating agency carry an
investment grade rating.
F-30	Page 73 of 104
Steuben Trust Corporation and Subsidiaries
Note 2 - Investments (Continued)
Financial information related to unrated state and government obligations is reviewed for
indications of adverse conditions that may indicate other-than-temporary impairment.
Because the Company does not intend to sell the securities with unrealized losses and it
believes it is not likely to be required to sell the securities before recovery of their amortized cost basis, which may be, and is likely to be, maturity, the Company does not consider these securities to be other-than-temporarily impaired at June 30, 2015. In addition, there were no other-than-temporarily impairment charges for the six months ended
June 30, 2015.
The amortized cost and fair value of debt securities at June 30, 2015, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties (in thousands):


Amortized
Cost
Fair
Value
Available-for-
sale
Due in one year or less
Due after one year through
five years Due after five
years through ten years Due
after ten years
$
  2,900
47,444
52,602
77,813
  2,935
48,617
54,451
78,034
Total available-for-sale
$	180,759
184,037
Held-to-
maturity



Due in one year or less
$
2,371
2,376
Due after one year through five
years

1,477
1,540
Due after five years through ten
years

98
101
Due after ten years

-
-
Total held-to-maturity
$
3,946
4,017

Investment securities with carrying amounts of $167,847,000 and $156,340,000 at June
30, 2015 and December 31, 2014, respectively, were pledged to secure deposits as
required or permitted by law.
F-31	Page 74 of 104


Steuben Trust Corporation and Subsidiaries
Note 3 - Loans
Loans consist of the following at June 30, 2015 and December 31, 2014, respectivley (in thousands):

June 30,
2015
December 31,
2014
Residential mortgages and home equity
loans
$	75,566
76,923
Commercial loans
94,354
96,501
Commercial real estate loans
79,035
77,963
Consumer loans
18,297
17,050
Total
267,252
268,437
Net unearned loan origination fees and
costs
580
520
Total loans
$267,832
268,957

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments are due. Generally loans are placed on
nonaccrual status if the principal and /or interest payments become 90 days or more past
due and/or management deems collectability of the principal and/or interest to be in
question, as well as when required by regulatory requirements.
F-32	Page 75 of 104


Steuben Trust Corporation and Subsidiaries
Note 3 - Loans (Continued)
The following table presents the recorded investment in loans past due 90 days and over and still accruing and nonaccural loans by classes of the loan portfolio at
June 30, 2015 and December 31, 2014 (in thousands):


June 30,
2015

December 31, 2014


Loans Past Due
90 Days and Over
and
Still Accruing
Nonaccrual
Total
Loans Past Due
90 Days and Over and
Still Accruing
Nonaccrual
Total
Commercial
$	-
303
303
$	-
336
336
Commercial Real
Estate:






Constructio
n
-
-
-
-
-
-
Other
-
-
-
-
-
-
Consumer
-
12
12
-
28
28
Residential
32
214
246
124
242
366
Total
$	32
529
561
$	124
606
730

The following table presents the recorded investment in past due loans by classes of the loan portfolio at June 30, 2015 and December 31, 2014 (in thousands):
June 30, 2015
 30-59
Days
Past
Due
60-89
Days
Past Due
Greater
than
89 days
Past Due
Total
Past Due
Loans
Not Past
Due
Total
Commercial
$	269
11
119
399
93,955
94,354
Commercial Real Estate:






Construction
-
-
-
-
5,997
5,997
Other
51
-
-
51
72,987
73,038
Consumer
116
25
7
148
18,264
18,412
Residential
484
79
214
777
75,254
76,031
Total
$	920
115
340
1,375
266,457
267,832

30-59
60-89
Greater
than




Days
Days
89 days
Total
Loans Not

December 31, 2014
Past Due
Past Due
Past Due
Past Due
Past Due
Total

Commercial
$	954
47
289
1,290
95,192
96,482
Commercial Real Estate:






Construction
-
-
-
-
5,641
5,641
Other
55
-
-
55
72,267
72,322
Consumer
144
11
28
183
16,967
17,150
Residential
516
76
331
923
76,439
77,362
Total
$	1,669
134
648
2,451
266,506
268,957

The recorded investment in loans includes loan origination cost and fees, net.
F-33	Page 76 of 104


Steuben Trust Corporation and Subsidiaries
Note 3 - Loans (Continued)
Activity in the allowance for loan losses by portfolio segment for the six months ended
June 30, 2015 and 2014 follows (in thousands):
June 30, 2015
Commercial
Commercial
Real
Estate
Residential
Consumer
Unallocate
d
Total
Allowance for loan
losses:






Beginning balance
$	1,146
1,433
132
179
210
3,100
Provision for loan losses
8
29
13
5
14
69
Loan charge-offs
(18)
-
(25)
(41)
-
(84)
Recoveries
10
1
-
34
-
45
Total ending allowance balance
$	1,146
1,463
120
177
224
3,130

December 31, 2014
Commercial
Commercial
Real
Estate
Residential
Consumer
Unallocate
d
Total
Allowance for loan
losses:






Beginning balance
$	1,243
1,111
187
128
191
2,860
Provision for loan losses
(99)
318
(40)
159
19
357
Loan charge-offs
(11)
(20)
(15)
(155)
-
(201)
Recoveries
13
24
-
47
-
84
Total ending allowance balance
$	1,146
1,433
132
179
210
3,100

F-34	Page 77 of 104


Steuben Trust Corporation and Subsidiaries
Note 3 - Loans (Continued)
The allocation of the allowance for loan losses and the recorded investment in loans by loan segment is as follows at June 30, 2015 and December 31, 2014
(in thousands):
June 30, 2015
Commercial
Commercial
Real
Estate
Resident
ial
Consumer
Unallocated
	Tota
l
Allowance for loan losses:
Ending allowance balance
attributable to loans:





Individually evaluated for
impairment
$	65



65
Collectively evaluated for
impairment
1,081
1,463
120
177
224	3,065
Total ending allowance balance
$	1,146
1,463
120
177
224	3,130
Loans:





Individually evaluated for
impairment
$	264
906


-	1,170
Collectively evaluated for
impairment
94,090
78,129
76,031
18,412
-	266,662
Total ending loan balance
$	94,354
79,035
76,031
18,412
-	267,832

December 31, 2014
Commercial
Commercial
Real
Estate
Resident
ial
Consumer
Unalloca
ted
Total
Allowance for loan losses:
Ending allowance balance
attributable to loans:
Individually evaluated
for impairment
Collectively evaluated
for impairment
$	88
1,058
1,433
132
179
210
88
3,012
Total ending allowance balance
$	1,146
1,433
132
179
210
3,100
Loans:
Individually evaluated
for impairment
Collectively evaluated
for impairment
$	295
96,187
77,963
77,362
17,150
-
295
268,66
2
Total ending loan balance
$	96,482
77,963
77,362
17,150
-	268,957

F-35	Page 78 of 104
Steuben Trust Corporation and Subsidiaries
Note 3 - Loans (Continued)
Management is committed to early recognition of loan problems and to maintaining an adequate allowance. At least quarterly, management reviews all commercial and commercial
real estate loans and leases and agriculturally related loans with an outstanding principal balance of over $100,000 that are internally risk rated special mention or worse, giving consideration to payment history, debt service payment capacity, collateral
support, strength of guarantors, local market trends, industry trends and other factors
relevant to the particular borrowing relationship. Through this process, management identifies impaired loans. For loans considered impaired, estimated exposure amounts are based upon collateral vales or present value of expected future cash flows discounted at the original effective interest rate of each loan. For commercial loans and commercial
real estate loans, not specifically reviewed, and for homogenous portions of loan portfolios such as residential mortgage loans and consumer loans, estimated exposure amounts are assigned based upon historical net loss experience and current charge-off trends, past due status and management?s judgement of the effects of current economic
conditions on portfolio performance. In determining and assigning historical loss factors
to the various homogeneous portfolios, the Company calculates average new losses over a period of time and compares this average to current levels and trends to ensure that the
calculated average loss factor is reasonable.
Significant factors that could give rise to changes in these estimates may include, but are not limited to, changes in economic conditions in the local area, concentration of risk, changes in interest rates and declines in local property values.
While management
uses available information to recognize losses on loans, future additions to the allowance may be necessary.
The allocation of the allowance to each category does not restrict the use of the
allowance to absorb losses in any category.


F-36	Page 79 of 104


Steuben Trust Corporation and Subsidiaries
Note 3 - Loans (Continued)
The following table summarizes information regarding impaired loans by loan portfolio
class for the periods indicated (in thousands):


As of June 30, 2015
For the six months ended June 30, 2015

Unpaid
Princip
al
Balance
Recorded
Investment
Allowance for
Loan Losses
Allocated
Average	Interest	Cash Basis
Recorded	Income	Interest
Investment	Recognized	Recognized
With no related allowance
recorded: Commercial
Commercial Real Estate:
Construction
$	-
-
-
-
-
-
-	-	-
-	-	-
Other
906
906
-
5	-	-
Residential
-
-
-
-	-	-
With an allowance recorded:




Commercial
264
264
65
282	-	-
Commercial Real Estate:




Construction
-
-
-
-	-	-
Other
-
-
-
-	-	-
Total
$	1,170
1,170
65
287	-	-


As of December 31, 2014
For the six months ended June 30, 2014

Unpaid
Principal
Balance
Recorded
Investmen
t
Allowance for
Loan Losses
Allocated
Average
Recorded
Investment
Interest
Income
Recognized
Cash Basis
Interest
Recognized
With no related allowance
recorded:






Commercial
$	-
-
-
162
3
3
Commercial Real Estate:






Construction
-
-
-
-
-
-
Other
-
-
-
-
-
-
Residential
-
-
-
-
-
-
With an allowance recorded:






Commercial
295
295
88
-
-
-
Commercial Real Estate:






Construction
-
-
-
-
-
-
Other
-
-
-
1,148
-
-
Total
$	295
295
88
1,310
3
3

F-37	Page 80 of 104
Steuben Trust Corporation and Subsidiaries
Note 3 - Loans (Continued)
Credit Quality
The Company utilizes an eight grade internal loan rating system for commercial, commercial real estate, agriculture and agriculture real estate loans. Loans that are rated ?0? through ?3? are considered ?pass? rated loans with low to average risk.
Loans rated a ?4? are considered ?special mention?. These loans have potential weakness
that deserves management?s close attention. These weaknesses may, if not checked or corrected, weaken the asset or inadequately protect the Company?s position at some future
date. Borrowers may be experiencing adverse operating trends, or an ill-proportioned balance sheet. Adverse economic or market conditions may also support a special mention
rating. Theses assets pose elevated risks, but their weakness does not yet justify a substandard classification.
Loans rated a ?5? are considered ?substandard?. Generally a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity
of the obligors and/or the collateral pledged. Substandard loans have a high probability
of payment default or they have other well-defined weaknesses. They require more intensive supervision by Company management. Substandard loans are generally characterized by current or unexpected unprofitable operations, inadequate debt service
coverage, inadequate liquidity or marginal capitalization.
Loans rated a ?6? are considered ?doubtful?. Loans classified as doubtful have all the
weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable. There were $118,000 in loans classified as
doubtful at June 30, 2015 compared to none at December 31, 2014.
Loans rated a ?7? are considered uncollectable (?loss?) and of such little value that
their continuance as loans is not warranted. This classification does not mean that the
loan has absolutely no recovery or salvage value, but rather that it is not practical or
desirable to defer writing off this basically worthless loan even though partial recovery may be affected in the future. There were no loss loans at June 30, 2015 or December 31, 2014.
On an annual basis, or more often if needed, the Company formally reviews the ratings on
all commercial, and commercial real estate loans. The Company also annually engages an
independent third party to review a significant portion of loans within these segments.
Management uses the results of these reviews as part of its annual review process.


F-38	Page 81 of 104


Steuben Trust Corporation and Subsidiaries
Note 3 - Loans (Continued)
Credit Quality - continued
The following table presents the recorded investment of classes of the commercial and agriculture loan portfolios summarized by the aggregate pass rating and t he criticized and classified ratings of special mention and substandard within the Company?s internal risk rating system as of June 30, 2015 and December 31, 2014 (in thousands):
June 30, 2015
 Not
Rated
Pass
Special
Mention
Sub-
standard
Doubtfu
l
Total
Commercial
$	-
90,924
1,851
1,461
118
94,354
Commercial Real Estate:






Construction
-
5,997
-
-
-
5,997
Other
-
71,849
118
1,071
-
73,038
Consumer
18,412
-
-
-
-
18,412
Residential
76,031
-
-
-
-
76,031
Total
$	94,443
168,77
0
1,969
2,532
118
267,83
2

Not

Special
Sub-


December 31, 2014
Rated
Pass
Mention
standard
Doubtfu
l
Total
Commercial
$	-
94,271
650
1,422
139
96,482
Commercial Real Estate:






Construction
-
5,641
-
-
-
5,641
Other
-
72,028
221
73
-
72,322
Consumer
17,150
-
-
-
-
17,150
Residential
77,362
-
-
-
-
77,362
Total
$	94,512
171,94
0
871
1,495
139
268,95
7

Loans within the residential real estate and consumer segments do not have an internal loan rating system. Instead, they are monitored for past due status. Generally, if a residential real estate or consumer loan becomes 90 days past due, it is placed into
nonaccrual status and the accrual of interest is discontinued.
Past due status is based on contractual terms of the loan. In all cases, loans are placed
on nonaccrual if collection of principal or interest is considered doubtful. Troubled Debt Restructuring
The Company has not identified any troubled debt restructurings during the six months
ended June 30, 2015 compared to $74,000 during the six months ended June 30,
2014.
The TDRs described above did not result in a charge-off during the six months ended June
30, 2015 and 2014. There were no TDRs that subsequently defaulted during the six months
ended June 30, 2015 and 2014.
F-39	Page 82 of 104


Steuben Trust Corporation and Subsidiaries
Note 4 - Pension Plan
The Company participates in the New York State Bankers Retirement System
(the ?System?),
a non-contributory defined benefit pension plan (the ?Pension Plan?) covering substantially all employees hired prior to March 1, 2009. The plan provides defined benefits based on years of service and final average salary. New employees hired on or after March 1, 2009, are excluded from participation in this plan. The plan was frozen
and curtailed to new benefit accruals as of December 31, 2012.
The components of net periodic pension expense (benefit) for the six months ended June
30, 2015 and 2014 are as follows, (in thousands):

2015
2014
Service cost
$	54
46
Interest on projected benefit obligation
244
249
Expected return on plan assets
(355)
(343)
Amortization of net loss
103
10
Net periodic pension expense (benefit)
$	46
(38)

F-40	Page 83 of 104


Steuben Trust Corporation and Subsidiaries
Note 5 - Earnings Per Share (EPS)
The following table presents a reconciliation of the earnings and shares used in calculating basic
and diluted EPS for each of the six months ended June 30, 2015 and 2014:
The factors used in earnings per share computation are as follows (in thousands, except share and per share data):
Basic:
2015
2014



Net income available to common
shareholders
$	2,488
2,348
Weighted average common shares
outstanding
1,640,495
1,635,556
Basic earnings per common share
$	1.52
1.44
Diluted
:


Net income available to common
shareholders
$	2,488
2,348
Weighted average common shares
outstanding for basic earnings per
common share
1,640,495
1,635,556
Add: Dilutive effects of stock
options
2,401
1,506
Average shares and
dilutive potential common
shares
1,642,896
1,637,062
Diluted earnings per share
$	1.51
1.43

There were no stock options for shares of common stock that were not considered in computing diluted
earnings per share for the six months for both periods ended June 30, 2015 and
 2014 because they were
antidilutive.
F-41	Page 84 of 104
Steuben Trust Corporation and Subsidiaries
Note 6 - Fair Value Measurements and Fair Values of Financial
Instruments
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the
asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair
values:
Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3: Significant unobservable inputs that reflect a reporting entity?s own assumptions about the assumptions that market participants would use in pricing an
asset or liability.
The Company used the following methods and significant assumptions to estimate fair value. Investment Securities
The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values
are calculated based on market prices of similar securities (Level 2).
Impaired Loans
The fair value of impaired loans with specific allocations of the allowance for loan
losses is generally based on recent real estate appraisal. These appraisals may utilize a
single valuation approach or a combination of approaches including comparable sales and
the income approach. Adjustments are routinely made in the appraisal process by the
appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower?s financial statements, or aging reports, adjusted or discounted based on management?s historical knowledge, changes in market conditions from the time of the valuation, and management?s expertise
 and
knowledge of the client and client?s business, resulting in Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.
Other Real Estate Owned
Assets acquired through or instead of loan foreclosure are initially recorded at fair
value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated cost s to sell.
Fair value is commonly based on recent real estate appraisals. These appraisals may
utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process
by the independent appraisers to adjust for differences between the comparable sales and
income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Real estate owned
properties are evaluated on a quarterly basis for additional impairment and adjusted
accordingly. Appraisals for collateral-dependent impaired loans and real estate owned
are performed by certified general appraisers whose qualifications and licenses have
been reviewed and verified by the Company. Once received, it is reviewed by one of the
Company?s appraisal reviewers. The assumptions and approaches utilized in the appraisal
as well as the overall resulting fair value in comparison with independent data sources
such as recent market data or industry-wide statistics are reviewed. On an annual basis, the Company compares the actual selling price of collateral that has been sold to the
most recent appraised value to determine what additional adjustment should be made to
the appraisal value to arrive at fair value.


F-42	Page 85 of 104


Steuben Trust Corporation and Subsidiaries
Note 6 - Fair Value Measurements and Fair Values of Financial
Instruments (Continued)
Assets and Liabilities Measured at Fair Value on a Recurring Basis
For financial assets measured at fair value on a recurring basis, the fair value
measurements by level within the fair value hierarchy used at June 30, 2015
and
December 31, 2014 are as follows (in thousands):
Fair Value
Measurements at
June 30, 2015
Using:
Quoted Prices
in Active	Significant
	Markets for	Other	Significant
Identical	Observable	Unobservable
	Carrying	Assets	Inputs
	Inputs
Financial Assets	Value	(Level 1)	(Level 2)	(Level
3)
Securities-available-for-sale
United States Agency securities	$ 48,707	-	48,707	-
State and municipal securities	46,406	-	46,406
U.S. Agency mortgage-backed securities-residential	85,761	-	85,761
U.S. Corporate Bonds	3,163	-	3,163	-
Total investment securities available-for-sale	$ 184,037	-	184,037	-
Fair Value
Measurements at
December 31, 2014
Using:
Quoted Prices
in Active	Significant
	Markets for	Other	Significant
Identical	Observable	Unobservable
	Carrying	Assets	Inputs
	Inputs
Financial Assets	Value	(Level 1)	(Level 2)	(Level
3)
Securities-available-for-sale
United States Agency securities	$ 44,740	-	44,740	-
State and municipal securities	45,116	-	45,116
U.S. Agency mortgage-backed securities-residential	72,648	-	72,648
U.S. Corporate Bonds	3,174	-	3,174	-
Total investment securities available-for-sale	$ 165,678	-	165,678	-
There were no transfers between Level 1 and Level 2 during the six months ended
 June
30, 2015 or year ended December 31, 2014.
F-43	Page 86 of 104


Steuben Trust Corporation and Subsidiaries
Note 6 - Fair Value Measurements and Fair Values of Financial
Instruments (Continued)
Assets Measured at Fair Value on a Nonrecurring Basis
For financial assets measured at fair value on a nonrecurring basis, the fair value
measurements by level within the fair value hierarchy used at June 30, 2015
and
December 31, 2014 are as follows (in thousands):
Fair Value Measurements
at June 30, 2015,
Using:
Quoted Prices
in Active	Significant
Markets for	Other	Significant
Identical	Observable	Unobservable
Carrying Assets	Inputs	Inputs
Value	(Level 1)	(Level 2)	(Level 3)

Impaired loans:


Commercial
$	199	-
-	199
Commercial Real Estate
906	-
-	906
Other real estate owned,
net:


Commercial
50	-
-	50
Commercial Real Estate
1,051	-
-	1,051
Residential Real
Estate
56	-
-	56

Fair Value Measurements
at December 31, 2014
Using
Quoted Prices
in Active	Significant
Markets for	Other	Significant
Identical	Observable	Unobservable
Carrying Assets	Inputs	Inputs
Value	(Level 1)	(Level 2)	(Level 3)
Impaired loans:
      Commercial	$	207	-	-	207
Other real estate owned, net:
Commercial	70	-	-	70
Commercial Real Estate	1,521	-	-	1,521
The following table presents quantitative information about Level 3 fair value measurements for financial assets measured at fair value on a nonrecurring basis at June
30, 2015 and December 31, 2014 (amounts in thousands):
June 30, 2015
Fair Value
 Valuatio
n
Technique
s
Unobservable Inputs
Weighte
d
Average
Impaired Loans:




Commercial
$	199
Sales comparison
approach
Adjust for
differences between
comparable sales
18.4%
Commercial real estate
906
Sales comparison
approach
Adjust for
differences between
comparable sales
7.0%
Real estate owned:




Commercial
50
Sales comparison
approach
Estimate of
value from real
estate broker
6.0%
Commercial real estate
1,101
Income approach
Capitalization rate
9.0%
Residential
56
Sales comparison
approach
Adjust for
differences between
comparable sales
6.0%


Valuation

Weighted
December 31, 2014
Fair Value
Techniques
Unobservable Inputs
Average
Impaired Loans:




Commercial real estate
$	207
Sales comparison
approach
Adjust for
differences between
comparable sales
18.1%
Real estate owned:




Commercial
70
Sales comparison
approach
Estimate of
value from real
estate broker
6.0%
Commercial real estate
1,521
Income approach
Capitalization rate
9.6%
F-44	Page 87 of 104


Steuben Trust Corporation and Subsidiaries
Note 6 - Fair Value Measurements and Fair Values of Financial
Instruments (Continued)
The carrying amounts and estimated fair values of the Company?s financial instruments at
June 30, 2015 and December 31, 2014 are presented in the following table: This table
includes those financial assets and liabilities that are not measured and reported at fair value on a recurring basis or nonrecurring basis (in thousands):

Carrying
Amount

Fair Value
Measurements at June
30, 2015 Using:

Total


Level 1
Level 2
Level 3

Financial assets





Cash and due from banks
$	17,331
17,331
-
-
17,331
Securities available-for-
sale
184,037
-
184,037
-
184,037
Securities held-to-
maturity
3,946
-
4,017
-
4,017
Net loans
264,702
-
-
266,686
266,686
Accrued interest
receivable
1,796
-
1,032
764
1,796
Financial liabilities





Demand and savings deposits
(286,527)
(286,527)
-
-
(286,527)
Time deposits
(131,097)
-
(131,218)
-
(131,218)
Advances from FHLB
(21,000)
-
(21,117)
-
(21,117)
Subordinated debentures
(2,062)
-
(1,737)
-
(1,737)
Accrued interest payable
(90)

(90)

(90)


Carrying
Amount

Fair Value
Measurements at
December 31, 2014
Using:

Total


Level 1
Level 2
Level 3

Financial assets





Cash and due from banks
$	10,374
10,374
-
-
10,374
Securities available-for-
sale
165,678
-
165,678
-
165,678
Securities held-to-
maturity
9,302
-
9,424
-
9,424
Net loans
265,857
-
-
267,508
267,508
Accrued interest
receivable
1,701
-
995
706
1,701
Financial liabilities





Demand and savings deposits
(245,661)
(245,661)
-
-
(245,661)
Time deposits
(137,703)

(137,798)

(137,798)
Advances from FHLB
(38,500)

(38,530)
-
(38,530)
Subordinated debentures
(2,062)

(1,652)

(1,652)
Accrued interest payable
(99)

(99)

(99)

F-45	Page 88 of 104


Steuben Trust Corporation and Subsidiaries
Note 6 - Fair Value Measurements and Fair Values of Financial
Instruments (Continued)
Cash and Due From Banks: The carrying amount of cash and due from banks approximates the fair value.
Loans: The fair value is estimated using an internally generated cash flow, consisting of beginning known or estimated maturities, known or estimated principal payments, and assumed prepayments. Each month?s cash flow is then discounted to the current market or
discount rate. The discount rate for fair value purposes is the current offering rate for the same loan category. The sum of the values for each period is aggregated to
produce a value for the position as a whole.
Time Deposits: The fair value is estimated using internally generated cash flows,
consisting of beginning known or estimated maturities, known or estimated principal payments, and usually a small assumed early withdrawal. Each month?s cash flow is then
discounted to that month?s current market or discount rate modified by a constant spread.
The current market rate varies by month, and is based on the LIBOR/swap curve.
 The sum of
the values for each period is aggregated to produce a value for the position as a whole.
Advances from FHLB-: The fair values of the Company?s Federal Home Loan Bank advances are estimated using discounted cash flow analyses based on the current borrowings for similar types of borrowing arrangements resulting in a Level 2 classification. Subordinated Debt: The fair values of the Company?s subordinated debentures are estimated
using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.
Accrued Interest Receivable/Payable: The carrying amount of accrued interest approximates fair value resulting in a Level 2 or Level 3 classification, is consistent with the classification of the asset or liability they are associated with. Off-balance Sheet Instruments: Fair values for off-balance sheet , credit - related financial instruments are based on fees currently charged to enter into similar agreements
, taking into account the remaining term of the agreements and the counter parties credit standing. The fair value of commitments and off balance sheet financial instruments is not material.
Note 7 - Other Real Estate Owned
Other real estate owned as of June 30, 2015 and December 31, 2014 was as follows (in thousands):
2015	2014
Other real estate owned	$ 1,208	1,852
Valuation allowance	(51)	(261)
Net other real estate owned	$ 1,157	1,591
Activity in the valuation allowance for the six months ended June 30, 2015 and 2014 was as follows (in thousands):

2015
2014
Beginning of Period
$	261
280
Additions charged to expense
31
11
Direct write-downs
(241)
(15)
End of Period
$	51
276

Expenses related to foreclosed assets for the six months ended June 30, 2015 and
2014 include (in
thousands):

2015
2014
Net loss/(gain) on sales
$	5
4
Provision for unrealized losses
31
11
Operating expenses, net of rental income
2
(17)
End of Period
$	38
(2)

F-46	Page 89 of 104


ANNEX 1
SHARE OWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


STEUBEN TRUST CORPORATION
SHARE OWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
       The purpose of the STEUBEN TRUST CORPORATION (the ?Corporation?) SHARE OWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN (the ?Plan?) is to provide the holders of record of the Corporation?s Common Stock (the ?Common Stock?) with a simple and convenient method of investing cash dividends paid on the Corporation?s Common Stock in the purchase of, as well as enabling them to make additional cash payments to purchase, additional shares of Common Stock. The terms and conditions of the Plan are as follows.
	1.	ELIGIBILITY TO PARTICIPATE IN PLAN.
All holders of record of Common Stock are eligible to
participate in the Plan. Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares they wish to enroll for participation in the Plan transferred to their own names.
	2.	ELECTION TO PARTICIPATE IN PLAN. Any
holder of record of Common Stock may elect to
participate in the Plan (a ?Participant?) by returning to American Stock Transfer and Trust Company, LLC, the Corporation?s Transfer Agent and the Administrator of the Plan (the ?Agent?), a properly completed Authorization
Form as attached hereto. The completed Authorization Form appoints the Agent as the Participant?s agent in the capacity of Plan Administrator for the Participant and authorizes:
       (a)	the Corporation to pay to the Agent, for credit to the
Participant?s account under the Plan (a ?Plan Account?), all cash dividends payable on the Common Stock (?Dividends?) that the Participant has enrolled in the Plan;
       (b)	the Agent, as agent, to credit to the Participant?s Plan Account any Dividends paid, as well as any shares of Common Stock distributed as a non-cash dividend or otherwise, on the shares of Common Stock credited to the Participant?s Plan Account;
       (c)	the Agent, as agent, to apply all such Dividends received to the purchase of additional shares of Common Stock; and
       (d)	the Agent, as agent, to apply all voluntary Additional Cash
Payments made by the Participant under the Plan (as further described below) to the purchase of additional shares of Common Stock, all in accordance with the further terms and conditions of the Plan.
       Participants may elect to reinvest Dividends paid on all or only a portion
of the Common Stock registered in their names and/or held in their Plan
Accounts
by designating such election on the Authorization Form. The Internal Revenue Service (?IRS?) currently requires Participants to reinvest Dividends on a minimum of ten percent (10%) of the Common Stock registered in their name(s) and/or held in their Plan Accounts. Participants electing partial reinvestment of
Dividends must designate the number of whole shares for which they want to receive cash payment of Dividends, which must equal ninety percent (90%) or less
of the number of whole shares registered in their names and/or held in their
Plan
Accounts. Dividends paid on all other shares registered in the Participant's name
and all other shares held in the Participant's Plan Account will be reinvested in
additional shares of Common Stock.
       Participants may at any time deposit any Common Stock certificates in their
possession with the Agent to be credited to the Participant?s Plan Account.
Such
shares will be transferred into the name of the Agent or its nominee, as agent for
the Participant under the Plan, and thereafter treated in the same manner as shares purchased through the Plan.
       Reinvestment levels may be changed from time to time as a Participant desires by submitting a new Authorization Form to the Agent. To be effective with respect to a particular Dividend, any such change must be received by the Agent at least five business days before the record date for that Dividend.
	3.	PLAN ACCOUNT. After receipt of a
properly completed Authorization Form, the Agent will open a Plan
Account for the Participant as Plan Administrator and agent for the Participant and will credit to such Plan Account:


Page 91 of
104


       (a)	all Dividends received by the Agent from the Corporation on
shares of Common Stock registered in the Participant?s name and enrolled in the Plan by the Participant, commencing with the first Dividend paid following receipt of the Authorization Form by the Agent (which must be received at least five business days prior to the record date of a
Dividend to be effective with respect to that Dividend);
       (b)	all Dividends received by the Agent on any full or fractional shares credited to the Participant's Plan Account;
       (c)	all Additional Cash Payments (as further described below)
received by the Agent from the Participant to purchase additional shares of Common Stock;
       (d)	all full or fractional shares purchased for the Participant?s
Plan Account after making appropriate deductions for the purchase prices paid for such shares; and
       (e)	any shares of Common Stock distributed by the Corporation as a dividend or otherwise on shares credited to the Participant?s Plan
Account.
       4.	ADDITIONAL CASH PAYMENTS. Any Participant may from time to time elect to purchase additional
shares of Common Stock through the Plan by using a Plan Authorization Form to make
voluntary additional cash payments to the Agent of not less than $100.00 nor more
than $5,000.00 per quarter (?Additional Cash Payments?), which will be used to purchase additional shares on a quarterly basis as further described below. For purposes of the Plan, a new quarter will begin on the day following a dividend payment date. All shares purchased with Additional Cash Payments will be credited
to the Participant?s Plan Account (unless the Agent is instructed otherwise by the
Participant on the Authorization Form).
       5.	PURCHASES OF SHARES. Dividends credited to a Participant's Plan
Account
will be invested in the
purchase of additional shares of Common Stock on or about the payment date for that Dividend, generally within ten business days. Additional Cash Payments made
by a Participant will be invested in the purchase of additional shares of
Common
Stock on or about the payment date for the next succeeding Dividend following receipt of such payment. Since no interest will be paid on Additional Cash
Payments held by the Agent pending the investment of such funds, it is suggested
that any such payments a Participant may wish to make be sent so as to reach the
Agent no later than five business days prior to the record date for the next succeeding Dividend. Any Additional Cash Payments received during a quarter will
be returned by mail to the Participant, at the address shown on the Agent?s records, if written notification requesting such return is received by the
Agent
on or before the last business day prior to the next Dividend record date.
       All shares purchased hereunder may be purchased on any securities exchange
where the Common Stock is traded, in the over-the-counter market, in privately negotiated transactions, or from Participants who have directed the Agent to sell
their Common Stock, and may be on such terms as to price, delivery, and otherwise, and may be executed through such brokers, and otherwise, as the
Agent
shall determine in its sole discretion. Additionally, whenever and to the extent
so directed by the Corporation from time to time in its sole discretion, the
Agent shall purchase such shares directly from the Corporation in accordance with
the further terms of this Plan. In making purchases hereunder, the Agent may commingle the funds of each Participant with those of the other Participants.
       For purchases made directly from the Corporation, the price of the
Common
Stock so purchased will be the fair market value per share of the Corporation?s
Common Stock at the time of such purchase, as determined by the Board of
Directors. The Board of Directors has determined that the ?fair market value?
per
share price of the Company?s Common Stock will be the greater of (a) the weighted-
average stock price for the Company?s stock over the 90 days preceding the ?ex-
dividend? date, (b) the simple average stock price for the Company?s stock over the 90 days preceding the ?ex-dividend? date, or (c) the Company?s book value as
of the end of the month in which the dividend is declared. If the Board of
Directors determines that the price so calculated does not reflect the fair market
value of the Company?s Common Stock, Plan participants will be so notified in accordance with the provisions of the Plan. For purchases made in the open market
or otherwise than directly from the Corporation, such purchases will be made at prices not exceeding the then fair market value of the Company?s Common Stock price determined as set forth above, and the price to each participant?s account
will be based on the average price of all shares so purchased. The price per share
of the Corporation?s Stock shall equal the weighted average of the fair market value of the Common Stock purchased from the Company, determined as described above, and the weighted average of the purchase price of the Common Stock acquired
on the open market or in negotiated transactions. Upon each purchase of shares hereunder, the Plan Account of each Participant will be reduced by the balance
Page 92 of 104


to be invested from that Plan Account and credited with a number of shares, including fractional shares, equal to the balance to be invested from that Plan Account divided by the purchase price applicable to such transaction determined as described above.
6.	ACCOUNT STATEMENTS. As soon as
practicable following the end of each quarter in which there is a transaction in a Participant?s Plan Account, the Participant will receive a detailed statement (the ?Statement?) showing, as applicable:
(a)	any Dividend paid on the Participant?s Common Stock participating in the
Plan;
(b)	any Additional Cash Payments received from the Participant during that quarter;
(c)	the purchase prices and numbers of shares purchased during that quarter for the Participant?s Plan Account with the funds held in such Account;
(d)	the number of shares withdrawn from the Participant?s Plan Account; and
(e)	as of the date of the Statement, the total number of shares of Common
Stock owned by the Participant that are participating in the Plan.
The last Statement of the year will show the aggregate amount of brokerage fees, if any, paid by the Corporation in respect of shares purchased for the Participant's Plan Account.
7.	ISSUANCE OF CERTIFICATES. Shares
purchased under the Plan will be registered in the name of the
Agent or its nominee, as agent for the Participant under the Plan. No certificates
will be issued to a Participant for the Common Stock in the Participant?s Plan Account unless requested in writing or the Plan Account is terminated as hereinafter provided. Certificates for any number of whole shares of Common
Stock
credited to a Participant?s Plan Account will be issued to a Participant upon written request sent to the Agent at the address indicated below. A Participant may either furnish separate written instructions to the Agent each time the Participant desires that certificates be issued or furnish the Agent with blanket
instructions covering all whole shares of Common Stock credited to the Participant?s Plan Account from time to time under the Plan. No certificates for
fractional shares will be issued notwithstanding any request therefor, but dividends on a fractional interest in shares will be credited to a
Participant?s
Plan Account.
8.	FEES. The Corporation has agreed to
pay all brokerage commissions and Agent service charges in
connection with the administration and operation of the Plan. The Agent may charge a Participant for additional services performed by the Agent at the request of the Participant and not provided for herein.
9.	TAXES. It is understood that the
automatic investment of dividends under this Plan does not relieve the Participant of any income taxes which may be payable on such dividends. The
Agent
will comply with all applicable IRS requirements concerning the withholding of taxes on dividend payments and filing of information returns for dividends credited to each Participant?s Plan Account. Any amounts required to be withheld
will be deducted from each Dividend prior to investment. Each Participant will be
provided annually with the information provided by the Agent to the IRS that year
either through receipt of a duplicate of the informational return filed by the Agent with the IRS or in a year-end Statement each calendar year. With respect to
foreign Participants whose Dividends are subject to United States income tax withholding, the Agent will comply with all applicable IRS requirements concerning the amount of tax to be withheld, which will be deducted from each Dividend prior
to investment. The Agent will also report to each Participant the Participant?s pro-rata share of the Agent's administrative fees paid by the Corporation on behalf of all Participants.
10.	VOTING OF PLAN SHARES. With respect
to meetings of the Corporation?s shareholders for which
proxies are solicited, a Participant will receive a single proxy card covering all shares registered in the Participant?s name as well as all shares credited to
the Participant?s Plan Account. If no shares are registered in a Participant?s name, a proxy card will be furnished to the Participant covering all shares credited to the Participant?s Plan Account. In either situation, all whole and fractional shares held in a Participant?s Plan Account will be voted as directed
by the Participant. If a Participant does not return a signed proxy card as instructed, such shares will not be voted.
11.	TERMINATION. Participation in the
Plan may be terminated at any time by a Participant giving written notice to such effect to the Agent. If the termination request is received less than five business days prior to a Dividend record date, the request will not be
processed until after that Dividend has been invested and the shares purchased credited to
Page 93 of 104
the Participant?s Plan Account. As promptly as possible following receipt of such
notice, a certificate will be issued for all whole shares of Common Stock held in
the Participant?s Plan Account. The Corporation and the Agent reserve the right to
terminate the Participant?s Plan Account immediately upon sending written notice
to the Participant at the Participant?s last known address as shown on the
Agent?s
Plan records. In every case of termination, the Participant?s interest in any fractional shares of Common Stock will be paid in cash based on the fair market value of the Corporation?s Common Stock on the date the Agent receives such termination notice. In every case of termination, uninvested voluntary cash payments credited to the Participant?s Plan Account will be returned to the Participant in cash without interest. The Agent shall terminate the
Participant?s
Plan Account upon receipt of written notice of the Participant?s death or adjudication of incompetency, provided, however, in the event of any such notice
the Agent shall retain all payments received and/or shares of Common Stock in the
Participant?s Plan Account until the Participant?s legal representative shall have
been appointed and furnished proof satisfactory to the Agent of his/her right to
receive such payments and/or shares of Common Stock.
       12.	CHANGES IN CAPITALIZATION. The Common Stock held by the Agent for
Participants shall fully
participate in any stock dividend, stock split, split-up, spin-off, recapitalization, merger, consolidation, exchange of shares or other such transaction involving the Common Stock of the Corporation in accordance with the
terms of such transaction. In the event that the Corporation makes available to its shareholders rights to purchase additional shares, debentures or other securities, each Participant shall have the right to exercise such rights arising
from whole shares credited to the Participant?s Plan Account in accordance with the terms and conditions of such rights. The Agent may, in its sole discretion, hold the Common Stock of all Participants together in its name or in the name of
its nominee.
       13.	LIABILITY. Neither the Agent nor the Corporation, nor any of
their
respective Directors, officers,
employees or agents shall be liable hereunder for any act or failure to act, including without limitation, for any claim of liability (a) arising out of any
failure to terminate a Participant?s Plan Account upon such Participant's death
 or
adjudication of incompetency prior to receipt of written notice of such death
 or
incompetency; (b) with respect to the prices at which the Common Stock is purchased or sold for a Participant?s Plan Account or the timing of, or terms on which, such
purchases or sales are made; or (c) with respect to the value at any time of the
Common Stock acquired for or credited to a Participant?s Plan Account. It is understood that government regulation may require the temporary curtailment or suspension of purchases under the Plan. Neither the Agent nor the Corporation, nor
any of their respective Directors, officers or employees shall have any liability
in connection with any inability to purchase Common Stock or the timing of any purchases.
       14.	SPENDTHRIFT PROVISION. A Participant may not sell, pledge,
hypothecate
or otherwise assign or
transfer any cash or Common Stock credited to the Participant?s Plan Account, nor
any other interest therein. No attempt to effect any such sale, pledge, hypothecation, or other assignment or transfer shall be effective.
       15.	NOTICES. All notices, requests or other communications from
Participants relating to the Plan shall be
addressed as follows:
American Stock Transfer & Trust Company, LLC
Attention: Dividend Reinvestment Department
6201 15th Avenue
Brooklyn, NY 11219
1-800-937-5449
Each Participant agrees to notify the Agent promptly in writing of any change of address. Notices, requests or other communications from the Agent to a Participant relating to the Plan shall be addressed to the Participant at the Participant?s last known address as reflected in the Agent?s records and shall be deemed given when received by the Participant or five days after mailing, whichever first occurs.
       16.	AMENDMENT; TERMINATION. The Corporation and the Agent each
reserve the
right to suspend, to
modify (subject to any requisite authorization or approval by regulatory agencies having jurisdiction) and to terminate the Plan or any Participant?s participation in the Plan at any time by written notice given to all Participants or such Participant, as the case may be. The Corporation and the Agent each also reserve the right to adopt, and from time to time to change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as they deem desirable or appropriate for the administration of the Plan.


Page 94 of
104


17.	GOVERNING LAW. The Plan and all Plan
Accounts established thereunder shall be governed by and construed in accordance with the laws of the State of New York and the rules and regulations of the Securities and Exchange Commission, as they may be changed or amended from time to time.
Adopted July 11,
2013 Amended
August 13, 2015


Page 95 of
104


ANNEX 2
SHARE OWNER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
AUTHORIZATION FORM


STEUBEN TRUST CORPORATION
Share Owner Dividend Reinvestment and Stock Purchase Plan
Check only one of the following options:
q	FULL DIVIDEND REINVESTMENT
I want to reinvest all cash dividends on shares now or subsequently registered in my name and account, as well as cash dividends on all shares credited to my account under the Plan. I understand that I may also make additional cash investments of not less than $100 per payment up to a maximum amount of $5,000 per quarter. (Complete if applicable) I also wish to make an
additional cash investments at this time and have, therefore, enclosed a check or money order
(payable to American Stock Transfer & Trust Company) in the amount of $___________________.
q	PARTIAL DIVIDEND REINVESTMENT
I want to reinvest cash dividends on some of the shares currently registered in my name and
account, and continue to receive cash dividends
on the remaining shares. Therefore, please reinvest the cash dividends on
	shares. (Must be on a
minimum of ten (10%)
percent of the common stock registered in participant?s name(s) or held inp and as currently
required by the Internal Revenue Service.) I understand that I may also make additional cash
investments of not less than $100 per payment up to a maximum amount of
 $5,000 per quarter.
(Complete if applicable) I also wish to make an additional cash investment at this time and
have, therefore, enclosed a
check or money order (payable to American Stock Transfer & Trust
Company) in the amount of $	.
q	ADDITIONAL CASH INVESTMENT ONLY
I wish to make additional cash investments of not less than $100 per payment up to a
maximum amount of $5,000 per quarter. I have
enclosed a check or money order (payable to American Stock Transfer & Trust Company) in the
amount of $	.
I understand that, regardless of which option I have selected above, dividends on all shares held
in my Plan account will be reinvested.
(Please sign on other side of this card)


Page 97 of
104


Share Owner Dividend Reinvestment	Return to:
and Stock Purchase Plan	American Stock Transfer & Trust Company
LLC
For Share Owners of	Attention: Dividend Reinvestment
Department
Steuben Trust Corporation	6201 15th Avenue
Brooklyn, NY 11219
Date
Signatures of all registered owners


This is Not a
Proxy


PART III
EXHIBITS
Exhibit Index
Exhibit
Number
Description
Sequential
Page
Location
2.1
2.2
3.1
Certificate of Incorporation
of Steuben Trust Corporation
as amended.
Amended and Restated Bylaws
of Steuben Trust Corporation
Authorization Form for Company?s
Dividend Reinvestment and Stock Purchase
Plan
*
*
See Annex 2
to Offering
Circular
3.2
Form of Stock Certificate of Steuben
Trust Corporation
*

3.3
Indenture for Junior Subordinated
Debenture
*


Dated July 16, 2007, for Steuben
Statutory Trust II



A subsidiary of Steuben Trust
Corporation



(omitted but the issuer agrees to
provide to the



Commission upon request)


6.1
Change in Control Agreement between
Steuben Trust



Company and Brenda L. Copeland dated
March 12, 2009
*

6.2
Steuben Trust Corporation 2010 Long-Term



Stock Incentive Plan effective April 15,
2010
*

6.3
Amended and Restated Director Deferred
Fee



Agreement between Steuben Trust Company
and



Robert U. Blades, Jr. dated March 13,
2008
*

6.4
First Amendment to the Steuben Trust
Company Split



Dollar Agreement between Steuben Trust
Company



And Robert U. Blades, Jr. dated December
17, 2009
*

6.5
Amended and Restated Director Deferred
Fee



Agreement between Steuben Trust Company
and



Brenda L. Copeland dated March 13, 2008
*

6.6
Director Deferred Fee Agreement between
Steuben



Trust Company and Edward G. Coll, Jr.
dated



September 1, 1998
*

6.7
Split Dollar Agreement between Steuben
Trust



Company and Edward G. Coll, Jr.
dated December 21, 1998
*

6.8
Director Deferred Fee Agreement between
Steuben



Trust Company and Charles M. Edmondson
dated



December 30, 2008
*

6.9
Split Dollar Agreement between Steuben
Trust Company



And Charles M. Edmondson dated November
16, 2009
*




Page 99 of 104


	6.10	Amended and Restated Director Deferred Fee
Agreement
Between Steuben Trust Company and Stoner E.
Horey
Dated March 13, 2008	*
	6.11	Director Deferred Fee Agreement between
Steuben Trust
Company and Stoner E. Horey dated September
1, 1998	*
Amended and Restated Director Deferred Fee
Agreement
	6.12	Between Steuben Trust Company and Charles D.
Oliver dated March 13, 2008	*
	6.13	Split Dollar Agreement between Steuben Trust
Company
And Charles D. Oliver dated December 21,
1998	*
	6.14	Amended and Restated Director Deferred Fee
Agreement
between Steuben Trust Company and Kenneth D.
Philbrick dated March 13, 2008	*
	6.15	First Amendment to the Split Dollar
Agreement
Between Steuben Trust Company and Kenneth D.
Philbrick dated February 5, 2010	*
	6.16	Amended and Restated Director Deferred Fee
Agreement between Steuben Trust Company and
David A. Shults dated March 13, 2008	*
	6.17	First Amendment to the Split Dollar
Agreement
Between Steuben Trust Company and David A.
Shults dated December 17, 2009	*
	6.18	Amended and Restated Director Deferred Fee
Agreement between Steuben Trust Company and
Eric Shults dated March 13, 2008	*
	6.19	First Amendment to the Split Dollar
Agreement and
Split Dollar Policy Endorsement between
Steuben Trust
Company And Eric Shults dated April 19, 2001
	*
	6.20	Amended and Restated Executive Deferred
Compensation
Agreement between Steuben Trust Company and
Brenda L. Copeland dated March 13, 2008	*
	6.21	Executive Deferred Compensation Agreement
between
Steuben Trust Company and Hans R. Kunze
dated
March 30, 2008	*
	6.22	Executive Deferred Compensation Agreement
between
Steuben Trust Company and James R. McCormick
Dated May 30, 2008	*
	6.23	Executive Deferred Compensation Agreement
between
Steuben Trust Company and L. Victor Myers
dated
May 30, 2008	*
	6.24	Executive Deferred Compensation Agreement
between
Steuben Trust Company and Kenneth D.
Philbrick
Dated September 1, 1998	*



6.25
6.26
First Amendment to the Amended
September Dollar Agreement dated
December 14, 2001 between Steuben
Trust Company and Kenneth D.
Philbrick dated February 5, 2010
Executive Deferred Compensation
Agreement between Steuben Trust
Company and Theresa B. Sedlock dated
*

June 1, 2008
*
6.27
Executive Deferred Compensation
Agreement between


Steuben Trust Company and Natalie M.
Willoughby


Dated May 29, 2008
*
6.28
Retainer Fee Agreement with the law firm of


Shults and Shults dated April 16, 2013
*
10.1
Consent of Crowe Horwath LLP
*
10.2
Consent of Underberg & Kessler LLP
*
10.3
Consent of Crowe Horwath LLP dated
October 3, 2015
102
11.1
Opinion of Underberg & Kessler LLP
*
15.1
Power of Attorney
*
15.2
Power of Attorney dated April 16, 2015
103
*


Exhibit 10-3
CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statement No. 024-10363 of Steuben Trust Corporation on Post Qualification Amendment No. 4 to Form 1-A, of our report dated February 12, 2015 on the consolidated financial statements of Steuben Trust Corporation.

Crowe Horwath LLP
Livingston, New
Jersey October 2,
2015


Exhibit 15-2
STEUBEN TRUST CORPORATION
POWER OF ATTORNEY
       The Issuer and each person whose signature appears below hereby appoints Brenda L. Copelan and James P. Nicoloff, and each of them, as attorneys-in fact, each with full power of substitution, to execute in their names and on behalf of the Issuer and each such person, individually and in capacity stated below, one or more amendments (including post-effective amendments) to this Offering Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Offering Statement with the Securities and Exchange Commission. This Power of Attorney may be executed in counterparts, all of which when taken together shall constitute one and the same instrument.
Date: April 16, 2015	*David A. Shults
David A. Shults, Director and
Chairman of the Board
Date: April 16, 2015	*Robert U. Blades
Robert U. Blades, Jr., Director
Date: April 16, 2015	/s/ Brenda L.
Copeland
Brenda L. Copeland, President and
Chief Executive Officer (Principal
Executive Officer)
Date: April 16, 2015	*Michael E. Davidson
Michael E. Davidson, Director
Date: April 16, 2015	*Charles M. Edmondson
Charles M. Edmondson, Director
Date: April 16, 2015	*Stoner E. Horey
Stoner E. Horey, Director
Date: April 16, 2015	*L. Victor Myers
L. Victor Myers, Director
Date: April 16, 2015	*Amanda S. Parker
Amanda S. Parker, Director
Date: April 16, 2015	*Charles D. Oliver
Charles D. Oliver, Director
Date: April 16, 2015	*Eric Shults
Eric Shults, Director
Date: April 16, 2015	*Sherry C. Walton
Sherry C. Walton, Director
Date: April 16, 2015	*Brian L. Wilkins
Brian L. Wilkins, Director


SIGNATURES
       The Issuer. The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hornell, New York, on this 2nd day of October, 2015.
STEUBEN TRUST CORPORATION
By: /s/ James P. Nicoloff
James P. Nicoloff, Executive
Vice President and Chief
Financial Officer
       This Offering Statement has been signed by the following persons in the capacities and on the dates indicated:
Date: October 2, 2015	/s/ Brenda L. Copeland
Brenda L. Copeland, President and
Chief Executive Officer (Principal
Executive Officer)
Date: October 2, 2015	_/s/ James P. Nicoloff
James P. Nicoloff, Executive Vice
President, Treasurer and Chief
Financial Officer (Principal
Financial Officer and Principal
Accounting Officer)
Date: October 2, 2015	*David A. Shults
David A. Shults,
Director and
Chairman of the
Board
Date: October 2, 2015	*Robert U. Blades
Robert U. Blades, Jr., Director
Date: October 2, 2015	*Michael E. Davidson
Michael E. Davidson, Director
Date: October 2, 2015	*Charles M. Edmondson
Charles M. Edmondson, Director
Date: October 2, 2015	*Stoner E. Horey
Stoner E. Horey, Director
Date: October 2, 2015	*L. Victor Myers
L. Victor Myers, Director
Date: October 2, 2015	*Charles D. Oliver
Charles D. Oliver, Director
Date: October 2, 2015	*Amanda S. Parker
Amanda S. Parker, Director
Date: October 2, 2015	*Eric Shults
Eric Shults, Director
Date: October 2, 2015	*Sherry C. Walton
Sherry C. Walton, Director
Date: October 2, 2015	*Brian L. Wilkins
Brian L. Wilkins, Director
*By /s/ James P. Nicoloff
James P. Nicoloff, as Attorney in Fact
Page 104 of 104